An offering statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the offering statement filed with the Commission is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the offering statement in which such Final Offering Circular was filed may be obtained.

Preliminary Offering Circular November 9, 2016

SHIFTPIXY, INC.

$15,000,000 MINIMUM OFFERING AMOUNT (1,875,000) SHARES OF COMMON STOCK)

$50,000,000 MAXIMUM OFFERING AMOUNT (6,250,000) SHARES OF COMMON STOCK)

This is the initial public offering of securities of ShiftPixy, Inc., a Wyoming corporation. We are offering a minimum of 1,875,000 and a maximum of 6,250,000 shares of our common stock, par value $0.0001 ("Common Stock") at an offering price of $8.00 per share (the "Offered Shares"). This offering will terminate on ___________, 2016, subject to extension for up to thirty (30) days with the mutual agreement of us and our Representative Underwriter, as defined below; provided that, if we have received and accepted subscriptions for the minimum number of Offered Shares on or before ___________, 2016, or the end of the thirty (30) day extension, if exercised, then the Company may close on the minimum offering amount (the "Initial Closing")  and this offering will continue , if not terminated earlier by the Company, until the earlier of (i) the date which is sixty (60) days after the Initial Closing or (ii) the date on which the maximum offering amount is sold (such earlier date, the "Termination Date"). If, on the Initial Closing date, we have sold less than the maximum number of Offered Shares, then we may hold one or more additional closings for additional sales, until the earlier of: (i) the sale of the maximum number of Offered Shares or (ii) the Termination Date. Until we achieve the minimum offering amount, the proceeds for the offering will be kept in an escrow account. Upon achievement of the minimum offering amount and the closing on such amount, the proceeds from the minimum offering amount will be distributed to the Company and the associated Offered Shares will be issued to the investors in such Offered Shares. If the offering does not close for any reason, the proceeds for the offering will be promptly returned to investors, without deduction and generally without interest. Jumpstart Securities, LLC will serve as the escrow agent and will retain up to $5,000 of interest accrued from funds deposited in the escrow account as partial compensation for serving as escrow agent. The minimum purchase requirement per investor is 100 Offered Shares ($800); however, we can waive the minimum purchase requirement on a case-by-case basis in our sole discretion.

We have engaged W.R. Hambrecht + Co., LLC ( the "Representative Underwriter "), Drexel Hamilton , LLC and Strategas Securities, LLC as the underwriters (collectively, the " Underwriters") to offer the Offered Shares to prospective investors on a best efforts basis . Our Underwriters will have the right to engage such other broker-dealers or agents as it determines to assist in the offering. We expect to commence the sale of the Offered Shares as of the date on which the offering statement of which this Offering Circular is a part (the "Offering Statement") is qualified by the United States Securities and Exchange Commission (the "SEC"). Prior to this offering, there has been no public market for our Common Stock. We have applied to list our Common Stock on the NASDAQ Capital Market ("NASDAQ") under the symbol "PIXY." We expect our Common Stock to begin trading NASDAQ following the Termination Date.

Investing in our Common Stock involves a high degree of risk. See "Risk Factors" beginning on page 11 for a discussion of certain risks that you should consider in connection with an investment in our Common Stock.

	Price to Public	Underwriting Discount and Commissions (1)	Proceeds to Issuer (2)
Per Share	$8.00	$0.48	$7.52
Total Minimum	$15,000,000	$900,000	$14,100,000
Total Maximum	$50,000,000	$3,000,000	$47,000,000

_________________

(1)	We have agreed to reimburse certain expenses to our Representative Underwriter and to issue to the Representative Underwriter certain warrants. Please refer to the section entitled "Underwriting" in this Offering Circular for additional information regarding total underwriter compensation.

(2)

Excludes estimated total offering expenses, including underwriting discount and commissions, which will be approximately $1,500,000 assuming the minimum offering amount is sold, and $3,600,000 assuming the maximum offering amount is sold.

The date of this Offering Circular is ___________, 2016.

For general information on investing, we encourage you to refer to www.investor.gov.

This Offering Circular follows the disclosure format of Part I of Form S-1 pursuant to the general instructions of Part II(a)(1)(ii) of Form 1-A.

THE UNITED STATES COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SELLING LITERATURE. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

THE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR APPLICABLE STATE SECURITIES LAWS, AND THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION. HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED HEREUNDER ARE EXEMPT FROM REGISTRATION.

THIS OFFERING CIRCULAR CONTAINS ALL OF THE REPRESENTATIONS BY THE COMPANY CONCERNING THIS OFFERING, AND NO PERSON SHALL MAKE DIFFERENT OR BROADER STATEMENTS THAN THOSE CONTAINED HEREIN. INVESTORS ARE CAUTIONED NOT TO RELY UPON ANY INFORMATION NOT EXPRESSLY SET FORTH IN THIS OFFERING CIRCULAR.

TABLE OF CONTENTS

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS	3

SUMMARY	4

RISK FACTORS	11

DETERMINATION OF OFFERING PRICE	24

USE OF PROCEEDS	24

DILUTION	26

SELLING SECURITY HOLDERS	27

UNDERWRITING	27

LEGAL PROCEEDINGS	31

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS, AND CONTROL PERSONS	31

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	35

DESCRIPTION OF SECURITIES	36

INTEREST OF NAMED EXPERTS AND COUNSEL	39

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES LIABILITIES	40

DESCRIPTION OF BUSINESS	40

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS	50

DESCRIPTION OF PROPERTY	60

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS	62

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS	67

FINANCIAL STATEMENTS	F-1

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE	68

We are offering to sell, and seeking offers to buy, our securities only in jurisdictions where such offers and sales are permitted. You should rely only on the information contained in this Offering Circular. We have not authorized anyone to provide you with any information other than the information contained in this Offering Circular. The information contained in this Offering Circular is accurate only as of its date, regardless of the time of its delivery or of any sale or delivery of our securities. Neither the delivery of this Offering Circular nor any sale or delivery of our securities shall, under any circumstances, imply that there has been no change in our affairs since the date of this Offering Circular. This Offering Circular will be updated and made available for delivery to the extent required by the federal securities laws.

Unless otherwise indicated, data contained in this Offering Circular concerning the business of the Company are based on information from various public sources. Although we believe that these data are generally reliable, such information is inherently imprecise, and our estimates and expectations based on these data involve a number of assumptions and limitations. As a result, you are cautioned not to give undue weight to such data, estimates or expectations.

In this Offering Circular, unless the context indicates otherwise, references to "ShiftPixy," "we," the "Company," "our" and "us" refer to the activities of and the assets and liabilities of the business and operations of ShiftPixy, Inc., and its wholly-owned subsidiary, Shift Human Capital Management Inc., d/b/a ShiftableHR ("ShiftableHR").

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements under "Summary," "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Our Business" and elsewhere in this Offering Circular constitute forward-looking statements. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar matters that are not historical facts. In some cases, you can identify forward-looking statements by terms such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "plan," "potential," "should," "will" and "would" or the negatives of these terms or other comparable terminology.

You should not place undue reliance on forward looking statements. The cautionary statements set forth in this Offering Circular, including in "Risk Factors" and elsewhere, identify important factors which you should consider in evaluating our forward-looking statements. These factors include, among other things:

•	Changes in the Patient Protection and Affordable Care Act, also known as "Obamacare" (the "ACA");

•

Our ability to successfully develop material revenue streams from contracts to provide workers primarily for part-time shift work clients with large contingent part-time workforce demands, primarily in the restaurant, hospitality and maintenance service trades;

•

Our dependence upon external sources for the financing of our operations, particularly given that our auditors' report for our 2015 consolidated financial statements, which are included as part of this Offering Circular, contains a statement concerning our ability to continue as a "going concern";

•	Our ability to effectively execute our business plan;

•	Our ability to manage our expansion, growth and operating expenses;

•	Our ability to attract, retain and generate revenue from part-time shift work clients with large contingent part-time workforce demands;

•	The effect of disruptions in or impairments to our ability to use our computer programs used to manage our business;

•	Our ability to retain and grow our customer base;

•	Our ability to enter into, sustain and renew customer arrangements on favorable terms;

•	Our ability to evaluate and measure our business, prospects and performance metrics;

•	Our ability to compete and succeed in a highly competitive and evolving industry;

•	Our ability to respond and adapt to changes in technology and customer behavior; and

•	Our ability to protect our intellectual property and to develop, maintain and enhance a strong brand.

Although the forward-looking statements in this Offering Circular are based on our beliefs, assumptions and expectations, taking into account all information currently available to us, we cannot guarantee future transactions, results, performance, achievements or outcomes. No assurance can be made to any investor by anyone that the expectations reflected in our forward-looking statements will be attained, or that deviations from them will not be material and adverse. We undertake no obligation, other than as maybe be required by law, to re-issue this Offering Circular or otherwise make public statements updating our forward-looking statements.

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SUMMARY

This summary highlights selected information contained elsewhere in this Offering Circular. This summary is not complete and does not contain all the information that you should consider before deciding whether to invest in our Common Stock. You should carefully read the entire Offering Circular, including the risks associated with an investment in the company discussed in the "Risk Factors" section of this Offering Circular, before making an investment decision. Some of the statements in this Offering Circular are forward-looking statements. See the section entitled "Cautionary Statement Regarding Forward-Looking Statements."

Company Information

We were initially incorporated under the laws of the State of Wyoming on June 3, 2015. We formed Shift Human Capital Management Inc., d/b/a/ ShiftableHR, a wholly-owned subsidiary, in December 2015. Our principal executive office is located at 1 Venture, Suite 150, Irvine, CA 92618, and our telephone number is (888) 798-9100. Our website address is www.shiftpixy.com. We do not incorporate the information on or accessible through our website into this Offering Circular, and you should not consider any information on, or that can be accessed through, our website a part of this Offering Circular.

Our Business

The Company is a leading provider of employment law compliance solutions for employers and workers in an environment in which shift or other part-time/temporary positions, commonly called "gigs," are performed. In what is now being called the Gig Economy, businesses such as those in our current target market in the restaurant and hospitality industries contract with independent workers for less than full-time engagements primarily in the form of shift work. The trend toward a Gig Economy has begun. A study by Intuit predicted that by 2020, 40 percent of American workers would be less than full time independent contractors. Intuit, Inc.  October 2010. “Intuit 2020 Report: Twenty Trends That Will Shape the Next Decade.”

A significant problem for employers in the Gig Economy is compliance with new regulations imposed by ACA as well as worker's compensation and other traditional employment compliance issues. This problem has become greater as employers cut workers hours below 30 hours/week to avoid mandatory ACA health insurance requirements for all workers.

For Gig/Shift Workers, whom we also call "Shifters," the significant problem is difficulty in finding other jobs/gigs to replace hours lost when their employers reduce their hours and make them less than full-time employees.

We believe ShiftPixy has the ideal solution for both of these groups and each of their problems via a service offering that entails two principal elements (that we refer to collectively as our "Ecosystem") as follows:

•

ShiftPixy Employer Solution: ShiftPixy absorbs the employer's Shifters as ShiftPixy Employees and makes those employees available to the former employer to work the same jobs, as employees of ShiftPixy.

•

ShiftPixy Shifter Solution: Shifters placed with one of ShiftPixy's clients can now access other shift work with other ShiftPixy clients, ultimately through the new ShiftPixy mobile app a prototype of which was released in September 2016. When released to the general public, anticipated to be in the first quarter of 2017, the ShiftPixy mobile app will enable not only ShiftPixy shift employees but also ultimately shift employees outside the ShiftPixy Ecosystem, many of them millennials who connect to the outside world solely through mobile devices, to access available shift jobs at all ShiftPixy clients.

As part of our marketing strategy, we are also now onboarding clients in a traditional staffing company model through our wholly-owned subsidiary ShiftableHR, and we intend to migrate these companies to the new nextGEN ShiftPixy Solution. In addition, we are joining the hot topic dialogue currently going on in the nextGEN Gig Economy about companies such as Uber and others who have been targeted by plaintiff's attorneys and government agencies for allegedly mischaracterizing employees as independent contractors. We believe that our ShiftPixy business model is a perfect solution for these companies, because we embrace the compliance obligations associated with being an employer.

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ShiftPixy currently operates in Los Angeles/Southern California, and has a modest staff in Phoenix, but it plans to open the following additional physical offices upon completion of our offering, assuming we raise the maximum offering. If we raise less than the maximum offering, we will roll out these offices in the following order:

•	First, New York and then Orlando;

•	Next, after the above cities are open, Dallas and then Chicago;

•	Finally, after all the above cities are open, Las Vegas and then Atlanta.

These markets collectively account for or allow us to cover approximately 53% of our target market in the restaurant/hospitality sector. (U.S. Department of Labor. Bureau of Labor Statistics. May 2015. Occupational Employment and Wages.)

ShiftPixy and its subsidiary collectively currently serve an aggregate of approximately 253 clients and with an aggregate of approximately 4,067 worksite employees. Additionally, we provide only payroll administration services to 933 employees. None of these clients represents more than 10% of our annualized revenues for fiscal year 2016.

ShiftPixy's anticipated business and revenue growth in the nextGEN Gig Economy will result from the following factors:

•

Large Potential Market. There is a large potential market for ShiftPixy's services. Current statistics show that there are over 13 million employees working in the restaurant and hospitality industries. (U.S. Department of Labor. Bureau of Labor Statistics. September 2016. Table B-1: Employees on nonfarm payrolls by industry sector and selected industry detail: Accommodation and Food Services Industry Subsector). Compared to the total workforce, workers in the restaurant industry have a notably higher percentage of part-time workers. (National Restaurant Association. “News & Research: Restaurant middle class job growth 4x stronger than overall economy.” 13 January 2016)

•

ACA's Significant Impact on Current and Potential New Clients. ShiftPixy's current and potential new clients are being significantly impacted by new requirements to provide employees health care coverage under the ACA, the relevant portions of which, with respect to impacting our existing and potential future clients, became effective January 1, 2015.

•

If a potential client in our target market of the restaurant, hospitality and maintenance service business has 50 or more full-time equivalent employees, under the ACA it must offer benefits to full-time employees, a very expensive proposition.

•	Determining compliance requirements for industries such as restaurant, hospitality and maintenance service business which employ many part time workers is very challenging.

•	Failure to offer coverage if required under the ACA can result in significant fines and other penalties.

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•

Mitigation of ACA and other Insurance Compliance Risks. ShiftPixy mitigates ACA healthcare and other types of employee required insurance compliance risks, such as workers' compensation, by absorbing a client's current and future workforce, including part-time employees, and making them employees of ShiftPixy and not the employer client. In addition to mitigating risk, ShiftPixy also provides cost containment and cost savings benefits to its clients using our services. ShiftPixy also eliminates worry about whether an employer client is misclassifying employees as independent contractors.

•

Marketing Advantages from Strategic Insurance Provider Relationships. ShiftPixy receives marketing assistance from representatives of the insurance carriers it uses for its own employees, who introduce ShiftPixy to their insurance clients with potential ACA and other employee insurance compliance requirements and who are not aware of the benefits provided by retaining ShiftPixy.

•

New ShiftPixy mobile app is Designed to Provide Additional Benefits to Employers and NextGen Shift Workers. Mindful that most of its Shifters will be millennials who connect with the outside world primarily through a mobile device, ShiftPixy is poised to significantly expand its business through the ShiftPixy mobile app, a prototype of which was launched in September 2016. The ShiftPixy mobile app is a proprietary application downloaded to mobile devices allowing ShiftPixy Shifters to access shift work opportunities at all of ShiftPixy’s clients, not just their current restaurant or hospitality provider, and with an added feature anticipated to be available in early 2017, also allowing shift employees not working at its clients to access shift work opportunities at all of its clients.

•

Ultimate Development of a ShiftPixy Ecosystem. ShiftPixy's ultimate goal is to establish the first ecosystem for employers with a large number of part time workers such as restaurants and hospitality businesses and the ever-growing number of shift workers in the new "Gig Economy." In a "Gig Economy," part-time/temporary positions are common and organizations contract with independent workers for short-term engagements. The goal of the ecosystem is to allow the job provider to be agile but compliant and the shift worker to manage and scale opportunity and income.

The Problem: There are significant staffing management and compliance challenges and significant financial risks of non-compliance presented by ACA to our target market of middle-tier (100 – 500 employees) restaurant and hospitality business.

The ACA presents significant staffing management challenges to this target market with many shift workers (see National Business Group on Health statement to U.S. House Ways and Means Committee, January 2014). Moreover, with a majority of the personnel working as part time or variable hour employees (see U.S. Department of Labor. Bureau of Labor Statistics. October 2016. Industries at a Glance: Food Service and Drinking Places subsector), and with the turnover rates most of these establishments experience, there are operational, reporting, employee tracking and cost concerns that we believe many of these businesses are not prepared to address. Because ACA compliance is a new experience for these businesses, many employers in these sectors are still not aware of or concerned with the size of the storm that ACA compliance-related penalties, reporting requirements, and increased cost really is. We believe this lack of preparedness and planning may overwhelm them in the years to come.

The ACA presents significant staffing management challenges to this target market with many shift workers. With a majority of the personnel working between 28 to 35 hours as part time or variable hour employees (National Business Group on Health statement to U.S. House Ways and Means Committee, January 2014) and with the turnover rates most of these establishments experience, there are operational, reporting, employee tracking and cost concerns that we believe many of these businesses are not prepared to deal with. Because ACA compliance is a new experience for these businesses, many employers in these sectors are still not aware of or concerned with the size of the storm that ACA compliance-related penalties, reporting requirements, and increased cost really is. We believe this lack of preparedness and planning may overwhelm them in the years to come.

The ACA compliance requirements for employers in this sector are daunting. Employers who have a difficult time managing the fast pace of the restaurant and hospitality environment are now subjected to tracking employee hours with employees becoming eligible for benefits at various times in the year as well as having to be more precise with scheduling so that employees don't exceed the 30-hour threshold which makes them full-time employees eligible for benefits under the ACA.

If a restaurant or hospitality business has 50 or more full-time equivalent employees, under the ACA it must offer benefits to full-time employees. This requires employers to manage and monitor carefully the number of hours worked by each employee and have a system that can give them real-time information on variable hour/shift employees that suddenly become eligible for coverage under the ACA. Failure to offer eligible employees a minimum essential benefit under the ACA results significant fines.

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The complexity of compliance and the significant financial risk for non-compliance is shown in the following example using calculations based upon Healthcare.gov, IRS Notice 2015-87:

•

Assume a restaurant has 120 employees, of which 45 meet the definition of full-time employees and the remainder do not and are considered part-time employees (Under the ACA rules, generally an employee is considered full-time if he or she is reasonably expected to work on average at least 30 hours per week, or 120 hours per month.)

•

Next, the restaurant must determine whether it has 50 or more full-time equivalent employees. We start with the 45 actual full-time employees. We then add the additional equivalent full-time employees. The number of equivalent full-time employees, which is done by taking the hours worked by all part-time employees in a week and dividing that by 30. For our example we assume that all part-time employees work 25 hours per week, but if they all work different total hours under 30 hours per week, one can see how this calculation becomes more complex for the restaurant. We start by multiplying the 25 hours per week by the total number of part time employees. 25 hours X 75 part-time employees = 1875. Now we have to divide this number by 30, and we get 63 equivalent full-time employees.

•	The restaurant then has 108 equivalent full-time employees under the ACA and thus the employer to offer its 45 actual full-time employees minimum essential coverage.

•	Assume the restaurant fails to offer its 45 full-time employees minimum essential coverage. What is the penalty?

•	The penalty is $2,160 per full-time employees (minus 30).

•	So what's the total penalty? $ 32,400 ($2,160 X 15) a very significant amount determined after a very complex calculation.

The calculation above is correct based upon the assumptions about the employer in this example. However, because this is a very complex area, penalties may vary if there are different assumptions about an employer, such as having seasonal workers as defined in IRS or ACA regulations. This is just how complex the issue is: Seasonal workers are taken into account in determining the number of full-time employees. However, if an employer's workforce exceeds 50 full-time employees (including full-time equivalents) for 120 days or fewer during a calendar year, and the employees in excess of 50 who were employed during that period of no more than 120 days were seasonal workers, the employer is not considered an applicable large employer. Seasonal workers are workers who perform labor or services on a seasonal basis as defined by the Secretary of Labor, and retail workers employed exclusively during holiday seasons. For this purpose, employers may apply a reasonable, good faith interpretation of the term "seasonal worker."

To add to the complexity there are other kinds of penalties. If the restaurant offered a minimum essential plan but it did not meet the requirements of minimum value as defined by ACA, the restaurant would incur a $3,240 penalty for any employee that applies for a subsidy.

It is just this kind of complexity that is solved by an employer retaining ShiftPixy.

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The ShiftPixy Solution: ShiftPixy is developing an ecosystem comprised of a closed proprietary operating and processing system that helps restaurant or hospitality businesses as well as shift workers by matching available shifts with available shift workers. The ShiftPixy ecosystem provides the following benefits:

1.

Compliance: ShiftPixy assumes all of a restaurant or hospitality group’s ACA and other employment regulatory compliance issues by having all of client Shifter employees become employees of ShiftPixy. As the employer of the Shifters, ShiftPixy contracts with the ShiftPixy clients to staff their shift employee requirements. As these employees are no longer employees of the ShiftPixy client, all of the ACA and other employment regulatory compliance reporting, tracking and compliance responsibility becomes that of ShiftPixy and not the ShiftPixy client. Similarly, employee vs. independent contractor classification issues, worker's compensation and other such employee law and regulation compliance issues become the responsibility of ShiftPixy rather than of the ShiftPixy client. Thus, under the ShiftPixy solution, ShiftPixy clients benefit not only from having the time previously spent on these ACA and other employment compliance issues now available to grow their business but also from keeping a staff of Shifters, familiar with the client’s operations, working at the client’s facility, albeit as employees of ShiftPixy. ShiftPixy clients can now focus their energy on the success of their business with assurance that their ACA and other employment regulatory compliance issues are being addressed by ShiftPixy.

As an additional benefit, the services ShiftPixy provides actually advance the objective of the Patient Protection and Affordable Care Act to assure access by more Americans to affordable health insurance in the following respects:

•

Increases the number of Shifters working more than 30 hours per week that have ACA required health insurance coverage. Businesses with fewer than 50 full-time equivalent employees are exempt from ACA requirements and their employees do not have to be offered health insurance. ShiftPixy itself has more than 50 full-time employees and as such it offers all of its employees who work 30 or more hours per week access to an ACA compliant health insurance plan, regardless of the number of employees providing services in employment to a particular client, Thus, even if a ShiftPixy client has fewer than 50 full-time equivalent employees, as the client’s employees have become ShiftPixy employees and now receive ACA compliant health insurance from ShiftPixy, more Shifters receive ACA compliant health insurance as a result of the services offered by ShiftPixy.

•

Increases the opportunity for Shifters previously working less than 30 hours per week to increase their hours worked as ShiftPixy employees to more than 30 hours per weekand thus receive ACA required health insurance coverage. ShiftPixy's services further advance the ACA objective of providing workers with access to affordable health care coverage by making it easier for Shifters to be able to work more than 30 hours per week and thus become eligible for ShiftPixy’s ACA compliant health insurance:

•

As ShiftPixy clients no longer have to provide ACA health insurance coverage, there is no incentive for these clients to cap working hours we have seen happen in many restaurant and hospitality businesses responding to the mandate. ShiftPixy clients are free to offer Shifters more than 30 hours work per week. When they do so then as ShiftPixy employees, such Shifters not only gain access to ACA compliant health insurance through ShiftPixy but they also have an additional benefit of making more money by being able to work more hours.

•

In addition, the ShiftPixy ecosystem also makes it easier for Shifters to work more than 30 hours per week because Shifters have the chance to work not just for their existing restaurant but also for all other restaurant clients in the ShiftPixy ecosystem. In addition, the ShiftPixy Mobile app further facilitates this mobility by making it easier for Shifters to find additional shift hours on their tablets or phones, which is how most NextGen Shifters connect to the outside world today. By being able gain additional shifts at other ShiftPixy client worksites through becoming part of the ShiftPixy ecosystem and particularly through this unique and powerful app, Shifters can more easily bring themselves across the 30 hours per week threshold, thereby entitling them to ACA mandated health insurance coverage through ShiftPixy.

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2.

Cost Containment: By having access to ShiftPixy's entire part-time workforce the employer is able to scale up or down more rapidly, making it easier to contain operational cost. The two largest costs for a restaurant are food and labor. (National Restaurant Association "Restaurant Operations Report 2013-2014) ShiftPixy charges a fixed percentage on wages that allows the employer to budget and plan more effectively without all of the threats of penalties or missteps in dealing with ACA.

3.

Cost Savings: ShiftPixy is able to use economy of scale in purchasing other employer related requirements such as worker's compensation and other benefit costs and in general can provide an employer a shifter at a lower cost than the employer can staff that same employee for.

ShiftPixy and its subsidiary currently serve an aggregate of approximately 253 clients, of which 96 were just acquired in October 2016 through a new sales agency agreement reached in its ordinary course of business, and with an aggregate of approximately 4,067 worksite employees. Additionally, we provide only payroll administration services to 933 employees. None of these clients represents more than 10% of our annualized revenues for fiscal year 2016. Although one client constituted all of our revenue during the period from inception (June 3, 2015) through August 31, 2015, none of these clients represents more than 10% of our annualized revenues for fiscal year 2016. A client is a business paying us to provide employees or employee services. We are currently focused on one kind of client being restaurant and food service operators. All have written client agreements. The basic client agreement is the same for all clients, with minor modifications to fit each client's specific situation. The current form of Client Agreement is filed as an exhibit to this Offering Circular.

ShiftPixy Human Capital Management Inc., d/b/a ShiftableHR

We formed this subsidiary in response to the need to have worker's compensation policies written in the names of the clients (as may be required by some states) and otherwise in response to client needs for only administrative and processing services rather than the full-service, assumption of employee program offered by ShiftPixy. Under this subsidiary, under circumstances wherein the client remains as the sole employer or borrowing employer of the subject employees, we act as a payroll processor, human resources consultant, administrator of worker's compensation coverages and claims. For administrative reasons, we believe that providing these services through a separate legal entity seemed advisable and required, and thus we formed the subsidiary to provide these services.

These services are also available to businesses in all industries, not just the restaurant and hospitality industries. We hope that this mechanism may become a way to onboard new clients into the ShiftPixy Ecosystem when eligible clients to whom we are providing these services recognize the value of the services provided by ShiftPixy, the parent. At May 31, 2016, ShiftableHR had 135 clients. As of October 12, 2016 ShiftableHR had 232 clients (included in our total aggregate of 253 clients) with 3,259 worksite employees and 933 employees for whom we provide only payroll administration services.

Potential New Marketing Opportunity

We have seen a potential new market based upon the issue of worker misclassification in the Gig Economy.Gig Economy companies such as Uber regularly classify the people working for them as "independent contractors" rather than "employees" for jobs (gigs). The companies can pay much less for services and in regulatory requirements if their workers are classified as independent contractors. Under state and federal employment laws, workers classified as employees are much more expensive for these companies. However , increasing litigation against Uber and others has increased awareness about this issue. ShiftPixy provides a solution by absorbing workers for these types of Gig Economy companies as employees of ShiftPixy, eliminating any risk of litigation, fines and other worker misclassification problems for these types of Gig Economy companies which become ShiftPixy clients.

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THE OFFERING

Issuer:	ShiftPixy, Inc.

Securities offered:	A minimum of 1,875,000 and a maximum of 6,250,000 shares of our common stock, par value $0.0001 ("Common Stock") at an offering price of $8.00 per share (the "Offered Shares").

Number of shares of Common Stock outstanding before the offering:	26,213,800

Number of shares of Common Stock to be outstanding after the offering:	28,088,800 shares, if the minimum amount of Offered Shares are sold, and 32,463,800 shares, if the maximum amount of Offered Shares are sold

Price per share:	$8.00

Minimum offering amount:	1,875,000 shares at $8.00 per share, or $15,000,000

Maximum offering amount:	6,250,000 shares at $8.00 per share, or $50,000,000

Proposed listing:

We have applied to list our Common Stock on the NASDAQ Capital Market, and we expect trading to commence following the Qualification of this offering, assuming we have sold more than the minimum amount of shares being offered and the SEC has declared effective our filing on Form 8-A in order to register our shares under the Exchange Act.

Use of proceeds:

If we sell all of the shares being offered, our net proceeds (after underwriting discount and commissions and our estimated other offering expenses) will be $46,400,000. We will use these net proceeds for Rent/Office Expenses, Computer Equipment, Software Development and Support, Employees/Contractors, Marketing and Printing, and working capital and other general corporate purposes.

Risk factors:	Investing in our Common Stock involves a high degree of risk. See “CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS,” above and "Risk Factors," below.

_________

(1) The number of shares of common stock outstanding excludes:

•	shares of our Common Stock issuable upon exercise of the warrants to be issued to the underwriter in connection with this offering

•

2,027,600 shares of our Common Stock issuable upon exercise of the warrants issued and outstanding at October 12, 2016 held by non-affiliated stockholders at a weighted average exercise price of $2.50 per share

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Emerging Growth Company

We qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, as amended, or the JOBS Act. As an emerging growth company, we may take advantage of specified reduced disclosure and other requirements that are otherwise applicable generally to public companies. See, “Management’s Discussion and Analysis of Financial Condition and Results of Operation - Relaxed Ongoing Reporting Requirements. ”

RISK FACTORS

An investment in our Common Stock involves a high degree of risk. You should carefully consider the following risk factors, together with the other information contained in this Offering Circular, before purchasing our Common Stock. Any of the following factors could harm our business, financial condition, results of operations or prospects, and could result in a partial or complete loss of your investment. Some statements in this Offering Circular, including statements in the following risk factors, constitute forward-looking statements. Please refer to the section entitled "Cautionary Statement Regarding Forward-Looking Statements."

Risks Relating to Our Business

Although we have engaged in operational activities since inception, we have not yet generated significant operational revenues, meaning that we have an evolving and unpredictable business model and the management of growth and we may never generate significant operating revenues.

Although we have engaged in operational activities and generated revenues since inception, our lack of long-term operating history makes predictions of future operating results difficult to ascertain. Our prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies in their early stage of development, particularly companies in new and rapidly evolving markets. Such risks for us include, but are not limited to, an evolving and unpredictable business model and the management of growth due to future advances in technology, methods or processes by our competitors. To address these risks, we must, among other things, continue to expand our customer base, implement and successfully execute our business and marketing strategy, continually develop and upgrade our product offerings, respond to competitive developments, and attract, retain and motivate qualified personnel. There can be no assurance that we will be successful in addressing such risks, and the failure to do so can have a material adverse effect on our business prospects, financial condition and results of operations.

We have generated limited revenues from operations, which makes it difficult for us to evaluate our future business prospects and make decisions based on those estimates of our future performance.

We generated only limited revenues, or $67,549, from inception to August 31, 2015, and $15,607,568 in revenues for the nine-month period ending May 31, 2016. Notwithstanding this increase, as a consequence, it is difficult, if not impossible, to forecast our future results based upon our historical data. Because of the related uncertainties, we may be hindered in our ability to anticipate and timely adapt to increases or decreases in sales, revenues or expenses. If we make poor budgetary decisions as a result of unreliable data, we may never become profitable or we may incur losses, which may result in a decline in our stock price once we start trading.

There is substantial doubt about our ability to continue as a going concern and if we are unable to generate significant revenue or secure additional financing we may be unable to implement our business plan, grow our business and meet our third year target objectives.

We are a development stage company and are in the process of developing our products and services. Consequently, we have generated only limited revenues as of August 31, 2015. The Company's ability to continue as a going concern is contingent upon its ability to achieve and maintain profitable operations and the Company's ability to raise additional capital as required. During the period from inception (June 3, 2015) to August 31, 2015, the Company incurred operating losses of $41,770, and utilized $51,350 in operating cash flows. Further, during the nine-month period ending from September 1, 2015 to May 31, 2016, the Company incurred operating losses of $375,756 and generated $146,208 in operating cash flows. Our auditors have indicated that these conditions raise substantial doubt about the Company's ability to continue as a going concern.

There is uncertainty regarding our ability to implement our business plan and to grow our business to a greater extent than we can with our existing financial resources without additional financing. Except from the proceeds of this offering, we have no binding agreements, commitments or understandings to secure additional financing at this time. We have no binding agreements, commitments or understandings to acquire any other businesses or assets. Our long-term future growth and success is dependent upon our ability to generate cash from operating activities and obtain additional financing, potentially beyond the proceeds of this offering. There is no assurance that we will be able to generate sufficient cash from operations, sell shares of common stock in addition to this Offering or borrow additional funds. Our inability to obtain additional cash could have a material adverse effect on our ability to fully implement our business plan as described herein and grow our business, including our three year target objectives, to a greater extent than we can with our existing financial resources.

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Management currently believes these are reasonably achievable targets assuming the Company can fully implement its current business plan. A major assumption underlying management's belief is that this Offering is successful, raising at least the Minimum Proceeds. As there is no assurance that this Offering will be successful or that the Company will be able to implement its current business plan for the reasons set forth herein and elsewhere in "Risk Factors," there is no assurance the Company will meet its targets. No investor should rely on any assumption that the Company will meet these targets in making an investment decision concerning the Shares in this Offering. See "Management's Discussion and Analysis of Financial Conditions and Results of Operations."

We may be subject to penalties and interest payable on taxes as a result of software or manual error.

Our input of data in the software must be effected properly in order to process the data and payments correctly with regard to clients, employees and applicable tax agencies. If we input incorrect data or input accurate data incorrectly, we could inadvertently overbill or underbill our clients or overpay or underpay applicable taxes, resulting in the loss of net income and/or clients and/or the incurrence of tax penalties and interest. Despite our efforts to reconcile taxes on a monthly basis, we may incur additional taxes, penalties and interest which we may or may not bill the clients for.

Industry Risks

Providing specialized Gig Economy oriented staffing management products and services is an emerging yet competitive business, and many of our competitors have greater resources that may enable them to compete more effectively.

We will compete in the same markets with many companies that offer not only staffing management products and services focused on the Gig Economy but also more traditional staffing management products and services. There are limited barriers to entry. Price competition in the industry, particularly from larger, more traditional industry model competitors, is intense, and pricing pressures from competitors and clients are increasing. New competitors entering our markets may further increase pricing pressures.

Clients may competitively bid new contracts; a trend is expected to continue for the foreseeable future. Some of our competitors have greater resources than we do, which may enable them to compete more effectively in this market. Our competitors may devote their resources to developing and marketing products and services that will directly compete with our product lines, and new, more efficient competitors may enter the market. If we are unable to successfully compete with existing companies and new entrants to the market this will have a negative impact on our business and financial condition.

Our targeted customer base is diverse and we face a challenge in adequately meeting each group's needs.

Because we will serve both employers and employees, we must work constantly to understand the needs, standards and requirements of each group and must devote significant resources to developing products and services for their interests. If we do not accurately predict our customers' needs and expectations, we may expend valuable resources in developing products and services that do not achieve broad acceptance across the markets.

Our success depends on adoption of our products and services by our various types of customers, and if these potential customers do not accept and acquire our products and services then our revenue will be severely limited.

The major customer groups to whom we believe our products and services will appeal, both employers and employees, particularly related to shift work, may not embrace our products and services. Acceptance of our products and services will depend on several factors, including: cost, ease of use, familiarity of use, convenience, timeliness, strategic partnerships, and reliability. If we fail to adequately meet our customers' needs and expectations, our product offerings may not be competitive and our ability to commence or continue generating revenues could be reduced. We also cannot be sure that our business model will gain wide acceptance among all targeted customer groups. If the market fails to continue to develop, or develops more slowly than we expect, our ability to continue generating revenues could be reduced.

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Competing forms of Gig Economy oriented staffing management products and services may be more desirable to consumers or may make our products and services obsolete.

There are currently several different competing Gig Economy oriented staffing management product and service technologies that are being marketed to our potential customers. Further development of any of these technologies may lead to advancements in technology that will make our products and services obsolete. Consumers may prefer alternative technologies and products and services. We cannot guarantee that users of Gig Economy oriented staffing management products and services who will be using our products and services will continue to grow within the industry as a whole. Any developments that contribute to the obsolescence of our products and services may substantially impact our business reducing our ability to sustain generating revenues.

Software products we use in our business may contain defects which will make it more difficult for us to establish and maintain customers.

The backbone for our business is software called "HRPyramid," provided by PrismHR (F.W. Davidson & Company, Inc. d/b/a PrismHR) under an Application Service Provider Agreement as assigned to us by XccelerateHR on April 1, 2016. The agreement allows us to use this software so long as the agreement remains in effect. The agreement, as assigned, provides for one - year renewal terms, ending March 1 of each subsequent year, with automatic one year renewals unless otherwise terminated (which can be effected by either party with at least 30 days' notice prior to renewal). Thus, the agreement will renew on March 1, 2017, for another one - year term unless otherwise terminated. This and other software products we use in our business may contain undetected design faults and software errors, or "bugs" that are discovered only after they has been installed and used by a greater number of customers. Any such defect or error in new or existing software or applications could cause delays in delivering our technology or require design modifications. These could adversely affect our competitive position and cause us to lose potential customers or opportunities. Since our technologies are intended to be utilized to supply human resources related services, the effect of any such bugs or delays will likely have a detrimental impact on us. In addition, given that our specialized human resources software and services has yet to gain widespread acceptance in the market, any delays or other problems caused by software bugs would likely have a more detrimental impact on our business than if we were a more established company.

If the agreement for the HRPyramid software that we use in our business is terminated or not renewed, our business could be seriously disrupted and our revenues significantly reduced.

If the agreement for the HRPyramid software as assigned to us by XccelerateHR on April 1, 2016 is terminated or not renewed at the end of the current term on February 28, 2017 or at any other time, our business and revenues would suffer. Although there are other software vendors we can use, it may take time to negotiate an agreement and make operational this replacement software. Accordingly, if the agreement for the HRPyramid software that we use in our business is terminated or not renewed, our business could be seriously disrupted and our revenues significantly reduced until we locate and make operational replacement software.

Damage claims against us as a result of actions of our employees could reduce our sales and revenues.

If any one of our employees is found to cause injury or damage through one or more negligent or wrongful acts, including sexual harassment and other employment related offenses, the Company could suffer financial damages as a result of claims by the injured party. We have not had significant claims for damages or losses from actions of our employee workers to date. The Company carries a staffing liability program commercial insurance policy, but the policy provides coverage only with respect to: 1. "wrongful employment acts" committed against our "employees" pursuant to our agreement with that client; and 2. A "staffing services worker's" acts committed while in the service of our client that result in a "wrongful business environment." The insurer may seek to disclaim liability as not covered or for other reasons or the amount of judgment against us may exceed the policy limits. Any claims for damages against us as a result of actions of our work employees could damage our reputation and reduce our revenues.

Lapses in our employee screening process may result in potential litigation, which may be costly and/or damage our reputation.

If we experience lapses in our employee screening process, we may face potential litigation from our clients or government regulators, which may be costly and/or damage our reputation.

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If we are unable to protect our proprietary and technology rights our operations will be adversely affected.

Our success will depend in part on our ability to protect our proprietary rights and technologies, including those related to our products and services. We have not applied for any formal patent, trademark or similar protection. Our failure to adequately protect our proprietary rights may adversely affect our operations. Despite our efforts to protect our proprietary rights, unauthorized parties may attempt to copy aspects of our services or to obtain and use trade secrets or other information that we regard as proprietary. Based on the nature of our business, we may or may not be able to adequately protect our rights through patent, copyright and trademark laws. Our means of protecting our proprietary rights in the United States or abroad may not be adequate, and competitors may independently develop similar technologies. In addition, litigation may be necessary in the future to:

•	Enforce intellectual property rights;

•	Protect our trade secrets;

•	Determine the validity and scope of the rights of others; or

•	Defend against claims of infringement or invalidity.

Any such litigation could result in substantial costs if we are held to have willfully infringed or to expend significant resources to develop non-infringing technology and would divert the attention of management from the implementation of our business strategy. Furthermore, the outcome of litigation is inherently difficult to predict and we may not prevail in any litigation in which we become involved.

If we are unable to secure or pay for the insurance coverage required for our business operations, or if we lose any existing coverage, we may not be able to offer some of our services and our revenues could be reduced.

We are required to obtain and maintain various types of insurance coverage for our business, in particular health and worker's compensation insurance related to our employees. Although we have contracts with all types of providers currently necessary for our business, if in the future we are unable to secure the insurance coverage required for our business operations, or if we lose any existing coverage, we may not be able to offer some of our services and our revenues could be reduced. In addition, any increases in the cost of insurance coverage we are required to maintain could reduce any net profits we might have.

The Company assumes the obligation to make wage, tax, and regulatory payments for our shifter employees, and, as a result, are exposed to client credit risks.

The Company generally assumes responsibility for and manages the risks associated with shifter employees' payroll obligations, including liability for payment of salaries, wages, and certain taxes. These obligations are fixed, whether or not clients make payments as required by services contracts, which exposes the Company to credit risks of clients.

Workers' compensation costs for shifter employees may rise and reduce our margins and require more liquidity.

The Company is responsible for and pays workers' compensation costs for shifter employees. At times, these costs have risen substantially as a result of increased claims and claim trends, general economic conditions, changes in business mix, increases in healthcare costs, and government regulations. Although the Company carries insurance, unexpected changes in claim trends, including the severity and frequency of claims, actuarial estimates, and medical cost inflation could result in costs that are significantly different than initially reported. If future claims-related liabilities increase due to unforeseen circumstances, or if new laws, rules, or regulations are passed, costs could increase significantly. There can be no assurance that the Company will be able to increase the fees charged to clients in a timely manner and in a sufficient amount to cover increased costs as a result of any changes in claims-related liabilities.

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Failure to comply with, or changes in, laws and regulations applicable to our businesses could have a materially adverse effect on our reputation, results of operations or financial condition, or have other adverse consequences.

Our business is subject to a wide range of complex laws and regulations. For example, many states regulate entities offering the employment related services such as those offered by us directly or through our subsidiary and require licenses as a prerequisite to operation of such enterprises in their respective jurisdictions. There can be no assurance that either ShiftPixy or its subsidiary, ShiftableHR, will be successful in either securing or maintaining a license or licenses in compliance with a particular state's laws and regulations. Further, many states require variously that worker's compensation policies offered by employment related firms such as ours to be managed according to strict rules and/or that unemployment insurance filings be administered according to strict rules.

Failure to comply with such laws and regulations could result in the suspension or revocation of licenses or registrations, the limitation, suspension or termination of services, and the imposition of consent orders or civil and criminal penalties, including fines, that could damage our reputation and have a materially adverse effect on our results of operation or financial condition.

In addition, changes in laws or regulations, or changes in the interpretation of laws or regulations by a regulatory authority, may decrease our revenues and earnings and may require us to change the manner in which we conduct some aspects of our business. For example, a change in regulations either decreasing the amount of taxes to be withheld or allowing less time to remit taxes to government authorities would adversely impact interest income from investing client funds before such funds are remitted to the applicable taxing authorities. Changes in taxation regulations could adversely affect our effective tax rate and our net income. Changes in laws that govern the co-employment arrangement between a professional employer organization and its worksite employees may require us to change the manner in which we conduct some aspects of our business. Healthcare reform under the federal Patient Protection and Affordable Care Act, as amended, related state laws, and the regulations adopted or to be adopted thereunder, have the potential to impact substantially the way that employers provide health insurance to employees and the health insurance market for the small and mid-sized businesses that constitute our business's clients and prospects. We are unable to determine the ultimate impact that healthcare reform will have on our business and our ability to attract and retain clients. Amendments to money transmitter statutes have required us to obtain licenses in some jurisdictions. The adoption of new money transmitter statutes in other jurisdictions, changes in regulators' interpretation of existing state and federal money transmitter or money services business statutes or regulations, or disagreement by a regulatory authority with our interpretation of such existing statutes or regulations, could require additional registration or licensing, limit certain of our business activities until they are appropriately licensed, and expose us to financial penalties. These occurrences could also require changes to our compliance programs and to the manner in which we conduct some aspects of our money movement business or client funds investment strategy, which could adversely impact interest income from investing client funds before such funds are remitted.

We host, collect, use, transmit and store personal and business information, and a security or privacy breach may damage or disrupt our businesses, result in the disclosure of confidential information, damage our reputation, increase our costs and cause losses.

In connection with our business, we host, collect, use, transmit and store large amounts of personal and business information about our clients, employees of our clients, vendors and our employees, including payroll information, healthcare information, personal and business financial data, social security numbers, bank account numbers, tax information and other sensitive personal and business information.

We are focused on ensuring that our operating environments safeguard and protect personal and business information, and we will be required devote significant resources to maintain and regularly update our systems and processes. Nonetheless, globally, attacks on information technology systems continue to grow in frequency, complexity and sophistication, and the Company may be targeted by unauthorized parties using malicious tactics, code and viruses.

We have third party contractors who monitor our activities in a manner designed to prevent, detect and respond to data security incidents. However, because the techniques used to obtain unauthorized access, disable or degrade service, or sabotage systems change frequently and may be difficult to detect for long periods of time, we may be unable to anticipate these techniques or implement adequate preventive measures. In addition, hardware, software, or applications we develop or procure from third-parties may contain defects in design or manufacture or other problems that could unexpectedly compromise the confidentiality, integrity or availability of data or our systems. Unauthorized parties may also attempt to gain access to our systems or facilities, or those of third-parties with whom we do business, through fraud, trickery, or other methods of deceiving our employees, contractors, and temporary staff. As these threats continue to evolve, we may be required to invest significant additional resources to modify and enhance our information security and controls or to investigate and remediate any security vulnerabilities. In addition, while our operating environment is designed to safeguard and protect personal and business information, we do not have the ability to monitor the implementation of similar safeguards by our clients, vendors or their respective employees, and, in any event, third-parties may be able to circumvent those security measures.

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Any cyber-attack, unauthorized intrusion, malicious software infiltration, network disruption, denial of service, corruption of data, or theft of non-public or other sensitive information, similar act by a malevolent party, or inadvertent acts by our own employees, could result in the disclosure or misuse of confidential or proprietary information, and could have a materially adverse effect on our business operations, or that of our clients, create financial liability, regulatory sanction, or a loss of confidence in our ability to serve clients or cause current or potential clients to choose another service provider. Although we believe that through our third party contractors we maintain a program of information security and controls and any threats that we might have encountered to date have not materially impacted us, the impact of a data security incident could have a materially adverse effect on our business, results of operations and financial condition. We have insurance coverage for risks for exchanging and maintaining data electronically that is designed to address certain aspects of cyber-risks, such insurance coverage may be denied or be insufficient to cover all losses or all types of claims that may arise in the continually evolving area of cyber-risk.

We are also subject to various federal and state laws, rules and regulations relating to the collection, use, transmission and security of personal and business information. In addition, the possession and use of personal information and data in conducting our business subjects us to laws that may require notification to regulators, clients or employees in the event of a privacy breach. These laws continue to develop, the number of jurisdictions adopting such laws continues to increase, and these laws may be inconsistent from jurisdiction to jurisdiction. The future enactment of more restrictive laws, rules or regulations could have a materially adverse impact on us through increased costs or restrictions on our businesses and noncompliance could result in regulatory penalties and significant legal liability. In addition, enforcement actions and investigations by regulatory authorities related to data security incidents and privacy violations continue to increase.

Our systems may be subject to disruptions that could have a materially adverse effect on our business and reputation.

Our business is and will continue to be highly dependent on our ability to process, on a daily basis, a large number of complicated transactions. We rely heavily on our payroll, financial, accounting, and other data processing systems. We may not be successful in preventing the loss of client data, service interruptions or disruptions to our operations from system failures. If any of these systems fails to operate properly or becomes disabled even for a brief period of time, we could suffer financial loss, a disruption of our businesses, liability to clients, regulatory intervention, or damage to our reputation, any of which could have a materially adverse effect on our results of operation or financial condition.

Because we store data in the cloud with providers such as Microsoft and Amazon, any disruptions in our ability to access this data or any breach of security concerning this data in the cloud could have a materially adverse effect on our business and reputation.

Our business is and will continue to be highly dependent on data storage in the cloud with providers such as Microsoft and Amazon. These cloud storage systems may fail to operate properly or become disabled even for a brief period of time. There could also be security breaches of our data stored in the cloud. If there is loss of client data, service interruptions or disruptions to our operations related to our cloud data storage, we could suffer financial loss, a disruption of our businesses, liability to clients, regulatory intervention, or damage to our reputation, any of which could have a materially adverse effect on our results of operation or financial condition.

The ACA could be repealed, which would eliminate one of the current drivers of the marketing of our services and reduce our revenues.

Given the results of the 2016 election, there is an increased risk that the ACA could be repealed.  We cannot predict with certainty when, if ever, that may happen or what it would be replaced with.  However, there is a risk that if the ACA is repealed, it would eliminate one of the current drivers of the marketing of our services and reduce our revenues.

Political and economic factors may adversely affect our business and financial results.

Monetary and fiscal policies and political and economic conditions may substantially change. When there is a slowdown in the economy, employment levels may decrease with a corresponding impact on our businesses. Clients may react to worsening conditions by reducing their spending on payroll and other outsourcing services or renegotiating their contracts with us.

We are dependent upon various large banks to execute Automated Clearing House and wire transfers as part of our client payroll and tax services. A systemic shutdown of the banking industry would impede our ability to process funds on behalf of our payroll and tax services clients and could have an adverse impact on our financial results and liquidity.

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If we are unable to effectively manage growth and maintain low operating costs, our results of operations and financial condition may be adversely affected.

We have experienced rapid growth since our inception and our plans contemplate significant expansion of our business. If we are unable to effectively manage our growth, including having geographically dispersed offices and employees or accurately anticipate and manage our future growth, our business may be adversely affected. If we are unable to manage our expansion and growth effectively, we may be unable to keep our operating costs low or effectively meet the requirements of an ever-growing, geographically dispersed client base. Our business relies on data systems, billing systems and financial reporting and control systems, procedures and controls. Our success in managing our expansion and growth in a cost-effective manner will require us to upgrade and improve these systems, procedures and controls. If we are unable to adapt our systems and put adequate controls in place in a timely manner, our business may be adversely affected. In addition, our growth may place significant demands on our management, and our overall operational and financial resources. A failure on our part to meet any of the foregoing challenges inherent in our growth strategy may have an adverse effect on our results of operations and financial condition.

We operate in an immature and rapidly evolving industry and have a relatively new business model, which makes it difficult to evaluate our business and prospects.

The industry in which we operate is characterized by rapidly changing regulatory requirement, evolving industry standards and shifting user and client demands. Our business model is also evolving and is different from models used by other companies in our industry. As a result of these factors, the success and future revenue and income potential of our business is uncertain. Any evaluation of our business and our prospects must be considered in light of these risks and uncertainties, some of which relate to our ability to:

•	Expand employer and employee client relationships;

•	Increase the number of our employer clients and grow a shifter employee base;

•	Develop relationships with third-party vendors such as insurance companies;

•	Expand operations and implement and improve our operational, financial and management controls;

•	Raise capital at attractive costs, or at all;

•	Attract and retain qualified management, employees and independent service providers;

•	Successfully introduce new processes, technologies products and services and upgrade our existing processes, technologies, products and services;

•	Protect our proprietary processes and technologies and our intellectual property rights; and

•	Respond to government regulations relating to the Internet, personal data protection, email, software technologies, cyber security and other regulated aspects of our business.

If we are unable to successfully address the challenges posed by operating in an immature and rapidly evolving industry and having a relatively new business model, our business could suffer.

Our independent registered public accountants will not be required to provide an attestation report as to our internal control over financial reporting for the foreseeable future.

Our independent registered public accounting firm has not assessed the effectiveness of our internal control over financial reporting and will not, as a result of this offering, be required to assess the effectiveness of our internal control over financial reporting. As an issuer of securities under Regulation A, we do not expect to be required to assess the effectiveness of our internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act, unless and until we become a reporting company under the Exchange Act and, thereafter, no longer qualify as an emerging growth company or are no longer a non-accelerated filer, as defined in Rule 12b-2 under the Exchange Act, whichever is later. Currently, we would expect to be an emerging growth company for up to five years after we become a reporting company under the Exchange Act. As a result of the foregoing, for the foreseeable future, you may not receive any attestation concerning our internal control over financial reporting from us or our independent registered public accountants.

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Risks Related to Management and Personnel

We depend heavily on Mr. Scott W. Absher, CEO/CFO and Director. The loss of his services could harm our business.

Our future business and results of operations depend in significant part upon the continued contributions Mr. Scott W. Absher, CEO/CFO and Director. If we lose his services or if he fails to perform in his current position, or if we are not able to attract and retain skilled employees in addition to Mr. Scott W. Absher, CEO/CFO and Director, this could adversely affect the development of our business plan and harm our business.

Our sole officer and director has no experience managing a public company which may inhibit our ability to implement successfully our business plan.

We have never operated as a public company. Mr Scott W. Absher, our sole officer and director and the beneficial owner of 47.68 % of our stock, has no experience managing a public company which is required to establish and maintain disclosure controls and procedures and internal control over financial reporting. As a result, we may not be able to operate successfully as a public company, even if our operations are successful. We plan to comply with all of the various rules and regulations, which are required for a public company that is reporting company with the Securities and Exchange Commission. However, if we cannot operate successfully as a public company, your investment may be materially adversely affected.

Risks Related to this Offering

There has been no public market for our Common Stock prior to this offering, and an active market in which investors can resell their shares may not develop.

Prior to this offering, there has been no public market for our Common Stock. We cannot predict the extent to which an active market for our Common Stock will develop or be sustained after this offering, or how the development of such a market might affect the market price of our Common Stock. The initial offering price of our Common Stock in this offering will be agreed between us and the underwriters based on a number of factors, including market conditions in effect at the time of the offering, and it may not be in any way indicative of the price at which our shares will trade following the completion of this offering. Investors may not be able to resell their shares at or above the initial offering price.

Investors in this offering will experience immediate and substantial dilution.

If all of the shares offered hereby are sold, investors in this offering will own less than 19% of the then outstanding shares of common stock, but will have paid over  95.8% of the total consideration for our outstanding shares, resulting in a dilution of  $6.53 per share. See "Dilution."

The market price of our Common Stock may fluctuate, and you could lose all or part of your investment.

The offering price for our Common Stock will be agreed between us and the underwriters based on a number of factors, and may not be indicative of prices that will prevail on NASDAQ or elsewhere following this offering. The price of our Common Stock may decline following this offering. The stock market in general, and the market price of our Common Stock will likely be subject to fluctuation, whether due to, or irrespective of, our operating results, financial condition and prospects.

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Our financial performance, our industry's overall performance, changing consumer preferences, technologies and advertiser requirements, government regulatory action, tax laws and market conditions in general could have a significant impact on the future market price of our Common Stock. Some of the other factors that could negatively affect our share price or result in fluctuations in our share price include:

•	actual or anticipated variations in our periodic operating results;

•	increases in market interest rates that lead purchasers of our Common Stock to demand a higher yield;

•	changes in earnings estimates;

•	changes in market valuations of similar companies;

•	actions or announcements by our competitors;

•	adverse market reaction to any increased indebtedness we may incur in the future;

•	additions or departures of key personnel;

•	actions by stockholders;

•	speculation in the press or investment community; and

•	our intentions and ability to list our Common Stock on a national securities exchange and our subsequent ability to maintain such listing.

NASDAQ may delist our Common Stock from trading on its exchange, which could limit stockholders' ability to trade our Common Stock.

In the event we are able to list our Common Stock on the NASDAQ Capital Market, NASDAQ will require us to meet certain financial, public float, bid price and liquidity standards on an ongoing basis in order to continue the listing of our Common Stock. If we fail to meet these continued listing requirements, our Common Stock may be subject to delisting. If our Common Stock is delisted and we are not able to list our Common Stock on another national securities exchange, we expect our securities would be quoted on an over-the-counter market. If this were to occur, our shareholders could face significant material adverse consequences, including limited availability of market quotations for our Common Stock and reduced liquidity for the trading of our securities. In addition, we could experience a decreased ability to issue additional securities and obtain additional financing in the future.

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We do not expect to declare or pay dividends in the foreseeable future.

We do not expect to declare or pay dividends in the foreseeable future, as we anticipate that we will invest future earnings in the development and growth of our business. Therefore, holders of our Common Stock will not receive any return on their investment unless they sell their securities, and holders may be unable to sell their securities on favorable terms or at all.

Sales of our common stock under Rule 144 could reduce the price of our stock.

There are currently 1,213,800 shares of our common stock held by non-affiliates and 25,000,000 shares held by affiliates that Rule 144 of the Securities Act of 1933 defines as restricted securities that can only be resold if the conditions of Rule 144 are met. In general, persons holding restricted securities, including affiliates, must hold their shares for a period of at least six months, may not sell more than one percent of the total issued and outstanding shares in any 90-day period, and must resell the shares in an unsolicited brokerage transaction at the market price. However, Rule 144 will only be available for resale in the 90 days after the Company files its semi-annual reports on Form 1-SA and annual reports on Form 1-K, unless the Company voluntarily files interim quarterly reports on Form 1-U, which the Company has not yet decided to do. The availability for sale of substantial amounts of common stock under Rule 144 could reduce prevailing market prices for our securities.

Because we do not have an audit or compensation committee, shareholders will have to rely on our director who is not independent, to perform these functions.

We do not have an audit or compensation committee comprised of an independent director. Indeed, we do not have any audit or compensation committee. The board of directors performs these functions as a whole. The sole member of the board of directors is not an independent director. Thus, there is a potential conflict in that board members who are also part of management will participate in decisions concerning management compensation and audit issues that may affect management decisions.

Because we lack certain internal controls over financial reporting in that we do not have an audit committee and our Board of Directors has no technical knowledge of U.S. GAAP and internal control of financial reporting and relies upon the Company's financial personnel to advise the Board on such matters, we are subject to increased risk related to financial statement disclosures.

We lack certain internal controls over financial reporting in that we do not have an audit committee and our Board of Directors has no technical knowledge of U.S. GAAP and internal control of financial reporting and relies upon the Company's financial personnel to advise the Board on such matters. Accordingly, we are subject to increased risk related to financial statement disclosures.

Certain of our stockholders hold a significant percentage of our outstanding voting securities, which could reduce the ability of minority shareholders to effect certain corporate actions.

Our majority shareholders are the beneficial owners of approximately 95.4% of our outstanding voting securities prior to the offering and 77% of our outstanding voting securities after the offering, assuming all 6,250,000 shares of common stock in this offering are sold. As a result of this ownership, they possess and can continue to possess significant influence and can elect and can continue to elect a majority of our board of directors and authorize or prevent proposed significant corporate transactions. In addition, upon the exercise of the options to purchase preferred stock the holders of the preferred stock would be entitled to elect a majority of the board according to the terms of the preferred stock. Their ownership and control may also have the effect of delaying or preventing a future change in control, impeding a merger, consolidation, takeover or other business combination or discourage a potential acquirer from making a tender offer.

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Upon the completion of this offering, we expect to elect to become a public reporting company under the Exchange Act, and thereafter publicly report on an ongoing basis as an "emerging growth company" under the reporting rules set forth under the Exchange Act. If we elect not to do so, we will be required to publicly report on an ongoing basis under the reporting rules set forth in Regulation A for Tier 2 issuers. In either case, we will be subject to ongoing public reporting requirements that are less rigorous than Exchange Act rules for companies that are not "emerging growth companies", and our stockholders could receive less information than they might expect to receive from more mature public companies.

Upon the completion of this offering, we expect to elect to become a public reporting company under the Exchange Act. If we elect to do so, we will be required to publicly report on an ongoing basis as an "emerging growth company" (as defined in the Jumpstart Our Business Startups Act of 2012, which we refer to as the JOBS Act) under the reporting rules set forth under the Exchange Act. For so long as we remain an "emerging growth company", we may take advantage of certain exemptions from various reporting requirements that are applicable to other Exchange Act reporting companies that are not "emerging growth companies", including but not limited to:

•	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act;

•	taking advantage of extensions of time to comply with certain new or revised financial accounting standards;

•	being permitted to comply with reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements; and

•	being exempt from the requirement to hold a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

We expect to take advantage of these reporting exemptions until we are no longer an emerging growth company. We would remain an "emerging growth company" for up to five years, although if the market value of our Common Stock that is held by non-affiliates exceeds $700 million as of any June 30 before that time, we would cease to be an "emerging growth company" as of the following December 31.

If we elect not to become a public reporting company under the Exchange Act, we will be required to publicly report on an ongoing basis under the reporting rules set forth in Regulation A for Tier 2 issuers. The ongoing reporting requirements under Regulation A are more relaxed than for "emerging growth companies" under the Exchange Act. The differences include, but are not limited to, being required to file only annual and semiannual reports, rather than annual and quarterly reports. Annual reports are due within 120 calendar days after the end of the issuer's fiscal year, and semiannual reports are due within 90 calendar days after the end of the first six months of the issuer's fiscal year.

In either case, we will be subject to ongoing public reporting requirements that are less rigorous than Exchange Act rules for companies that are not "emerging growth companies", and our stockholders could receive less information than they might expect to receive from more mature public companies.

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The preparation of our consolidated financial statements involves the use of estimates, judgments and assumptions, and our consolidated financial statements may be materially affected if such estimates, judgments or assumptions prove to be inaccurate.

Financial statements prepared in accordance with accounting principles generally accepted in the United States of America ("GAAP") typically require the use of estimates, judgments and assumptions that affect the reported amounts. Often, different estimates, judgments and assumptions could reasonably be used that would have a material effect on such financial statements, and changes in these estimates, judgments and assumptions may occur from period to period over time. Significant areas of accounting requiring the application of management's judgment include, but are not limited to, determining the fair value of assets and the timing and amount of cash flows from assets. These estimates, judgments and assumptions are inherently uncertain and, if our estimates were to prove to be wrong, we would face the risk that charges to income or other financial statement changes or adjustments would be required. Any such charges or changes could harm our business, including our financial condition and results of operations and the price of our securities. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" for a discussion of the accounting estimates, judgments and assumptions that we believe are the most critical to an understanding of our consolidated financial statements and our business.

If securities industry analysts do not publish research reports on us, or publish unfavorable reports on us, then the market price and market trading volume of our Common Stock could be negatively affected.

Any trading market for our Common Stock will be influenced in part by any research reports that securities industry analysts publish about us. We do not currently have and may never obtain research coverage by securities industry analysts. If no securities industry analysts commence coverage of us, the market price and market trading volume of our Common Stock could be negatively affected. In the event we are covered by analysts, and one or more of such analysts downgrade our securities, or otherwise reports on us unfavorably, or discontinues coverage or us, the market price and market trading volume of our Common Stock could be negatively affected.

Future issuances of our Common Stock or securities convertible into our Common Stock or the expiration of lock-up agreements that restrict the issuance of new Common Stock or the trading of outstanding stock, could cause the market price of our Common Stock to decline and would result in the dilution of your shareholding.

Future issuances of our Common Stock or securities convertible into our Common Stock or the expiration of lock-up agreements that restrict the issuance of new Common Stock or the trading of outstanding stock, could cause the market price of our Common Stock to decline. We cannot predict the effect, if any, of future issuances of our Common Stock or securities convertible into our Common Stock, or the future expirations of lock-up agreements, on the price of our Common Stock. In all events, future issuances of our Common Stock would result in the dilution of your shareholding. In addition, the perception that new issuances of our Common Stock or other securities convertible into our Common Stock, could occur, or the perception that locked-up parties will sell their securities when the lock-ups expire, could adversely affect the market price of our Common Stock.

In connection with this offering, the Company will enter into a lock-up agreement that prevents it, subject to certain exceptions, from offering additional shares of Common Stock for up to 180 days after the date of this Offering Circular, as further described in "Underwriting." Further, our two principal stockholders have agreed, subject to certain exceptions, not to sell any shares of our Common Stock that they own for up to 180 days after the date of this Offering Circular, as further described in "Underwriting." In addition to any adverse effects that may arise upon the expiration of these lock-up agreements, the lock-up provisions in these agreements may be waived, at any time and without notice. If the restrictions under the lock-up agreements are waived, our Common Stock may become available for resale, subject to applicable law, including without notice, which could reduce the market price for our Common Stock.

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Future issuances of debt securities, which would rank senior to our Common Stock upon our bankruptcy or liquidation, and future issuances of preferred stock, which would rank senior to our Common Stock for the purposes of dividends and liquidating distributions, may adversely affect the level of return you may be able to achieve from an investment in our Common Stock.

In the future, we may attempt to increase our capital resources by offering debt securities. Upon bankruptcy or liquidation, holders of our debt securities, and lenders with respect to other borrowings we may make, would receive distributions of our available assets prior to any distributions being made to holders of our Common Stock. Moreover, if we issue additional preferred stock, the holders of such preferred stock could be entitled to preferences over holders of Common Stock in respect of the payment of dividends and the payment of liquidating distributions. Because our decision to issue debt or preferred securities in any future offering, or borrow money from lenders, will depend in part on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of any such future offerings or borrowings. Holders of our Common Stock must bear the risk that any future offerings we conduct or borrowings we make may adversely affect the level of return they may be able to achieve from an investment in our Common Stock.

If our shares become subject to the penny stock rules, it would become more difficult to trade our shares.

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or authorized for quotation on certain automated quotation systems, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. If we do not obtain or retain a listing on The NASDAQ Capital Market and if the price of our Common Stock is less than $5.00, our Common Stock will be deemed a penny stock. The penny stock rules require a broker-dealer, before a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document containing specified information. In addition, the penny stock rules require that before effecting any transaction in a penny stock not otherwise exempt from those rules, a broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive (i) the purchaser's written acknowledgment of the receipt of a risk disclosure statement; (ii) a written agreement to transactions involving penny stocks; and (iii) a signed and dated copy of a written suitability statement. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our Common Stock, and therefore stockholders may have difficulty selling their shares.

Our management has broad discretion as to the use of certain of the net proceeds from this offering.

We intend to use $2,578,000 of the net proceeds from this offering (if we sell all of the shares being offered) for working capital and other general corporate purposes. However, we cannot specify with certainty the particular uses of such proceeds. Our management will have broad discretion in the application of the net proceeds designated for use as working capital or for other general corporate purposes. Accordingly, you will have to rely upon the judgment of our management with respect to the use of these proceeds. Our management may spend a portion or all of the net proceeds from this offering in ways that holders of our Common Stock may not desire or that may not yield a significant return or any return at all. The failure by our management to apply these funds effectively could harm our business. Pending their use, we may also invest the net proceeds from this offering in a manner that does not produce income or that loses value. Please see "Use of Proceeds" below for more information.

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DETERMINATION OF OFFERING PRICE

Prior to the offering, there has been no public market for the shares. The initial public offering price has been determined by negotiation between us and the Representative Underwriter. The principal factors considered in determining the initial public offering price included:

•	the information set forth in this Offering Circular and otherwise available to the Representative Underwriter ;

•	our history and prospects and the history of and prospects for the industry in which we compete;

•	our past and present financial performance;

•	our prospects for future earnings and the present state of our development;

•	the general condition of the securities markets at the time of this offering;

•	the recent market prices of, and demand for, publicly traded common stock of generally comparable companies; and

•	other factors deemed relevant by the Representative Underwriter and us.

USE OF PROCEEDS

If we sell all of the shares being offered, our net proceeds (after underwriting discount and commissions of $3,000,000 and our estimated other offering expenses of $600,000) will be $46,400,000. We will use these net proceeds for:

•

Software development and support, consisting of the continued development and rollout of our first phase mobile platform extension of our operating platform. This first phase is scheduled for launch in September 2016. The first phase of our mobile development creates a vital user interface for our mobile shift worker to profile their experience and preferences and match to local available shift opportunities based on their profile and proximity match to shift opportunities;

•

IT infrastructure and proprietary software platform, consisting of cloud based, integrated systems to support job provider clients operationally and shift workers personally. The infrastructure connects disparate systems bringing essential data points to user tasks. These systems that comprise our platform require high usage and highly scalable provider resources and alliances;

•

Additional expanded insurance coverage will be secure to provide for rapid expansion of our national job provider client base. Worker's compensation coverage as an employer is required in every state and must be in place in advance of our expansion. In order for ShiftPixy to maximize growth and minimize growth friction the Company will need to put significant capital to work to secure the widest underwriting capability;

•	Operational staff and regional office expansion consisting of a regional operation support in office locations planned to rollout (assuming maximum offering) as follows:

•	First, New York and then Orlando

•	Next, after the above cities are open, Dallas and then Chicago

•	Finally, after all the above cities are open, Las Vegas and then Atlanta

•

The staffing for each of these office locations will be scaled with the growth of the clients and proceeds raised in this offering, but start with core regional operating duties covered. These locations will also require long-term leases;

•	General office expenses consisting of rent, office supplies and computer and other equipment; and

•	Working capital and other general corporate purposes.

The precise amounts that we will devote to each of the foregoing items, and the timing of expenditures, will vary depending on numerous factors.

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The following table sets forth a breakdown of our estimated use of our net proceeds as we currently expect to use them, assuming the sale of, respectively, 100%, 75%, 50% and 30% of the shares offered for sale in this offering.

Percentage of Offering Sold	Offering Proceeds	Approximate Offering Expenses	Total Net Offering Proceeds	Principal Uses of Net Proceeds
30%	$15,000,000	$1,500,000	$13,500,000	Software Development and Support: $3,000,000 IT infrastructure: $3,000,000 Insurance/ Business development: $4,500,000 Staff/Location expansion: $695,000 Working capital: $2,305,000

50%	$25,000,000	$2,100,000	$22,900,000	Software Development and Support: $3,450,000 IT infrastructure: $3,450,000 Insurance/ Business development: $13,000,000 Staff/Location expansion: $695,000 Working capital: $2,305,000

75%	$34,650,000	$2,850,000	$34,650,000	Software Development and Support: $4,000,000 IT infrastructure: $4,000,000 Insurance/ Business development: $23,036,000 Staff/Location expansion: $1,175,000 Working capital: $2,439,000

100%	$50,000,000	$3,600,000	$46,400,000	Software Development and Support: $9,172,000 IT infrastructure: $4,800,000 Insurance/ Business development: $28,200,000 Staff/Location expansion: $1,650,000 Working capital: $2,578,000

As indicated in the table above, if we sell only 75%, or 50%, or 30% of the shares offered for sale in this offering, we would expect to use the resulting net proceeds for the same purposes as we would use the net proceeds from a sale of 100% of the shares, and in approximately the same proportions, until such time as such use of proceeds would leave us without working capital reserve. At that point we would expect to modify our use of proceeds by slowing the pace of geographic expansion, leaving us with the working capital reserve indicated.

None of the proceeds from the offering will be used to compensate or otherwise make payments to our sole officer/Director.

The expected use of net proceeds from this offering represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve and change. The amounts and timing of our actual expenditures, specifically with respect to working capital, may vary significantly depending on numerous factors. The precise amounts that we will devote to each of the foregoing items, and the timing of expenditures, will vary depending on numerous factors. As a result, our management will retain broad discretion over the allocation of the net proceeds from this offering.

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In the event we do not sell all of the shares being offered, we may seek additional financing from other sources in order to support the intended use of proceeds indicated above. If we secure additional equity funding, investors in this offering would be diluted. No plans for additional financing are currently being contemplated by the Company, and in all events, there can be no assurance that additional financing would be available to us when wanted or needed and, if available, on terms acceptable to us.

DILUTION

Our historical net tangible book value as of May 31, 2016 was $1,366,061 or $0.052 per share of our common stock.  Historical net tangible book value per share represents our total tangible assets less total liabilities divided by the number of shares of our common stock outstanding.  Pro forma as adjusted net tangible book value per share gives further effect to the issuance of 6,250,000 shares of our common stock at an assumed initial public offering price of $8.00 per share and after deducting underwriting discounts and commissions and estimated offering expenses payable by us.  Our pro forma, as adjusted net tangible book value as of May 31, 2015 would have been $47,766,061 or $1.47 per share. This represents an immediate increase in pro forma net tangible book value of $1.42 per share to existing stockholders and an immediate dilution in pro forma net tangible book value of $6.53 per share to investors purchasing common stock in this offering.

	100%	75%	50%	30%
Price to the public charged for each share in this offering	$8.00	$8.00	$8.00	$8.00
Historical net tangible book value per share as of May 31, 2016 (1)	$0.05	$0.05	$0.05	$0.05

Increase in net tangible book value per share attributable to new investors in this offering	$1.42	$1.12	$0.78	$0.48
Pro forma, as adjusted net tangible book value per share, after this offering	$1.47	$1.17	$0.83	$0.53
Dilution per share to new investors	$6.53	$6.83	$7.17	$7.47

_______________

(1)	Based on net tangible book value as of May 31, 2016 of $1,366,061 and 26,213,800 outstanding shares of Common stock

The following table summarizes on an as adjusted basis as of May 31, 2016, the difference between the number of shares of common stock purchased from us, the total consideration paid and the average price per share paid by existing stockholders and by new investors, assuming an initial public offering price of $8.00 per share and after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us:

	Shares Purchased		Total Consideration		Average Price
	Number	Percentage	Amount	Percentage	Per Share
Assuming 100% of Shares Sold:
Existing stockholders	26,213,800	81%	$2,032,640	4.2%	$0.08
New Investors	6,250,000	19%	$46,400,000	95.8%	$7.42
Total	32,463,800	100%	$48,432,640	100%	$1.49

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	Shares Purchased		Total Consideration		Average Price
	Number	Percentage	Amount	Percentage	Per Share
Assuming 75% of Shares Sold:
Existing Stockholders	26,213,800	85%	$2,032,640	5.5%	$0.08
New Investors	4,687,500	15%	$34,650,000	94.5%	$7.39
Total	30,901,300	100%	$36,682,640	100%	$1.19

	Shares Purchased		Total Consideration		Average Price
	Number	Percentage	Amount	Percentage	Per Share
Assuming 50% of Shares Sold:
Existing Stockholders	26,213,800	89%	$2,032,640	8.2%	$0.08
New Investors	3,125,000	11%	$22,900,000	91.8%	$7.33
Total	29,338,800	100%	$24,932,640	100%	$0.85

	Shares Purchased		Total Consideration		Average Price
	Number	Percentage	Amount	Percentage	Per Share
Assuming 30% of Shares Sold:
Existing Stockholders	26,213,800	93%	$2,032,640	13.1%	$0.08
New Investors	1,875,000	7%	$13,500,000	86.9%	$7.20
Total	28,088,800	100%	$15,532,640	100%	$0.55

The number of shares of common stock outstanding excludes:

•	shares of our Common Stock issuable upon exercise of the warrants to be issued to the underwriter in connection with this offering.

•	2,027,600 shares of our Common Stock issuable upon exercise of the warrants held by non-affiliated stockholders at a weighted average exercise price of $2.50 per share.

To the extent such stock options or warrants are hereafter exercised resulting in the issuance of additional shares of our Common Stock or shares convertible into Common Stock which are then converted, there will be further dilution to our investors.

SELLING SHAREHOLDERS

Not applicable

UNDERWRITING

We have engaged W.R. Hambrecht + Co., LLC (the “Representative Underwriter ”), Drexel Hamilton , LLC and Strategas Securities, LLC as underwriters (collectively, the "Underwriters " ) with respect to the Offered Shares. We anticipate entering into an underwriting agreement with the Underwriters setting forth the definitive terms and conditions of the sale of the Offered Shares on or immediately prior to the date on which the SEC initially qualifies the Offering Statement (the "Qualification Date").

Subject to certain conditions, the Underwriters have agreed to use their best efforts to procure potential purchasers for the Offered Shares. This offering is being undertaken on a best - efforts only basis. The Underwriters are not required to take or pay for any specific number or dollar amount of our Common Stock. The Underwriters will have the right to engage such other FINRA member firms as it determines to assist in this offering.

This offering will terminate on ____________, 2016, subject to extension for up to thirty (30) days with the mutual agreement of us and our Representative Underwriter; provided that, if we have received and accepted subscriptions for the minimum number of Offered Shares, then the Company may close on the minimum offering amount (the "Initial Closing") and this offering will continue , if not terminated earlier by the Company, until (i) a date which is sixty (60) days after the Initial Closing, or (ii) the date on which the maximum offering amount is sold (such earliest date, the "Termination Date").

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The Offered Shares will be issued in one or more closings. The Underwriters and the participating broker-dealers (the "Selling Group") must sell the minimum number of shares set forth in this Offering Circular (the "Minimum Offering") if any shares are to be sold at all. If, on the Initial Closing date, we have sold less than the maximum number of Offered Shares (the "Maximum Offering"), then we may hold one or more additional closings in our sole discretion for additional sales, up to the Maximum Offering, until the Termination Date (the "Additional Closings", and each, an "Additional Closing"). For the Initial Closing and each subsequent Additional Closing, all proceeds for such closing will be kept in an interest bearing escrow account (the "Escrow Account") maintained by Jumpstart Securities, LLC, which is acting as the escrow agent, for the benefit of the investors in accordance with Rule 15c2-4 under the Exchange Act. Upon each closing, the proceeds collected for such closing will be disbursed to the Company and the Offered Shares for such closing will be issued to investors, as described in more detail below. If the offering does not close, the proceeds for the offering will be promptly returned to investors, without deduction and generally without interest.

The Escrow Account will be opened immediately prior to the Qualification Date and will remain open until the offering terminates without the Minimum Offering having been reached, or if the Initial Closing occurs, until the last Additional Closing date(s).

Investors may purchase the Offered Shares in one of two methods following the Qualification Date. Under the first method, in accordance with the instructions in the subscription agreement (the "Subscription Process"), an investor will execute a subscription agreement and transmit the funds directly by wire to the Escrow Account. The subscription agreement is available at www.wrhambrecht.com/PIXY or a hard copy may be obtained by contacting the Underwriters. Under the second method, following the Qualification Date, the Underwriters will book trades with investors or their brokers, and the investors will fund the purchase price of the Offered Shares through their brokerage accounts pursuant to instructions given by their brokers (the "Brokerage Account Process"); provided, however, that in accordance with Rule 15c2-4 under the Exchange Act, funds will not be released until the Escrow Agent has confirmed that sufficient funds are in the Escrow Account to meet the Minimum Offering from the aggregate of funds received through: (i) the Subscription Process, plus (ii) the Brokerage Account Process.

On each closing date, the Representative Underwriter’s clearing agent will wire an amount equal to the gross proceeds received from investors under the Brokerage Account Process to the Escrow Account, and Jumpstart Securities LLC will wire the total funds received in the Escrow Account (under both the Subscription Process and the Brokerage Account Process) to the Company. The Offered Shares will be released to investors under the Subscription Process by direct registration through the Company's transfer agent. The Offered Shares for investors under the Brokerage Account Process will be released initially to the clearing agent for further delivery to customer accounts of the investors through the Depository Trust & Clearing Corporation. For each closing, all sales under both processes will close on the same date.

Following the Initial Closing, the Company and the Representative Underwriter will consider various factors in determining the timing of any Additional Closings , if any , including the amount of proceeds received at the Initial Closing and any Additional Closings that have already been held, the level of additional valid subscriptions or sales orders received under the Subscription Process and the Brokerage Account Process after the Initial Closing and any Additional Closings that have already been held, the eligibility of additional investors under applicable laws and coordination with the commencement of exchange trading of our Common Stock. Accordingly, the investors under the Subscription Process may not know the exact date on which their closing will occur, except that all closings (including the Initial Closing), if any, will occur prior to the Termination Date.

Jumpstart Securities, LLC will notify the Representative Underwriter when the full amount necessary to purchase the Minimum Offering has been received. If, on_________________, or the end of the thirty (30) day extension, if exercised, investor funds are not received in respect of the Minimum Offering, then all investor funds that were deposited into the Escrow Account (including funds received under both the Subscription Process and the Brokerage Account Process, if any) will be returned promptly to investors and the offering will terminate. Jumpstart Securities, LLC will retain up to $5,000 of interest accrued from funds deposited in the Escrow Account regardless of whether the offering closes, as partial compensation for serving as the escrow agent. Jumpstart Securities, LLC will not accept any paper checks from investors in the offering. The Underwriters will not accept or handle any funds.

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	Per Share	Total
Price to public
Underwriting discount and commissions payable by us(1)
Proceeds, before expenses, to us

_______________

(1)	The underwriting discount and commissions do not include the expense reimbursement, advisory fee, or Underwriter's Warrants, as described below.

Offered Shares sold to the public will initially be offered at the initial public offering price set forth on the cover of this Offering Circular. Selected dealers who participate in the offering will receive a selling concession from the Underwriters not to exceed $ 0.288 per share. After the initial offering of the shares, the offering price and other selling terms may be subject to change. The offering of the shares is subject to receipt and acceptance and subject to the right of the Company to reject any subscription in whole or in part, for any reason or no reason.

Technology and Escrow Services

FundAmerica , LLC has been engaged to provide certain technology services in connection with this offering. The Representative Underwriter has agreed to pay FundAmerica , LLC, as part of the syndicate expenses, a technology services fee for the technology services provided by it in the offering, including the online platform by which subscribers may receive, review, execute and deliver subscription agreements electronically.

We have engaged Jumpstart Securities, LLC to serve as escrow agent for the offering. As partial compensation for serving as escrow agent, Jumpstart Securities, LLC will retain up to $5,000 of interest accrued from funds deposited in the escrow account regardless of whether the offering closes. In the event more than $5,000 in interest accrues on funds deposited in the escrow account, the excess will be distributed to each subscriber in the same proportion as such subscriber's investment bears to the gross proceeds of the offering. Jumpstart Securities, LLC is also entitled to certain other fees that the Representative Underwriter will pay as syndicate expenses. Jumpstart Securities, LLC is not participating as an underwriter of the offering and will not solicit any investment in the Company, recommend the Company's securities or provide investment advice to any prospective investor, or distribute the offering circular or other offering materials to investors. All inquiries regarding this offering or escrow should be made directly to the Company or the Underwriters.

Engagement Agreement with the Representative Underwriter

We are currently party to an engagement agreement with the Representative Underwriter. The term of the engagement agreement began on April 26, 2016 and will continue for one year, until April 26, 2017, unless one of the following events occurs prior to April 26, 2017, in which case the engagement agreement would be terminated early:

(i)	we and the Representative Underwriter mutually agree to terminate the engagement agreement or either of us decides to terminate on 30 days' prior written notice to the other;

(ii)	we execute a definitive underwriting or placement agency agreement with the Underwriter;

(iii)	we terminate the agreement for the Representative Underwriter's material failure to provide the services contemplated by the engagement agreement; or

(iv)	we decide not to proceed with the offering or withdraw any offering statement filed with the SEC.

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Offering Expenses. We are responsible for all offering fees and expenses, including the following: (i) fees and disbursements of our legal counsel, accountants, and other professionals we engage; (ii) fees and expenses incurred in the production of offering documents, including design, printing, photograph, and written material procurement costs; (iii) all filing fees, including FINRA and blue sky filing fees; (iv) all of the legal fees related to the registration and qualification of the Offered Shares under state securities laws and FINRA clearance (not to exceed $30,000 in the aggregate); and (v) our transportation, accommodation, and other roadshow expenses. To the extent that any of our fees and expenses are paid by the Representative Underwriter with our approval, we will, upon request, reimburse the Representative Underwriter for such fees and expenses.

Reimbursable Expenses in the Event of Termination. In the event the offering does not close or the engagement agreement is terminated for any reason (other than for the Representative Underwriter's material failure to provide the services contemplated by the engagement agreement.), we have agreed to reimburse the Representative Underwriter for all unreimbursed, reasonable, documented, out-of-pocket fees, expenses, and disbursements, including the Representative Underwriter's legal fees (excluding any fees relating to FINRA clearance and registration and qualification under state securities laws), up to $100,000.

Termination Fee. If we terminate the engagement agreement and then consummate a public offering in which the Representative Underwriter does not serve as the Representative Underwriter or placement agent within six months of such termination, then we have agreed to pay the Representative Underwriter a termination fee equal to $100,000. However, the termination fee will be reduced by the amount of reimbursable expenses we have paid to the Representative Underwriter. See "Reimbursable Expenses in the Event of Termination" above. The termination fee is not payable in the event we terminate the engagement agreement due to the Representative Underwriter's material failure to provide the services contemplated by the engagement agreement.

Underwriting Commission. We have agreed that the definitive underwriting agreement will provide for us to pay a commission of 6.0% of the gross offering proceeds to the Underwriters as compensation immediately upon consummation of the offering.

Underwriter's Warrants

Upon each closing of this offering, we have agreed to issue Underwriter's Warrants to the Representative Underwriter to purchase a number of shares of the Common Stock equal to 5.0% of the total shares of the Common Stock sold in the final offering statement. The Underwriter's Warrants are exercisable commencing upon issuance, and will be exercisable up to five years from the date of qualification of the offering statement. The Underwriter's Warrants are not redeemable by us. The exercise price for the Underwriter's Warrants will be the amount that is 15% greater than the public offering price, or $9.20.

The Underwriter's Warrants and the Common Stock underlying the Underwriter's Warrants have been deemed compensation by FINRA and are therefore subject to a 180-day lock-up pursuant to Rule 5110(g)(1) of FINRA. The Representative Underwriter, or permitted assignees under such rule, may not exercise, sell, transfer, assign, pledge, or hypothecate the Underwriter's Warrants or the Common Stock underlying the Underwriter's Warrants, nor will the Representative Underwriter or permitted assignees engage in any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the Underwriter's Warrants or the underlying shares for a period of 180 days from the Qualification Date, except that they may be transferred, in whole or in part, by operation of law or by reason of our reorganization, or to any underwriter or selected dealer participating in the offering and their officers or partners if the Underwriter's Warrants or the underlying shares so transferred remain subject to the foregoing lock-up restrictions for the remainder of the time period. The Underwriter's Warrants will provide for adjustment in the number and price of the Underwriter's Warrants and the shares underlying such Underwriter's Warrants in the event of recapitalization, merger, stock split, or other structural transaction, or a future financing undertaken by us.

Advisory Services Agreement

We also previously executed an Advisory Letter Agreement with the Representative Underwriter with a three-month term pursuant to which the Representative Underwriter agreed to provide us with financial advice and assistance concerning our business. As compensation for these advisory services, we paid the Representative Underwriter $30,000. The Engagement Agreement signed on April 26, 2016 supersedes the Advisory Letter Agreement.

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Lock Up Agreements

Our two current principal stockholders have agreed, or will agree, with the Representative Underwriter, subject to certain exceptions, that, without the prior written consent of the Representative Underwriter, we and they will not, directly or indirectly, during the period ending 180 days after the date of the Offering Circular:

•

offer, assign, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any shares of the Common Stock or any securities convertible into or exchangeable or exercisable for the Common Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition;

•

enter into any swap, hedge or any other agreement or any transaction that transfers, in whole or in part, the economic consequence of ownership of the Common Stock or securities convertible into or exercisable or exchangeable in Common Stock, whether any such swap or transaction is to be settled by delivery of the Common Stock or other securities, in cash or otherwise ;

•	engage in any short selling of the Common Stock;

•

file any registration statement or offering statement with the Securities and Exchange Commission relating to the offering of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock; or

•	publicly announce an intention to effect any transaction specified above.

This agreement does not apply, in our case, to securities issued pursuant to existing employee benefit plans or securities issued upon exercise of options, and other exceptions, and in the case of our officers, directors and other holders of our securities, exercise of stock options issued pursuant to a stock option or similar plans, and other exceptions.

Indemnification

We have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act. The Underwriters and their affiliates are engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The Underwriters and their affiliates may in the future perform various financial advisory and investment banking services for us, for which they received or will receive customary fees and expenses.

In the ordinary course of their various business activities, the Underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own accounts and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of the issuer. The Underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Exchange Listing

We have applied to the NASDAQ Capital Market ("NASDAQ") to list shares of our common under the symbol "PIXY." In order to meet one of the requirements for listing our common stock on NASDAQ, the Underwriters intend to sell lots of 100 or more shares to a minimum of 300 beneficial holders. We have applied to list our Common Stock on the NASDAQ Capital Market, and we expect trading to commence following the Qualification of this offering, assuming we have sold more than the minimum amount of shares being offered and the SEC has declared effective our filing on Form 8-A in order to register our shares under the Exchange Act .

LEGAL PROCEEDINGS

There are no pending or threatened lawsuits against us.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS, AND CONTROL PERSONS

The board of directors elects our executive officer annually. A majority vote of the directors who are in office is required to fill vacancies. Each director shall be elected for the term of one year, and until his successor is elected and qualified, or until his earlier resignation or removal.

Our director and executive officer is as follows:

Name and Principal Position	Age	Term of Office

Scott W. Absher – CEO/CFO/Director	56	Since June 2015

Scott W. Absher joined us as CEO/CFO/Director upon formation in June 2015. Since February 2010 he has also been President of Struxurety, a business insurance advisory company. As a member of the board, Mr. Absher contributes significant industry-specific experience and expertise on our insurance products and services. He contributes his knowledge of the company and a deep understanding of all aspects of our business, products and markets, as well substantial experience developing corporate strategy, assessing emerging industry trends, and business operations.

Family Relationships

There are no family relationships between any of our officers and directors.

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Involvement in certain legal proceedings.

None of the following events have occurred during the past five years and which are material to an evaluation of the ability or integrity of any director or executive officer:

(1)	A petition under the federal bankruptcy laws or any state insolvency law was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he was general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing; or

(2)	Such person was convicted in a criminal proceeding (excluding traffic violations and other minor offenses).

Administrative Order and Settlement with State Securities Commissions

On June 25, 2013, the Alabama Securities Commission issued a Cease and Desist Order (the "Order") against Scott W. Absher "Respondent". The Order asserted that in March 2011, that Mr. Absher had spoken to an Alabama resident who was an investor in a California business Mr. Absher was considering acquiring. Mr. Absher has said that he was unaware that the acquisition candidate and its investors had poor history with the Alabama Securities Commission or that speaking with the Alabama investors in the business would be construed as a "sales" conversation. The Alabama Order stated that the respondent was to cease and desist from further offers or sales of any security in the State of Alabama.

Board Composition

Our board of directors currently consists of one member and is authorized to have up to three members. Each director of the Company serves until the next annual meeting of stockholders and until his successor is elected and duly qualified, or until his earlier death, resignation or removal. Our board is authorized to appoint persons to the offices of Chairman of the Board of Directors, President, Chief Executive Officer, one or more vice presidents, a Treasurer or Chief Financial Officer and a Secretary and such other offices as may be determined by the board.

We have no formal policy regarding board diversity. In selecting board candidates, we seek individuals who will further the interests of our stockholders through an established record of professional accomplishment, the ability to contribute positively to our collaborative culture, knowledge of our business and understanding of our prospective markets.

Director Independence

Rule 5605 of the NASDAQ Listing Rules requires a majority of a listed company's board of directors to be comprised of independent directors within one year of listing. In addition, the NASDAQ Listing Rules require that, subject to specified exceptions, each member of a listed company's audit, compensation and nominating and corporate governance committees be independent and that audit committee members also satisfy the independence criteria set forth in Rule 10A-3 under the Exchange Act.

Our board of directors has established committees, to be in effect prior to one year from the date of listing. We have no independent directors. In making such determinations, our board considered the relationships that each such person has with our Company and all the other facts and circumstances our board deemed relevant in determining independence, including the beneficial ownership of our capital stock by each such person. We intend to add additional independent directors and adopt the policies and procedures set forth below in order to meet listing requirements of a national securities exchange, in accordance with the phase-in provisions of NASDAQ Rule 5615(b).

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Board Committees

Prior to one year from the date of listing, our board will establish three standing committees — audit, compensation and nominating and corporate governance — each of which will operate under a charter that has been approved by our board. We intend to appoint persons to the Board of Directors and committees of the Board of Directors as required meeting the corporate governance requirements of a national securities exchange, in accordance with the phase-in provisions of NASDAQ Rule 5615(b). We intend to appoint directors in the future so that we have a majority of our directors who will be independent directors.

Audit Committee

Prior to one year from the date of listing, we will appoint three members of our Board of Directors to the audit committee, one of whom will qualify as an audit committee financial expert within the meaning of SEC regulations and the NASDAQ Listing Rules. In making a determination on which member will qualify as a financial expert, our board expects to consider the formal education and nature and scope of such members' previous experience. As described above, we expect to rely on the phase-in provisions of NASDAQ Rule 5615(b) such that at least one member of the audit committee will be independent upon listing, at least two members of the audit committee will be independent within 90 days after listing and the entire audit committee will be independent within one year following listing.

Our audit committee will assist our board of directors in its oversight of our accounting and financial reporting process and the audits of our consolidated financial statements. Our audit committee's responsibilities will include:

•	appointing, approving the compensation of, and assessing the independence of our registered public accounting firm;

•	overseeing the work of our registered public accounting firm, including through the receipt and consideration of reports from such firm;

•	reviewing and discussing with management and the registered public accounting firm our annual and quarterly consolidated financial statements and related disclosures;

•	monitoring our internal control over financial reporting, disclosure controls and procedures and code of business conduct and ethics;

•	overseeing our internal accounting function;

•	discussing our risk management policies;

•	establishing policies regarding hiring employees from our registered public accounting firm and procedures for the receipt and retention of accounting-related complaints and concerns;

•	meeting independently with our internal accounting staff, registered public accounting firm and management;

•	reviewing and approving or ratifying related party transactions; and

•	preparing the audit committee reports required by SEC rules.

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Compensation Committee

Prior to one year from the date of listing, we will appoint at least two members of our Board of Directors to the compensation committee. Our compensation committee will assist our board of directors in the discharge of its responsibilities relating to the compensation of our executive officers. The compensation committee's responsibilities will include:

•	reviewing and approving corporate goals and objectives with respect to Chief Executive Officer compensation;

•	making recommendations to our board with respect to the compensation of our Chief Executive Officer and our other executive officers;

•	overseeing evaluations of our senior executives;

•	review and assess the independence of compensation advisers;

•	overseeing and administering our equity incentive plans;

•	reviewing and making recommendations to our board with respect to director compensation;

•	reviewing and discussing with management our "Compensation Discussion and Analysis" disclosure; and

•	preparing the compensation committee reports required by SEC rules.

Compensation Committee Interlocks and Insider Participation

When appointed as described above, it is anticipated that none of the members of our Compensation Committee, at any time, will have been one of our officers or employees. None of our executive officers currently serves, or in the past year has served, as a member of the Board of Directors or Compensation Committee of any entity that has one or more executive officers on our Board of Directors or Compensation Committee.

Currently, we have no compensation committee (or other board committee performing equiva lent functions). The board of directors will make continue to make decisions for the compensation of executive officers until the appointment of a Compensation Committee as described above , at which time none of the members of our Compensation Committee, at any time, will have been one of our officers or employees . For fiscal year ended August 31, 2015 , there were two directors , Mr. Absher and Mr. Holmes (until his resignation on July 1, 2015) who were executive officers and shareholders with more than 5% of issued common stocks. During the last completed fiscal year, there are no other individuals who participated in deliberations of the registrant’s board of directors concerning executive officer compensation.

Nominating and Corporate Governance Committee

Prior to one year from the date of listing, we will appoint at least two members of our Board of Directors to the nominating and corporate governance committee. The nominating and corporate governance committee's responsibilities will include:

•	identifying individuals qualified to become board members;

•	recommending to our board the persons to be nominated for election as directors and to be appointed to each committee of our board of directors;

•	reviewing and making recommendations to the board with respect to management succession planning;

•	developing and recommending corporate governance principles to the board; and

•	overseeing periodic evaluations of board members.

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Board Leadership Structure and Risk Oversight

The board of directors oversees our business and considers the risks associated with our business strategy and decisions. The board currently implements its risk oversight function as a whole. Each of the board committees when established will also provide risk oversight in respect of its areas of concentration and reports material risks to the board for further consideration.

Code of Business Conduct and Ethics

We have adopted a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer and principal accounting officer or controller, or persons performing similar functions. The code of conduct is posted on our website and we will post all disclosures that are required by law or NASDAQ rules in regard to any amendments to, or waivers from, any provision of the code.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information known to us regarding beneficial ownership of our capital stock as of November 5, 2016 for (i) all executive officers and directors as a group and (ii) each person, or group of affiliated persons, known by us to be the beneficial owner of more than ten percent (10%) of our capital stock. The percentage of beneficial ownership in the table below is based on 26,213,800 shares of common stock deemed to be outstanding as of November 5 , 2016. In addition, shares of common stock that may be acquired by the stockholder within 60 days of November 5, 2016, pursuant to the exercise of stock options are deemed to be outstanding for the purpose of computing the percentage ownership of such shareholder, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table.

Common Stock

Name of Beneficial Owner [1]	Number of Shares Beneficially Owned	Number of Shares Acquirable	Percent of Class before Offering	Percent of Class after Offering [2]
Scott W. Absher	12,500,000	0	47.68%	38.50%
Stephen Holmes	12,500,000	0	47.68%	38.50%
All Executive Officers and Directors as a Group [1 person]	12,500,000	0	47.68%	38.50%

____________

[1]	The business address for all the persons named in the table is 1 Venture, Suite 150, Irvine, CA 92618.

[2]	Assumes maximum offering of 6,250,000 shares sold and 32,463,800 shares issued and outstanding after maximum offering.

Preferr ed Stock

Name of Beneficial Owner [1]	Number of Shares Beneficially Owned [2]	Number of Shares Acquirable [2]	Percent of Class before Offering [3]	Percent of Class after Offering [4]
Scott W. Absher	12,500,000	12,500,000	47.68%	47.68%
Stephen Holmes	12,500,000	12,500,000	47.68%	47.68%
All Executive Officers and Directors as a Group [1 person]	12,500,000	12,500,000	47.68%	47.68%

____________

[1]	The business address for all the persons named in the table is 1 Venture, Suite 150, Irvine, CA 92618.

[2]

These shares are deemed beneficially owned under SEC Rule 13d-3 as the option to acquire these shares is currently exercisable. The ownership number of Shares of Preferred Stock underlying the Option under the terms of the Option is the number of shares of common stock held by such Shareholder on date of the Shareholder’s exercise of the aforesaid Option , assuming an exercise date of the date of filing of this Offering Circular.

[3]	Assumes exercise of all outstanding options to purchase Preferred Stock which would result in issuance of 26,213,800 shares of Preferred Stock as of the date of this Offering Circular.

[4]	The Percent of Class of Preferred Stock after Offering does not vary because the Preferred Stock does not allow conversion into Common Stock.

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DESCRIPTION OF SECURITIES

Securities Being Offered

The following is a summary of the rights of our capital stock as provided in our articles of incorporation and bylaws. For more detailed information, please see our articles of incorporation and bylaws, which have been filed as exhibits to the offering statement of which this offering circular is a part.

Authorized Capital

Our authorized capital stock consists of 750,000,000 shares of common stock, par value $0.0001 per share, of which approximately 26,213,800 shares are issued and outstanding as of October 12, 2016. Our authorized capital stock also includes 50,000,000 shares of Preferred Stock, par value $0.0001, none of which are issued or outstanding. Under Wyoming law and generally under state corporation laws, the holders of our common and preferred stock will have limited liability pursuant to which their liability is limited to the amount of their investment in us.

Reverse Split

Effective October 12, 2016, we authorized a 1 for 2 Reverse Securities Split as follows: A two for one reverse split of Common Stock alone as well as a two for one reverse split for Units sold in private offering as described in this Offering Circular, thus reducing by half the number of shares of Common Stock underlying the Units as well as reducing by half the number of Warrants to acquire additional Common Stock that are part of the Units but not affecting the exercise prices of $2.00 and $3.00 per share as set forth in the Warrants.

We have adjusted share numbers in this Offering Circular for this split.

Common Stock

Voting Rights. The holders of the common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the shareholders. Wyoming law provides for cumulative voting for the election of directors. As a result, any shareholder may cumulate his or her votes by casting them all for any one director nominee or by distributing them among two or more nominees. This may make it easier for minority shareholders to elect a director.

Dividends. Subject to preferences that may be granted to any then outstanding preferred stock, holders of common stock are entitled to receive ratably such dividends as may be declared by the board of directors out of funds legally available therefor as well as any distributions to the shareholders. The payment of dividends on the common stock will be a business decision to be made by our board of directors from time to time based upon results of our operations and our financial condition and any other factors that our board of directors considers relevant. Payment of dividends on the common stock may be restricted by loan agreements, indentures and other transactions entered into by us from time to time.

Liquidation Rights. In the event of our liquidation, dissolution or winding up, holders of common stock are entitled to share ratably in all of our assets remaining after payment of liabilities and the liquidation preference of any then outstanding preferred stock.

Absence of Other Rights or Assessments. Holders of common stock have no preferential, preemptive, conversion or exchange rights. There are no redemption or sinking fund provisions applicable to the common stock. When issued in accordance with our articles of incorporation and law, shares of our common stock are fully paid and not liable to further calls or assessment by us.

Preferred Stock

Our board of directors is authorized by our articles of incorporation to establish classes or series of preferred stock and fix the designation, powers, preferences and rights of the shares of each such class or series and the qualifications, limitations or restrictions thereof without any further vote or action by our shareholders. Any shares of preferred stock so issued would have priority over our common stock with respect to dividend or liquidation rights. Any future issuance of preferred stock may have the effect of delaying, deferring or preventing a change in our control without further action by our shareholders and may adversely affect the voting and other rights of the holders of our common stock.

At present we have currently exercisable options granted to all shareholders of record on September 28, 2016 to acquire up to 26,213,800 authorized shares of Preferred Stock.

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The 26,213,800 shares of Preferred Stock which would be acquired upon exercise of the option described above has the following general rights, preferences, privileges and restrictions, as further amended and restated:

A.	No Dividends: Holders of Preferred Stock shall not be entitled to receive annual or other dividends.

B.

Liquidation Preference: In the event of any liquidation or winding up of the Company, the holders of the Preferred Stock will not be entitled to receive in preference to the holders of Common Stock an amount equal to their purchase price under this Option, subject to proportional adjustment for stock splits, stock dividends, recapitalizations, and the like on a pro rata basis with the Common Stock("Liquidation Amount").

C.	No Conversion: The holders of the Preferred Stock will not have the right to convert their Preferred Stock at any time into shares of Common Stock.

D.

Certain Antidilution Protection: There is antidilution protection to the Voting Rights of the Preferred Stock solely subject to proportional adjustment for stock splits, stock dividends, recapitalizations, and the like and not for other matters such as additional stock issuances or price adjustments.

E.	Voting Rights:

1.	Other than Directors. The holders of each share of Preferred Stock will have a right to that number of votes equal to one share of Common Stock.

2.

Directors. The holders of Preferred Stock voting separately shall be entitled to elect such number of directors as to be a majority of the Board. The remaining directors shall be elected by the Preferred Stock and Common Stock voting together.

3.

Protective Provisions: Consent of the holders of 75% of the Voting Rights of the outstanding Preferred Stock shall be required for: (i) any amendment or change of the rights, preferences, privileges, or powers of, or the restrictions provided for the benefit of, the Preferred Stock; (ii) increases or decreases the authorized number of shares of Common or Preferred Stock; (iii) any action that authorizes, creates, or issues shares of any class of stock having preferences superior to or on parity with the Preferred Stock; (iv) any action that reclassifies any outstanding shares into shares having preferences or priority as to dividends or assets senior to or on parity with the preference of the Preferred Stock; (v) any amendment of the Company's Articles of Incorporation or Bylaws that adversely affects the rights of the Preferred Stock; (vi) any merger or consolidation of the Company with one or more other corporations in which the shareholders of the Company immediately after such merger or consolidation hold stock representing less than a majority of the voting power of the outstanding stock of the surviving corporation; (vii) the sale of all or substantially all the Company's assets; (viii) the liquidation or dissolution of the Company; (ix) the declaration or payment of a dividend on the Common Stock (other than a dividend payable solely in shares of Common Stock); (x) the license by the Company of any of its Technology of such a manner as to have the same economic effect as a sale or disposition of all or substantially all of the assets of the Company; (xi) the repurchase by the Company of any shares of its capital stock, except redemption or repurchase of shares of common stock from employees or consultants upon termination of their employment or service pursuant to agreements providing for such repurchase; or (xii) changes the authorized size of the Company's Board unless required during a future financing.

F.	This Option may only be exercised upon the following events:

1.	The acquisition of a Controlling interest by a shareholder other than the Original Holders hereunder.

a.

Controlling interest" defined. "Controlling interest" means the ownership of outstanding voting shares of the Company sufficient to enable the acquiring person, directly or indirectly and individually or in association with others, to exercise one-fifth or more of all the voting power of the Company in the election of directors or any other business matter on which shareholders have the right to vote under Wyoming Law.

2.

Prior to any proposed merger, consolidation (in which the Company's common stock is changed or exchanged) or sale of at least 50% of the Company's assets or earning power (other than a reincorporation).

G.	The right to exercise this option shall terminate on December 31, 2023.

H.	This Option is not assignable except to any person or entity deemed an Affiliate of the Option Holder as the term Affiliate is defined under SEC Rule 144.

I.

Proportional Adjustment to Option. In the event that, at the time the Option becomes exercisable, the total number of authorized Preferred Shares is less than the lesser of (a) the number of shares of common stock held by the Holders on September 28, 2016, or (b) the number of shares of common stock held by such Holders on the date on which the Option becomes exercisable (such lesser amount of shares of common stock hereinafter referred to as the “Total Holder Shares”), then the number of shares of Preferred Stock that each Holder can purchase in connection with the Option shall be proportionally reduced to a percentage (of such Holder’s Total Holder Shares) that is equal to the percentage calculated by dividing the total number of authorized shares of Preferred Stock by the Total Holder Shares. The provisions of this Section are subject to the provisions of Section D of the Option.

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Options and Warrants

At October 13, 2016, non-affiliate investors own 1,013,800 warrants, each warrant entitling the holder to acquire one share of common stock at a price of $2.00 per share and 1,013,800 additional warrants, each warrant entitling the holder to acquire one share of common stock at a price of $3.00 per share. The exercise period for the $2.00 warrants is within one year of the subscription date, the earliest in June 2015 and the most recent in May 2016, and the exercise period for the $3.00 warrant is within two years of the subscription date. As of the date of this Offering Circular, none of these warrants has been exercised.

An option was given to each of the Shareholders of record as of September 28, 2016. The aforesaid Option is as follows: to purchase shares of Preferred Stock of the Corporation at $0.0001 per share par value (the “Preferred Stock”) in an amount equal to the lesser of (a) the number of shares of common stock held by such Shareholder on September 28, 2016, or (b) the number of shares of common stock held by such Shareholder on date of the Shareholder’s exercise of the aforesaid Option.

Certain Anti-Takeover Effects

General. Certain provisions of Wyoming law may have an anti-takeover effect and may delay or prevent a tender offer or other acquisition transaction that a shareholder might consider to be in his or her best interest. The summary of the provisions of Wyoming law set forth below does not purport to be complete and is qualified in its entirety by reference to Wyoming law.

The issuance of shares of preferred stock, the issuance of rights to purchase such shares, and the imposition of certain other adverse effects on any party contemplating a takeover could be used to discourage an unsolicited acquisition proposal. For instance, the issuance of our Series A Convertible Preferred Stock if the option to acquire such shares is exercised would impede a business combination by the voting rights that would enable a holder to block such a transaction. In addition, under certain circumstances, the issuance of preferred stock could adversely affect the voting power of holders of our common stock.

Under Wyoming law, a director, in determining what he reasonably believes to be in or not opposed to the best interests of the corporation, does not need to consider only the interests of the corporation's shareholders in any takeover matter but may also, in his discretion, may consider any of the following:

(i)	The interests of the corporation's employees, suppliers, creditors and customers;

(ii)	The economy of the state and nation;

(iii)	The impact of any action upon the communities in or near which the corporation's facilities or operations are located;

(iv)	The long-term interests of the corporation and its shareholders, including the possibility that those interests may be best served by the continued independence of the corporation; and

(v)	Any other factors relevant to promoting or preserving public or community interests.

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The Options to acquire 26,213,800 shares of Preferred Stock as described above will, if exercised, deter a takeover.

Because our board of directors is not required to make any determination on matters affecting potential takeovers solely based on its judgment as to the best interests of our shareholders, our board could act in a manner that would discourage an acquisition attempt or other transaction that some, or a majority, of our shareholders might believe to be in their best interests or in which such shareholders might receive a premium for their stock over the then market price of such stock. Our board presently does not intend to seek shareholder approval prior to the issuance of currently authorized stock, unless otherwise required by law or applicable stock exchange rules.

INTEREST OF NAMED EXPERTS

The consolidated financial statements of the Company appearing elsewhere in this Offering Circular have been included herein in reliance upon the report, which includes an explanatory paragraph as to the Company's ability to continue as a going concern, of Pritchett, Siler & Hardy, P.C., an independent registered public accounting firm, appearing elsewhere herein, and upon the authority of that firm as experts in accounting and auditing.

Certain legal matters with respect to the shares of common stock offered hereby will be passed upon by Williams Securities Law Firm, P.A., Tampa FL. Michael T. Williams, Esq., principal of the firm, owns 100,000 shares of our Common Stock. Rimon, P.C. is representing the underwriter in this offering.

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DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES LIABILITIES

Our Articles and  Bylaws, subject to the provisions of Wyoming Law, contain provisions which allow the corporation to indemnify any person against liabilities and other expenses incurred as the result of defending or administering any pending or anticipated legal issue in connection with service to us if it is determined that person acted in good faith and in a manner which he reasonably believed was in the best interest of the corporation. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

DESCRIPTION OF BUSINESS

We were initially incorporated under the laws of the State of Wyoming on June 3, 2015. We formed Shift Human Capital Management Inc., d/b/a/ ShiftableHR, a wholly-owned subsidiary, in December 2015. Our principal executive office is located at 1 Venture, Suite 150, Irvine, CA 92618.

The Company is a leading provider of employment law compliance solutions for employers of ("gig") shift/gig workers and the shift/gig workers themselves in the nextGEN Gig Economy. For us, nextGEN Gig Economy means an environment in which shift or other part-time/temporary positions are common, and businesses, in our case currently restaurant and hospitality businesses, contract with independent workers for less than full-time engagements such as shift work. The trend toward a Gig Economy has begun. A study by Intuit predicted that by 2020, 40 percent of American workers would be less than full time independent contractors. Intuit, Inc. October 2010. “Intuit 2020 Report: Twenty Trends That Will Shape the Next Decade.”

A significant problem for employers in the Gig Economy is compliance with new regulations imposed by the ACA as well as worker's compensation and other traditional employment compliance issues. This problem has become greater as Employers cut workers hours below 30 hours/week to avoid mandatory ACA health insurance requirements for all workers.

For Gig/Shift Workers, the significant problem is difficulty in finding other jobs/gigs to replace hours lost when their employer reduces their hours and makes them less than full time employees.

We believe ShiftPixy has the ideal solution for both of these groups and each of their problems via a service offering that entails two principal elements (that we refer to collectively as our "Ecosystem"), as follows:

•

ShiftPixy Employer Solution: ShiftPixy absorbs the employer's Gig/Shift Workers as ShiftPixy Employees and makes those employees available to the former employer to work the same jobs, as employees of ShiftPixy.

•

ShiftPixy Gig/Shift Worker Solution: Shifters placed with one of ShiftPixy's clients can now access other shift work with other ShiftPixy clients, ultimately through the new ShiftPixy mobile app a prototype of which was released in September. When released to the general public, anticipated to be in the 1st quarter of 2017, the ShiftPixy mobile app will enable not only ShiftPixy shift employees but also ultimately shift employees outside the ShiftPixy Ecosystem, many of them millennials who connect to the outside world solely through mobile devices to access available shift jobs at all ShiftPixy clients.

As part of our marketing strategy and because we believe what we are doing is so new and creative, we are also now onboarding clients in a traditional staffing company model through our wholly-owned subsidiary, Shift Human Capital Management, Inc., and then we intend to migrate these companies to the new nextGEN ShiftPixy Solution. In addition, we are joining the hot topic/dialogue currently going on in the nextGEN Gig Economy about companies such as Uber and others who have been targeted by plaintiff's, attorneys and government agencies for allegedly mischaracterizing employees as independent contractors. We believe that our ShiftPixy business model is perfect solution for these companies because we embrace the compliance obligations associated with being an employer.

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ShiftPixy currently operates in Los Angeles/Southern California and has a modest staff in Phoenix, but it plans to open the following additional physical offices upon completion of our offering, assuming we raise the maximum offering. If we raise less than the maximum offering, we will roll out these offices in the following order:

•	First, New York and then Orlando

•	Next, after the above cities are open, Dallas and then Chicago

•	Finally, after all the above cities are open, Las Vegas and then Atlanta

These markets collectively account for or allow us to cover approximately 53% of our target market in the restaurant/hospitality sector. (U.S. Department of Labor. Bureau of Labor Statistics. May 2015. Occupational Employment and Wages.)

ShiftPixy and its subsidiary currently serve an aggregate of approximately 253 clients and with an aggregate of approximately 4,067 worksite employees. Additionally, we provide only payroll administration services to 933 employees. None of these clients represents more than 10% of our annualized revenues for fiscal year 2016.

ShiftPixy's anticipated business and revenue growth will result from the following factors:

Large Potential Market

We believe there is a large potential market for ShiftPixy's services. Current statistics show that there are over 13 million employees working in the restaurant and hospitality industries. (U.S. Department of Labor. Bureau of Labor Statistics. September 2016. Table B-1: Employees on nonfarm payrolls by industry sector and selected industry detail: Accommodation and Food Services Industry Subsector. Retrieved from http://www.bls.gov/news.release/empsit.t17.htm). Compared to the total workforce, workers in the restaurant industry have a notably higher percentage of part-time workers. (National Restaurant Association. “News & Research: Restaurant middle class job growth 4x stronger than overall economy.” 13 January 2016.)

ShiftPixy's initial market focus is Los Angeles/Southern California, San Francisco, New York, Chicago, Dallas, Orlando, Atlanta, Las Vegas, and Phoenix. These markets collectively account for or allow us to cover approximately 53% of our target market in the restaurant/hospitality sector. (U.S. Department of Labor. Bureau of Labor Statistics. May 2015. Occupational Employment and Wages.)

The Staffing Industry

The staffing industry is made up of staffing providers, recruitment or placement providers and co-employment providers or PEOs each with its own service model and emphasis. Temporary staffing providers typically serve customer demands for flexible non-permanent workers for short or project work periods for midmarket and larger clients. Recruitment providers focus on locating, screening and presenting candidates for open positions for clients with open positions. Co-employers or PEOs provide a human resource management function for typically small employers with fewer than 50 employees.

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ShiftPixy is trying to position itself in the market as a part-time/temporary staffing provider, delivering a flexible regular staff solution to its clients. ShiftPixy generally engages clients with 100 to 500 employees where the engagement is at the ownership level of the business unlike the typical part-time/temporary staffing industry engagement with businesses with over 500 employees and conducted at the human resource management level rather than the ownership level.

ShiftPixy is positioned as the employer rather than co-employer in the PEO engagement. The employer liabilities are shared or divided in a co-employer engagement. In contrast, ShiftPixy's client engagement the risks and liabilities are primarily with ShiftPixy. The co-employment or PEO provider typically targets businesses with 50 of fewer full-time employees, while ShiftPixy's target market are businesses with 100 to 500 employees with large part-time workforces.

In contrast to recruitment or placement firms, ShiftPixy as the employer of shift work personnel provided to its clients, recruits for its own staffing demands and not as a recruiter for personnel who become employees of a client.

Compliance Challenges Presented by the Patient Protection and Affordable Care Act

The ACA presents significant staffing management challenges to this target market with many shift workers (see National Business Group on Health statement to U.S. House Ways and Means Committee, January 2014). Moreover, with a majority working as part time or variable hour employees (see U.S. Department of Labor. Bureau of Labor Statistics. October 2016. Industries at a Glance: Food Service and Drinking Places subsector.), and with the turnover rates most of these establishments experience, there are operational, reporting, employee tracking and cost concerns that we believe many of these businesses are not prepared to address. Because ACA compliance is a new experience for these businesses, many employers in these sectors are still not aware of or concerned with the size of the storm that ACA compliance-related penalties, reporting requirements, and increased cost really is. We believe this lack of preparedness and planning may overwhelm them in the years to come.

The ACA compliance requirements for employers in this sector are daunting. Employers who have a tough enough time managing the fast pace of the restaurant and hospitality environment are now subjected to tracking employee hours with employees becoming eligible for benefits at various times in the year as well as having to be more precise with scheduling so that employees do not exceed the 30-hour threshold which makes them full-time employees eligible for benefits under the ACA.

If a restaurant or hospitality business has 50 or more full-time equivalent employees, under the ACA it must offer benefits to full-time employees. This requires employers to manage and monitor carefully the number of hours worked by each employee and have a system that can give them real-time information on variable hour/shift employees that suddenly become eligible for coverage under the ACA. Failure to offer eligible employees a minimum essential benefit under the ACA will likely result in significant fines.

The complexity of compliance and the significant financial risk for non-compliance is shown in the following example using calculations based upon Healthcare.gov, IRS Notice 2015-87:

•

Assume a restaurant has 120 employees, of which 45 meet the definition of full-time employees and the remainder do not and are considered part-time employees (Under the ACA rules, generally an employee is considered full-time if he or she is reasonably expected to work on average at least 30 hours per week, or 120 hours per month.)

•

Next, the restaurant must determine whether it has 50 or more full-time equivalent employees. We start with the 45 actual full-time employees. We then add the additional equivalent full-time employees. the number of equivalent full-time employees, which is done by taking the hours worked by all part-time employees in a week and dividing that by 30. For our example we assume that all part-time employees work 25 hours per week, but if they all work different total hours under 30 hours per week, one can see how this calculation becomes more complex for the restaurant. We start by multiplying the 25 hours per week by the total number of part time employees. 25 hours X 75 part-time employees = 1875. Now we have to divide this number by 30, and we get 63 equivalent full-time employees.

•	The restaurant then has 108 equivalent full-time employees under the ACA and thus the employer has to offer its 45 actual full-time employees minimum essential coverage.

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•	Assume the restaurant fails to offer its 45 full-time employees minimum essential coverage. What is the penalty?

•	The penalty is $2,160 per full-time employees (minus 30).

•	So what's the total penalty? $32,400 ($2,160 X 15), a very significant amount determined after a very complex calculation.

The calculation above is correct based upon the assumptions about the employer in this example. However, because this is a very complex area, penalties may vary if there are different assumptions about an employer, such as having seasonal workers as defined in IRS or ACA regulations. This is just how complex the issue is: Seasonal workers are taken into account in determining the number of full-time employees. However, if an employer's workforce exceeds 50 full-time employees (including full-time equivalents) for 120 days or fewer during a calendar year, and the employees in excess of 50 who were employed during that period of no more than 120 days were seasonal workers, the employer is not considered an applicable large employer. Seasonal workers are workers who perform labor or services on a seasonal basis as defined by the Secretary of Labor, and retail workers employed exclusively during holiday seasons. For this purpose, employers may apply a reasonable, good faith interpretation of the term "seasonal worker."

To add to the complexity there are other kinds of penalties. If the restaurant offered a minimum essential plan but it did not meet the requirements of minimum value as defined by ACA, the restaurant would incur a $3,240 penalty for any employee that applies for a subsidy.

It is just this kind of complexity that is solved by an employer retaining ShiftPixy.

The ShiftPixy Solution

The ShiftPixy approach to the staffing business is to offer a Gig Economy focused employment law and regulation compliance solution through a comprehensive human resources outsourcing solution through an active client engagement and supported by our Provider Services Platform. We call this our ShiftPixy ecosystem. Within the ShiftPixy ecosystem we are the employer providing workers to a client while the client continues to direct the day-to-day job-related duties of our employees. Our services also include key HR management and employee benefits functions, including HR administration, employee benefits, and employer liability management, into a single-source solution:

Access to Shift Workers. Through the ShiftPixy engagement, we provide job provider clients with access to:

•	qualified and available Shift workers

•	workforce balancing to assure ACA compliance

•	planned scheduling and management tools to balance regular and shift work shifts

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Human Capital Management. We offer a variety of comprehensive HR administration services, such as:

•	employee recruitment and selection

•	payroll and tax administration

•	time and attendance management

•	benefits administration

•	employee training and development

•	online HR management tools

•	employee leave administration

Employer Liability Management. We help manage and limit employment related risks and related costs by providing:

•	a workers' compensation program

•	unemployment claims management

•	safety compliance guidance and access to safety training

•	access to employment practices liability insurance

•	guidance on compliance with federal, state and local employment laws and regulations

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Service Contracts

The Company enters into written service contracts with its customers. Among other things, these contracts provide that the Company will have various duties, including the following:

a.	Recruit, screen, interview, and assign its employees ("Assigned Employees") to perform the type of work described, per position under Client's supervision at the locations specified;

b.	Pay Assigned Employees' wages and provide them with the benefits that ShiftPixy offers to them;

c.

Pay, withhold, and transmit payroll taxes; provide unemployment insurance and workers' compensation, non-owned auto insurance, benefits; and handle unemployment and workers' compensation claims involving Assigned Employees; and

d.

To the extent Client elects to preserve current employee qualification for ACA and keep them on their current plan, ShiftPixy will process deductions and credits and reimburse Client for total amount each invoice.

There are also obligations and requirements upon clients to ensure that the working relationship between the Company and its clients is smooth, efficient and successful.

Suppliers

As a staffing company, ShiftPixy is considered the employer of shift workers. As such, we have to develop and maintain relationships with various insurance providers to provide the required coverage for persons who are considered our employees. Currently we have insurance providers for the following types of insurance lines:

•	Commercial General Liability – Zurich

•	Umbrella – Zurich

•	Worker's Compensation – Security National.

Shift Human Capital Management, as a separate entity carries a separate Worker's Compensation policy thorough Technology Insurance Company. For CGL/Umbrella, it is covered until August 4, 2017 under the parent policies.

Pricing

Pricing for services is dependent on several variables ranging from credit, risk exposure, payment terms, payment methods, volume, and potential for growth. Applicable pricing is specified in customer services agreements. The Company typically charges client by marking up the pay of employees or through other bill rates (i.e. the Company charges the client an hourly rate that is a premium (mark-up) to the hourly wage that the Company pays to the employee).

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The mark-up charged by the Company on employees provided varies for a number of reasons. For example, in some arrangements, the marked-up rate charged to the client includes compensation, all taxes, unemployment charges, workers' compensation costs and an administrative fee for the Company. Notably, unemployment withholding and other charges vary by State and these differences impact this mark-up. In addition, workers' compensation cost codes are assigned to the employee based on the job description, which is a significant variable in costs. The Company might charge a higher mark-up to compensate for situations with higher workers' compensation costs. Pricing and the rate of mark-up is also impacted by the relationship of the Company with the applicable customer. Clients that provide a large volume of business (typically over 75 employees) would generally receive discounted rates. On the other hand, clients at which employees have consistently incurred injuries or clients which have a history of injuries in their business will generally be charged an additional mark-up rate to counteract this expected cost and potential liability. Finally, the Company also offers clients discounts when clients refer new employees to the Company.

Marketing

Many times we are introduced to potential clients by our insurance providers. The worker's compensation component of our services has been the driver for the introductions from our property and casualty agent network. We have found that initially clients are drawn to our system in a desire to outsource worker's compensation coverage for their shift workers. Once we provide these services to our clients, we market the various other aspects of our system as described above.

Our marketing efforts are also focused on recent new demands due to the Patient Protection and Affordable Care Act (ACA) were forcing a new insurance compliance layer into the marketplace for our potential clients with 50 or more employees who are mandated by the ACA to provide health insurance coverage to any employee working over 30 hours per week. As we studied this issue, we observed that employee part-time shift work was increasing. Our shift employees working for our clients are offered health insurance coverage as mandated by the ADA.

Currently we market our services ourselves through our management. As our business grows, we plan to hire agent relationship managers to expand and support our alliances with insurance agents and advisors. These managers will be independent contractors and paid on a commission basis.

Potential New Marketing Opportunity

We have seen a potential new market based upon the issue of worker misclassification in the Gig Economy.Gig Economy companies such as Uber regularly classify the people working for them as "independent contractors" rather than "employees" for jobs (gigs). The companies can pay much less for services and in regulatory requirements if their workers are classified as independent contractors. Under state and federal employment laws, workers classified as employees are much more expensive for these companies. However, increasing litigation against Uber and others has increased awareness about this issue. ShiftPixy provides a solution by absorbing workers for these types of Gig Economy companies as employees of ShiftPixy, eliminating any risk of litigation, fines and other worker misclassification problems for these types of Gig Economy companies which become ShiftPixy clients.

ShiftPixy mobile app

We have developed and launched on Labor Day of 2016 a prototype of the ShiftPixy mobile app, functioning as a proprietary application layer allowing Shifter users to access shift work opportunities that match their skill and interest levels. The Mobile App is designed to bring the user into the ShiftPixy system as an attractive way to balance their availability, need and lifestyle with available shift opportunities. The Mobile App is being designed to allow Shifters to "enhance" their personal skills profile to access a wider range of opportunity.

Initially, the only Shifters that would be able to access this system as currently being developed are Shifters who are employees of our employer clients. We are now working to enable this system to allow Shifters who are not employees of our clients to access this system as well, but we have not begun development of this aspect of this system and cannot predict when, if ever, we will be able to add this feature.

We estimate that a complete build out of the functionality of the mobile app will cost approximately $2,250,000. However, other than the proceeds of this offering, we have no agreement, commitment or understanding to secure the needed additional capital.

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We ultimately will generate revenue from the Mobile App as follows: Mobile app users will be charged between $4.99 to $9.99 per month to use the mobile app to access shift opportunities. The more shift opportunities accessed and worked by a user the lower their monthly fee.

ShiftPixy Human Capital Management

We formed this subsidiary in response to the need to have worker's compensation policies written in the names of the clients (as may be required by some states) and otherwise in response to client needs for only administrative and processing services rather than the full-service, assumption of employee program offered by ShiftPixy. Under this subsidiary, under circumstances wherein the client remains as the sole employer of the subject employees, we act as a payroll processor, human resources consultant, administrator of worker's compensation coverages and claims. For administrative reasons, we believe that providing these services through a separate legal entity seemed advisable and required, and thus we formed the subsidiary to provide these services.

These services are also available to businesses in all industries, not just the restaurant and hospitality industries. We hope that this mechanism may become a way to onboard new clients into the ShiftPixy ecosystem when eligible clients to whom we are providing these services recognize the value of the services provided by ShiftPixy, the parent. At February 29, 2016, ShiftableHR had no clients, but as of June 30, 2016, ShiftableHR had 135 clients with 2,796 total worksite employees, including employees for whom we provide only payroll administration services.

Intellectual Property

The backbone for our business is software called "HRPyramid," provided by PrismHR (F.W. Davidson & Company, Inc. d/b/a PrismHR) under an Application Service Provider Agreement as assigned to us by XccelerateHR on April 1, 2016. The agreement allows us to use this software so long as the agreement remains in effect. The agreement, as assigned, provides for one year renewal terms, ending March 1 of each subsequent year, with automatic one year renewals unless otherwise terminated (which can be effected by either party with at least 30 days' notice prior to renewal). Thus, the agreement will renew on March 1, 2017, for another one year term unless otherwise terminated.

Our proprietary ShiftPixy software with related mobile applications that still has significant additional work to complete is currently being developed and ultimately will be completed under agreement with Kadima Ventures.  We are seeking patent registration with regard to elements of our software, and we have filed a provisional patent application that we plan to supersede with a formal application in the near future. We are also seeking trademark registration of the name ShiftPixy, and the trademark has been published for opposition in the Official Gazette. Our agreement with Kadima Ventures acknowledges that the software as well as the patent(s) being developed is a work made for hire for ShiftPixy, Inc. The copyright in the software as well as the patent(s) belong to ShiftPixy.

Our principal shareholders, Scott Absher and Steve Holmes have assigned to ShiftPixy all of their rights in anything developed and any and all other types of intellectual property related to the ShiftPixy mobile app.

Competition

The market in which we compete is comprised of many business service and software service providers who deliver one or more of the aspects of our service platform. Insurance carriers provide similar coverages built into our program. In our markets there are as many as a one hundred insurance carriers providing the insurance coverage programs ShiftPixy provides.

Payroll and outsource service providers provide similar processing and support platforms. There are hundreds of platform service providers in the market some of the largest of which are ADP, Paychex, Insperity and TriNet.

There are staffing companies which provide flex staffing for industry which deliver similar solutions to our market. There are hundreds of staffing service providers in the market some of the largest of which are Allegis Group, Adecco, Randstad Holding, Manpower Group and Kelly Services.

There are many software based solutions delivering similar processes and SaaS solutions to the market. Some of the largest are SAP, Oracle, Zenefits, Kronos and Ceridian.

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Because ShiftPixy is a startup, we are very small by comparison to any of the companies in the market delivering one or more of the services we provide. ShiftPixy competes by having a more focused market target where many competitors tend to generalize or focus on very large clients or small business. ShiftPixy has also arranged its service deliverables to be very attractive and unique to our target market with our focus on shift service employees.

Industry Regulation

Our business is subject to a wide range of complex laws and regulations. In addition, many of our solutions are designed to assist clients with their compliance with certain laws and regulations that apply to them.

Many states regulate entities offering the employment related services such as those offered by us directly or through our subsidiary and require licenses as a prerequisite to operation of such enterprises in their respective jurisdictions. There can be no assurance that either ShiftPixy or its subsidiary, Shift Human Capital Management, Inc., will be successful in either securing or maintaining a license or licenses in compliance with a particular state's laws and regulations. Further, many states require variously that worker's compensation policies offered by employment related firms such as ours to be managed according to strict rules and/or that unemployment insurance filings be administered according to strict rules. ShiftPixy and its subsidiary, Shift Human Capital Management, Inc., endeavor to comply with all of the nuances of such laws and regulations, as in the event of a material noncompliance event, a state may decline or withdraw a license to either ShiftPixy or its subsidiary.

As a provider of business outsourcing solutions, our systems contain a significant amount of sensitive data related to clients, employees of our clients, vendors and our employees. We are, therefore, subject to compliance obligations under federal and state privacy and data security-related laws, including in the United States, the Health Insurance Portability and Accountability Act of 1996 with respect to our COBRA and insurance services. We are also subject to foreign, federal and state security breach notification laws with respect to both our own employee data and client employee data. Additionally, the changing nature of privacy laws in the United States could impact our processing of personal information of our employees and on behalf of our clients.

As part of our payroll and payroll tax management services, we move client funds to taxing authorities and our clients' employees via electronic transfer, direct deposit, and check. Certain elements of our U.S. money transmission activities, including our electronic payment and prepaid access (payroll pay card) offerings, are subject to certain licensing requirements. In addition, our U.S. prepaid access (payroll card) offering is subject to the anti-money laundering and reporting provisions of The Bank Secrecy Act of 1970. Our employee screening and selection services business offers background checking services that are subject to the Fair Credit Reporting Act. We are subject to various state licensing requirements due to the nature of employer status with some of clients' worksite employees, we may assume certain obligations and responsibilities of an employer under federal and state tax, insurance and employment laws.

In addition, we sometimes offer solutions that assist our clients in complying with certain laws and regulations that apply to them. Although the laws and regulations apply to our clients and not to ShiftPixy, changes in such laws or regulations may affect our operations, products and services. For example, our solutions help clients manage their compliance with certain requirements of the Patient Protection and Affordable Care Act in the United States. Our COBRA administration services and flexible spending account services in the United States are designed to comply with relevant federal guidelines relating to, respectively, employers' benefits continuation obligations and the requirements of Section 125 of the Internal Revenue Code.

The foregoing description does not include an exhaustive list of the laws and regulations governing and impacting our business. Changes in laws and regulations that may decrease our revenues and earnings.

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Legal Proceedings

We may from time to time be involved in various claims and legal proceedings of a nature we believe are normal and incidental to employee staffing business. These matters may include product liability, intellectual property, employment, personal injury cause by our employees, and other general claims. We accrue for contingent liabilities when it is probable that a liability has been incurred and the amount can be reasonably estimated. We are not presently a party to any legal proceedings that, in the opinion of our management, are likely to have a material adverse effect on our business. Regardless of outcome, litigation can have an adverse impact on us because of defense and settlement costs, diversion of management resources and other factors.

Employees

We currently have the following employees in our business office:

Operational Staff:

Clerical/administrative - 28

Executive Officer Management - 1

Non-Executive Officer Operational Management - 5

Sales - 8

We have one member of operational management who is not an Executive Officer in that he is neither president nor vice president in charge of a principal business unit, division or function (such as sales, administration or finance) and has no policy making functions for us. All of such duties are currently performed only by Scott Absher as our sole executive officer.

ShiftPixy Employees that are working for our Clients -  2,594 full time and 1,473 part time

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of our financial condition and results of our operations together with our consolidated financial statements and the notes thereto appearing elsewhere in this Offering Circular. This discussion contains forward-looking statements reflecting our current expectations, whose actual outcomes involve risks and uncertainties. Actual results and the timing of events may differ materially from those stated in or implied by these forward-looking statements due to a number of factors, including those discussed in the sections entitled "Risk Factors", "Cautionary Statement regarding Forward-Looking Statements" and elsewhere in this Offering Circular. Please see the notes to our Financial Statements for information about our Critical Accounting Policies and Recently Issued Accounting Pronouncements.

Overview

The Company is a leading provider of employment law compliance solutions for employers and workers in an environment in which shift or other part-time/temporary positions, commonly called "gigs," are performed. In what is now being called the Gig Economy, businesses such as those in our current target market in the restaurant and hospitality industries contract with independent workers for less than full-time engagements primarily in the form of shift work. The trend toward a Gig Economy has begun. A study by Intuit predicted that by 2020, 40 percent of American workers would be less than full time independent contractors. Intuit, Inc. October 2010. “Intuit 2020 Report: Twenty Trends That Will Shape the Next Decade.”

A significant problem for employers in the Gig Economy is compliance with new regulations imposed by ACA as well as worker's compensation and other traditional employment compliance issues. This problem has become greater as employers cut workers' hours below 30 hours/week to avoid mandatory ACA health insurance requirements for all workers.

For Gig/Shift Workers, whom we also call "Shifters," the significant problem is difficulty in finding other jobs/gigs to replace hours lost when their employers reduce their hours and make them less than full-time employees.

We believe ShiftPixy has the ideal solution for both of these groups and each of their problems via a service offering that entails two principal elements (that we refer to collectively as our "Ecosystem") as follows:

•

ShiftPixy Employer Solution: ShiftPixy absorbs the employer's Shifters as ShiftPixy Employees and makes those employees available to the former employer to work the same jobs, as employees of ShiftPixy.

•

ShiftPixy Gig/Shift Worker Solution: Shifters placed with one of ShiftPixy's clients can now access other shift work with other ShiftPixy clients, ultimately through the new ShiftPixy mobile app a prototype of which was released in September. When released to the general public, anticipated to be in the first quarter of 2017, the ShiftPixy mobile app will enable not only ShiftPixy shift employees but also ultimately shift employees outside the ShiftPixy Ecosystem, many of them millennials who connect to the outside world solely through mobile devices to access available shift jobs at all ShiftPixy clients.

ShiftPixy currently operates in Los Angeles/Southern California and has a modest staff in Phoenix, but it plans to open the following additional physical offices upon completion of our offering, assuming we raise the maximum offering. If we raise less than the maximum offering, we will roll out these offices in the following order:

•	First, New York and then Orlando

•	Next, after the above cities are open, Dallas and then Chicago

•	Finally, after all the above cities are open, Las Vegas and then Atlanta

These   markets   collectively   account   for   or   allow   us   to   cover   approximately   53%   of   our   target   market   in   the   restaurant/hospitality   sector.  (U.S. Department of Labor. Bureau of Labor Statistics . May 2015. Occupational Employment and Wages.)

ShiftPixy and its subsidiary currently serve an aggregate of approximately 253  clients and with an aggregate of approximately 4,067 worksite employees. Additionally, we provide only payroll administration services to 933 employees. None of these clients represents more than 10% of our annualized revenues for fiscal year 2016.

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ShiftPixy's anticipated business and revenue growth will result from the following factors:

•	Large Potential Market.

•	ACA's Significant Impact on Current and Potential New Clients.

•	Mitigation of ACA and other Insurance Compliance Risks.

•	Marketing Advantages from Strategic Insurance Provider Relationships.

•	New ShiftPixy mobile app that is designed to provide Additional Benefits to Employers and Shift Workers.

•	Ultimate Development of a ShiftPixy Ecosystem.

The Problem: Significant staffing management and compliance challenges and significant financial risks of non-compliance presented by the ACA to our target market of middle-tier (100 – 500 employees) restaurant and hospitality business.

The ACA presents significant staffing management challenges to this target market with many shift workers (see National Business Group on Health statement to U.S. House Ways and Means Committee, January 2014). Moreover, with a majority of the personnel working as part time or variable hour employees (see U.S. Department of Labor. Bureau of Labor Statistics. October 2016. Industries at a Glance: Food Service and Drinking Places subsector.), and with the turnover rates most of these establishments typically experience, there are operational, reporting, employee tracking and cost concerns that we believe many of these businesses are not prepared to address. Because ACA compliance is a new experience for these businesses, many employers in these sectors are still not aware of or concerned with the size of the storm that ACA compliance-related penalties, reporting requirements, and increased cost really is. We believe this lack of preparedness and planning may overwhelm them in the years to come.

The ShiftPixy Solution: ShiftPixy is developing an Ecosystem comprised of a closed proprietary operating and processing system that helps restaurant or hospitality businesses as well as shift workers by matching available shifts with available shift workers. The ShiftPixy Ecosystem provides the following benefits:

•	Compliance

•	Cost Containment

•	Cost Savings

We formed Shift Human Capital Management Inc., a wholly-owned subsidiary, in December 2015. We formed this subsidiary in response to the need to have worker's compensation policies written in the names of the clients (as may be required by some states) and otherwise in response to client needs for only administrative and processing services rather than the full-service, staffing program offered by ShiftPixy. At February 29, 2016, ShiftableHR had no active operations. Operations did commence thereafter, and as of June 30, 2016, ShiftableHR had 135 clients with 2,796 total worksite employees, including employees for whom we provide only payroll administration services.

Consolidated results of our operations for the nine months ended May 31, 2016

The following table summarizes the consolidated results of our operations for the nine months ended May 31, 2016.

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ShiftPixy Inc.
Consolidated Statement of Operations (Unaudited)

For the Nine months ended May 31, 2016
Revenue	$15,607,568
Cost of Goods Sold	14,743,113
Gross Profit	864,455
Expenses
Professional Fees	406,889
Other Selling, General and Administrative Expenses	833,322
Total Operating Expenses	1,240,211

Profit (loss) before income tax	(375,756)

Provision for income tax	-

Net loss	$(375,756)

Weighted average number of shares outstanding	25,443,430
Basic and Diluted loss per share	(0.01)*

_____________

* Denotes a loss of less than ($0.01) per share.

Any review by investors of non-GAAP financial measures that we present should only be made in conjunction with a review of the GAAP financial measures we also present. Non-GAAP disclosures have limitations as analytical tools, should not be viewed as a substitute for measures of operating and net results, cash flows and financial condition determined in accordance with GAAP, and should not be considered in isolation from or as a substitute for analysis of our results, cash flows and financial condition as reported under GAAP. Moreover, non-GAAP financial measures that we present may not be comparable to non-GAAP financial measures presented by other companies.

Fiscal period ended May 31, 2016

Revenues. ShiftPixy provides contingent staffing and workforce management solutions to industries most vulnerable to ACA compliance failure. We currently target restaurant and hospitality trades in Southern California but plan to expand our geographic coverage subsequent to the successful completion of our public equity offering. Our plan includes expansion into other industries also in need of an effective ACA compliance solution. Revenues in the nine-month period up to May 31, 2016 were earned from billings to clients to whom we provide staff or workforce management support. Our mobile workforce management solution remains under continuing development.

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Cost of Goods Sold. Our costs include the costs of employer side taxes, worker's compensation insurance coverage and the wages paid to our employees staffed with the client.

Legal and professional Fees. Legal and professional expenses in the nine-month period ended May 31, 2016 were $406,889. These expenses were related to the cost of business and infrastructure development, accounting, marketing and management consulting.

Selling, marketing, general and administrative. Significant marketing expenses include advertising and promotion costs of $27,253 and commissions of $283,084. Other general and administrative expenses include salaries for ShiftPixy and ShiftableHR corporate staff and related payroll taxes of $231,458, payments for software licenses of $22,134, general liability insurance expense of $43,688, rent expense of $57,528, travel expenses and other office expenses.

Net loss. For the foregoing reasons, our net loss was $375,756 for the nine-month period ended May 31, 2016.

Consolidated results of operations for the period from inception on June 3, 2015 to fiscal year end August 31, 2015

The following table summarizes the consolidated results of our operations for the period from inception on June 3, 2015 to fiscal year end August 31, 2015.

ShiftPixy Inc.
Statement of Operations

From Inception (June 3, 2015) through August 31, 2015
Revenue	$67,549
Cost of Goods Sold	61,500
Gross Profit	6,049
Expenses
Professional Fees	26,520
Other General and Administrative Expenses	21,299
Total Operating Expenses	47,819

(Loss) before income tax	(41,770)

Provision for income tax	-

Net (loss)	$(41,770)

Weighted average number of shares outstanding	24,110,852

Basic and Diluted loss per share	(0.00)*

_________

* denotes a loss of less than $(0.01).

Any review by investors of non-GAAP financial measures that we present should only be made in conjunction with a review of the GAAP financial measures we also present. Non-GAAP disclosures have limitations as analytical tools, should not be viewed as a substitute for measures of operating and net results, cash flows and financial condition determined in accordance with GAAP, and should not be considered in isolation from or as a substitute for analysis of our results, cash flows and financial condition as reported under GAAP. Moreover, non-GAAP financial measures that we present may not be comparable to non-GAAP financial measures presented by other companies.

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Fiscal period ended August 31, 2015

Revenues. ShiftPixy provides contingent staffing and workforce management solutions to industries most vulnerable to ACA compliance failure. We currently target restaurant and hospitality trades in Southern California but plan to expand our geographic coverage subsequent to the successful completion of our public equity offering. Our plan includes expansion into other industries also in need of an effective ACA compliance solution. Revenues in the fiscal year ended August 31, 2015 were earned from billings to clients to whom we provide staff or workforce management support. Our mobile workforce management solution remains under continuing development.

Cost of Goods Sold. Our costs include the costs of employer side taxes, worker's compensation insurance coverage and the wages paid to our employees staffed with the client.

Legal and professional Fees. Legal and professional expenses in the period ended August 31, 2015 were $26,520. These expenses were related to the cost of establishing the company, initial business and infrastructure development, accounting and marketing.

Selling, marketing, general and administrative. Significant marketing expenses include advertising and promotion costs of $1,363 as well as website development costs of $2,153. Other general and administrative expenses include payments for general liability insurance, costs of incorporation, purchase of office equipment, travel and other office expenses.

Net loss. For the foregoing reasons, our net loss was $41,770 for the period ended August 31, 2015.

Milestones

Set forth below is our plan of operation for the twelve-month period following the closing of this offering assuming net proceeds of Minimum Offering and Maximum Offering are received.

Milestones: $15 Million
Software development and support	Continued development and rollout of the next phase of the mobile platform extension of our operating platform. The first phase, a prototype version, was launched in September 2016. The fully developed version will create a vital user interface for our mobile shift worker to (a) create a user profile, (b) detail their experience and preferences, and (c) match their experience and preferences to local available shift opportunities.	Q1: Launch a beta version of the ShiftPixy mobile app and grant access to Shifters and Providers through mobile and web interface	$750,000
		Q2: Develop desktop applications and an integrated cloud based payroll, human resources management and tax compliance administration platform that will provide access to Shifters and Provider employees.	$1,250,000
		Provide roll out support for the mobile app and cloud based platform	$150,000
		Q3: Add upgrades, feature changes, security updates and other revisions for the platform to increase scale of Shifters and Providers in the ShiftPixy ecosystem. Add services such as workers comp premium payments, time and attendance tracking services to the ShiftPixy platform.	$300,000
		Roll out support for mobile app and cloud based platform	$150,000
		Q4: Software support and continued product development to increase scale of Shifters and Providers in the ShiftPixy ecosystem.	$400,000
		TOTAL	$3,000,000

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IT infrastructure and proprietary software platform	Development of cloud based, integrated systems to support Job Provider clients operationally and Shift Workers personally. The infrastructure connects disparate systems, bringing essential data points to user tasks. These systems that comprise our platform are anticipated to require high usage and must be highly scalable, accommodating provider resources and alliances.	Q1: Deploy a scalable web services infrastructure for the mobile and software development platform.	$1,500,000
		Q1: Invest in computers, equipment, software licensing fees, etc. for new office in New York.	$100,000
		Q2: Maintain and upgrade the web services infrastructure for mobile and software development platform	$1,300,000
		Invest in computers, equipment, software licensing fees, etc. for new office in Orlando.	$100,000
		Total	$3,000,000
Additional expanded insurance coverage secured / Business development		Q1: Secure leases, set up furniture and equipment for office in New York	$200,000
		Allocate reserves for additional insurance coverage	$3,000,000
		Liquidate commission obligations	$1,100,000
		Secure leases, establish furniture & equipment and infrastructure for office in Orlando	$200,000
		TOTAL	$4,500,000
Operational staff and regional office expansion consisting of a regional operation support in office locations planned to rollout as follows:		Q2: Go live at the New York location by starting production –This cost represents the salaries and related costs for a team of payroll specialists and management staff at the location in New York are	$100,000
		Q2: Maintain and operate the New York location and incur rent for this location	$45,000
		Q3: Go live at the location in Orlando – Incur payroll costs for payroll specialists and management staff at locations in New York & Orlando	$200,000
		Maintain and operate locations in New York and Orlando and incur rent for these locations	$75,000
		Q4: Incur payroll costs for payroll specialists and management staff at locations in New York & Orlando	$200,000
		Maintain and operate locations in New York and Orlando and incur rent for these locations	$75,000
Working Capital			$2,305,000
TOTAL PROCEEDS			$13,500,000

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Milestones : $50 Million
Software development and support

Continued development and rollout of the first next phase of the mobile platform extension of our operating platform. The first phase, a prototype version, was launched in September 2016. The fully developed version will create a vital user interface for our mobile shift worker to (a) create a user profile, (b) detail their experience and preferences, and (c) match their experience and preferences to local available shift opportunities.

In addition, development of cloud based, integrated systems to support Job Provider clients operationally and Shift Workers personally. The infrastructure connects disparate systems, bringing essential data points to user tasks. These systems that comprise our platform are anticipated to require high usage and must be highly scalable, accommodating provider resources and alliances.

		Q1: Launch a beta version of the ShiftPixy mobile app and grant access to Shifters and Providers through mobile and web interface	$750,000
		Q2: Develop desktop applications and an integrated cloud based payroll, human resources management and tax compliance administration platform that will provide access to Shifters and Provider employees. Enhance the cloud based software platform to provide human capital management solutions to more industry verticals such as Healthcare and Retail.	$4,000,000
		Provide roll out support for the mobile app and cloud based platform.	$400,000
		Q3: Add upgrades, feature changes, security updates and other revisions for the platform to increase scale of shifters and providers in the ShiftPixy eco system. Add services such as worker's comp premium payments, time and attendance tracking services to the ShiftPixy platform	$2,000,000
		Roll out support for mobile app and cloud based platform.	$400,000
		Q4: Software support and continued product development to increase scale of shifters and providers in the ShiftPixy eco system.	$1,622,000
		TOTAL	$9,172,000
IT infrastructure and proprietary software platform	cloud based, integrated systems to support job provider clients operationally and shift workers personally. The infrastructure connects disparate systems bringing essential data points to user tasks. These systems that comprise our platform require high usage and highly scalable provider resources and alliances	Q1: Deploy a scalable web services infrastructure for mobile and software development platform.	$2,000,000
		Q1: Invest in computers, equipment, software licensing fees, etc. for new office in New York and Orlando	$200,000
		Q2: Maintain and upgrade the web services infrastructure for mobile and software development platform	$2,000,000
		Q2: Invest in computers, equipment, software licensing fees, etc. for new office in Chicago and Dallas.	$200,000
		Q3: Invest in computers, equipment, software licensing fees for new office in Las Vegas and Atlanta.	$200,000
		Q4: Invest in computers, equipment, software licensing fees for new office in Atlanta.	$200,000
		Total	$4,800,000

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Additional expanded insurance coverage secured / Business development	Q1: Secure leases, set up furniture and equipment for office in New York.	$400,000
	Q1: Allocate reserves for additional insurance coverage.	$25,000,000
	Q1: Liquidate commission obligations.	$2,000,000
	Q2: Secure leases, establish furniture & equipment and infrastructure for office in Dallas and Chicago.	$400,000
	Q3: Secure leases, establish furniture & equipment and infrastructure for office in Las Vegas and Atlanta.	$400,000
	TOTAL	$28,200,000
Operational staff and regional office expansion consisting of a regional operation support in office locations planned to rollout as follows:	Q2: Go live at the New York and Orlando location by starting production –This cost represents the salaries and related expenses for a team of payroll specialists and management staff at the location in New York and Orlando	$200,000
	Q2: Maintain and operate the New York and Orlando location and incur rent for this location.	$75,000
	Q3: Go live at the locations in Dallas and Chicago – Incur payroll costs for payroll specialists and management staff at locations in New York, Orlando, Dallas and Chicago.	$400,000
	Q3: Maintain and operate locations in New York, Orlando, Dallas and Chicago and incur rent for these locations.	$150,000
	Q4: Incur payroll costs for payroll specialists and management staff at locations in New York, Orlando, Dallas, Chicago, Atlanta and Las Vegas.	$600,000
	Q4: Maintain and operate locations in New York, Orlando, Dallas, Atlanta Chicago and Las Vegas and incur rent for these locations.	$225,000
	TOTAL	$1,650,000
Working Capital		$2,578,000
TOTAL PROCEEDS		$46,400,000.00

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During the time period before this Offering closes, and thereafter, if the offering does not close for any reason, including failure to receive the Minimum Offering Proceeds, we will finance the above activities from internal cash flow. Therefore, we cannot currently predict when each of the above activities will occur if the offering does not close, but the actions, timing and cost will in general follow the Minimum Proceeds table above.

Liquidity and Capital Resources

Our financial statements appearing elsewhere in this Offering Circular have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company's ability to continue as a going concern is contingent upon its ability to achieve and maintain profitable operations, and the Company's ability to raise additional capital as required. During the period from inception (June 3, 2015) to August 31, 2015, the Company incurred operating losses of $41,770, and utilized $51,350 in operating cash flows. Further, during the nine-month period ending from September 1, 2015 to May 31, 2016, the Company incurred operating losses of $375,756 and generated $146,208 in operating cash flows.

Our auditors have indicated that these conditions raise substantial doubt about the Company's ability to continue as a going concern. These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might result from this uncertainty.

Since inception, our principal sources of operating funds have been cash proceeds from operational income as well as the sale of Common Stock to initial investors known to management and principal shareholders of the Company. We expect that our current income and cash on hand will fund our existing operations. However, we will need to raise additional capital in order execute our business plan and growth goals for at least the next twelve-month period thereafter. If the Company is unable to raise sufficient additional funds, it will have to execute a slower than planned growth path, reduce overhead and scale back its business plan until sufficient additional capital is raised to support further operational expansion and growth. There can be no assurance that such a plan will be successful.

Business Plan Targets

Because there is substantial doubt about our ability to continue as a going concern and specifically if we are unable to generate significant revenue or secure additional financing, we may be unable to implement our business plan, grow our business and meet our third year target objectives in our business plan. Accordingly, no investor should rely on any assumption that the Company will meet its business plan targets in making an investment decision concerning the Shares in this Offering.

Credit Facilities

We do not have any credit facilities or other access to bank credit.

Capital Expenditures

We do not have any contractual obligations for ongoing capital expenditures at this time. We do, however, purchase equipment and software necessary to conduct our operations on an as needed basis.

Contractual Obligations, Commitments and Contingencies

We do not have any material ongoing material contracts that extend beyond a one-year period or which are not cancellable sooner.

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Off-Balance Sheet Arrangements

We did not have during the periods presented, and we do not currently have, any off-balance sheet arrangements.

Quantitative and Qualitative Disclosures about Market Risk

In the ordinary course of our business, we are not exposed to market risk of the sort that may arise from changes in interest rates or foreign currency exchange rates, or that may otherwise arise from transactions in derivatives.

The preparation of financial statements in conformity with GAAP requires our management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the consolidated financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. The Company's significant estimates and assumptions include the fair value of the Company's common stock, stock-based compensation, the recoverability and useful lives of long-lived assets, and the valuation allowance relating to the Company's deferred tax assets.

Contingencies

Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company, but which will only be resolved when one or more future events occur or fail to occur. The Company's management, in consultation with its legal counsel as appropriate, assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company, in consultation with legal counsel, evaluates the perceived merits of any legal proceedings or unasserted claims, as well as the perceived merits of the amount of relief sought or expected to be sought therein. If the assessment of a contingency indicates it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company's financial statements. If the assessment indicates a potentially material loss contingency is not probable, but is reasonably possible, or is probable, but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss, if determinable and material, would be disclosed. Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed.

Relaxed Ongoing Reporting Requirements

Upon the completion of this offering, we expect to elect to become a public reporting company under the Exchange Act. If we elect to do so, we will be required to publicly report on an ongoing basis as an "emerging growth company" (as defined in the Jumpstart Our Business Startups Act of 2012, which we refer to as the JOBS Act) under the reporting rules set forth under the Exchange Act. For so long as we remain an "emerging growth company", we may take advantage of certain exemptions from various reporting requirements that are applicable to other Exchange Act reporting companies that are not "emerging growth companies", including but not limited to:

•	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act;

•	taking advantage of extensions of time to comply with certain new or revised financial accounting standards;

•	being permitted to comply with reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements; and

•	being exempt from the requirement to hold a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

We expect to take advantage of these reporting exemptions until we are no longer an emerging growth company. We would remain an "emerging growth company" for up to five years, although if the market value of our Common Stock that is held by non-affiliates exceeds $700 million as of any June 30 before that time, we would cease to be an "emerging growth company" as of the following December 31.

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If we elect not to become a public reporting company under the Exchange Act, we will be required to publicly report on an ongoing basis under the reporting rules set forth in Regulation A for Tier 2 issuers. The ongoing reporting requirements under Regulation A are more relaxed than for "emerging growth companies" under the Exchange Act. The differences include, but are not limited to, being required to file only annual and semiannual reports, rather than annual and quarterly reports. Annual reports are due within 120 calendar days after the end of the issuer's fiscal year, and semiannual reports are due within 90 calendar days after the end of the first six months of the issuer's fiscal year.

In either case, we will be subject to ongoing public reporting requirements that are less rigorous than Exchange Act rules for companies that are not "emerging growth companies", and our stockholders could receive less information than they might expect to receive from more mature public companies.

DESCRIPTION OF PROPERTY

We have recently secured a new long-term lease for our office space at 1 Venture, Suite 150, Irvine, CA 92618. Our landlord is Olen Commercial Realty Corporation. Our lease is for a five-year term and for 8,500 square feet. The monthly rental rate escalating from approximately $9,000 to $23,000 per month. This lease began on May 1, 2016 and will expire on June 14, 2021.

We have also secured a short term lease for limited operations in New Mexico at 6300 Jefferson N.E., Albuquerque, NM 87109.  Our landlord is 6300 Jefferson LLC.  We lease approximately 4,500 square feet of office space at a gross lease rate of $6,750 per month.  The term of this lease initiated on October 1, 2016, and continues on a month to month basis for as long as we need the space.

With regard to operations in Phoenix, we have no lease in effect; instead, employees simply work from home, which has been sufficient for our current needs.

We consider that these spaces and arrangements are sufficient for our current needs, although as we expand existing operations or open other offices in other cities, we will need to secure leases in those cities as well.

EXECUTIVE COMPENSATION

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to our named executive officers, which consists of our principal executive officer and our only other executive officer who occupied an executive officer position during fiscal year ended August 31, 2015 by us, or by any third party where the purpose of a transaction was to furnish compensation, for all services rendered in all capacities to us or our subsidiary for the only completed fiscal year ended August 31, 2015.

Name	Title	Year	Salary	Bonus	Stock awards	Option awards	Non equity incentive plan compensation	Non qualified deferred compensation and all other compensation	Total compensation

Scott W. Absher	CEO/CFO	2015	12,000	0	0	0	0	0	12,000

J. Stephen Holmes (1)	Secretary	2015	12,000	0	0	0	0	0	12,000

__________

(1) Mr. J. Stephen Holmes was an officer and director of the Company until his resignation on July 1, 2015.

We currently have an oral agreement to pay Mr. Absher $31,250 per month, payable biweekly. This replaces the consulting agreement, which ended in April 2016, with his company Struxurety which drew a $12,000 monthly retainer from ShiftPixy for Mr. Absher's role in the early stage work completed for ShiftPixy.

During the period from inception (June 3, 2015) to August 31, 2015, the Company paid $12,000 in professional fees under a consulting agreement with Mr. Holmes for management consulting services. This agreement was also ended in April 2016.

Mr. Absher and Mr. Holmes have each signed a waiver and release for all amounts not paid (which amounts are $24,000 each) under their consulting agreements which were in effect for the period from inception (June 3, 2015) to the end of their consulting agreements in April 2016.

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Agreements Regarding Change in Control and Termination of Employment

None

Outstanding Equity Awards At Fiscal Year-End

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END August 31, 2015

Name	Number of Securities Underlying Unexercised Options (#) Exercisable (1) (2)	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number Of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

Scott W. Absher	12,500,000	0	0	$0.0001	December 31, 2023	0	$0.00	0	0

J. Stephen Holmes (2)	12,500,000	0	0	$0.0001	December 31, 2023	0	$0.00	0	0

________

(1)

Under the terms of the Option, the number of shares of preferred stock that can be issued upon exercise is equal to the lesser of (a) the number of shares of common stock held by such shareholder on September 28, 2016, or (b) the number of shares of common stock held by such shareholder on date of the shareholder’s exercise of the aforesaid Option.  Inasmuch as each of the named shareholders owns 12,500,000 shares of common stock as of the date of the filing of this Offering Circular, 12,500,000, is the number of shares of Preferred Stock each such shareholder can currently acquire.

(2)	These options which existed at August 31, 2016 have been subsequently amended and restated and further amended and restated to eliminate all rights to convert into Common Stock. See “Description Securities – Preferred Stock,” above for a description of the Option as of the date of this Offering Circular.

(3)	Mr. J. Stephen Holmes was an officer and director of the Company until his resignation on July 1, 2015

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Director Compensation

The following table summarizes the compensation paid to our directors for the fiscal year ended August 31, 2015:

Name	Fees Earned or Paid in Cas h	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)

Scott W. Absher	0	0	0	0	0	0

J. Stephen Holmes (1)	0	0	0	0	0	0

(1)	Mr. J. Stephen Holmes was an officer and director of the Company until his resignation on July 1, 2015.

All compensation paid to persons acting as Directors is set forth in the “Executive Compensation” table above. Our Directors were not paid any compensation as directors for the year ended August 31, 2016 and we have no agreement to pay our director any separate compensation for acting as a director.

Equity Incentive Plans

None

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Upon formation, we issued Scott Absher, CEO and COO of ShiftPixy, originally 25,000,000 shares, adjusted to 12,500,000 shares as a result of our reverse stock split on October 12, 2016, of Common Stock at par value of $.0001 per share, or $2,500. As of January 27, 2016 we also issued Mr. Absher an option to acquire 25,000,000 shares of Preferred Stock at $.0001 per share, amended in October 2016 to provide for an adjustment to 12,500,000 shares of Preferred Stock under the terms of such Amended and Restated Option. The holders of the Preferred Stock will not have the right to convert their Preferred Stock at any time into shares of Common Stock.

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Mr. Absher is also the Principal at Struxurety, a consulting company. Struxurety drew a $12,000 monthly retainer from ShiftPixy for Mr. Absher's role in the early stage work completed for ShiftPixy. Mr. Absher has transitioned to being a ShiftPixy employee when this consulting agreement with Struxurety terminated in April 2016. During the period from inception (June 3, 2015) to August 31, 2015, the Company paid $12,000 in professional fees under this agreement with Struxurety. During the nine-month period ended May 31, 2016, we paid $72,000 under this Agreement.

J. Stephen Holmes, a significant shareholder of ShiftPixy, was also the COO at XccelerateHR, LLC, a company that provided payroll processing services to ShiftPixy. During the period from inception (June 3, 2015) to August 31, 2015, the Company incurred $1,109 in fees to XccelerateHR.

Mr. Holmes resigned as COO at XccelerateHR on March 31, 2016. XccelerateHR has confirmed that under Mr. Holmes' agreement with XccelerateHR, when he resigned as COO, his full ownership interest, direct or indirect, was forfeited to XccelerateHR . During the six-month period ended February 29, 2016, we paid XccelerateHR $3,216 under the payroll processing agreement. In addition to these fees paid to XccelerateHR, ShiftPixy incurred $9,776 in batch processing and check fees to XccelerateHR during the period from September 1, 2016 to February 29, 2016. The amount was due and outstanding to XccelerateHR as of February 29, 2016.

Upon formation, we issued Mr. Holmes originally 25,000,000 shares, adjusted to 12,500,000 shares as a result of our reverse stock split on October 12, 2016, shares of Common Stock at par value of $.0001 per share, or $2,500. As of January 27, 2016 we also issued Mr. Holmes an option to acquire 25,000,000 shares of Preferred Stock at $.0001 per share, amended in October 2016 to provide for a proportional adjustment 12,500,000 shares of Preferred Stock under the terms of such Amended and Restated Option. The holders of the Preferred Stock will not have the right to convert their Preferred Stock at any time into shares of Common Stock.

On April 1, 2016, we signed an Independent Sales Representative Agreement with XccelerateHR under which they will procure clients for ShiftPixy. They will be paid commissions of 20% of Administrative Fees of Active Clients, as defined in the Agreement. The agreement is for one year and automatically renews unless terminated by either party.The Agreement contains the following provisions:

1.	The Commissions payable hereunder are anticipated to be approximately $25,000 per month.

2.	Notwithstanding anything in the Agreement or this Addendum to the contrary, ShiftPixy shall have the right, but not the obligation, at any time, to liquidate its obligation to pay Commissions to Producer by paying a one-time sum, as the "Final Commissions." Such one-time sum shall be negotiated by the parties as a multiple of the gross annual Administrative Fees.

3.	The parties acknowledge that ShiftPixy has also paid in connection herewith an advance against future Commissions in the amount of $300,000 (the "Advance"). Payments of such Commissions shall resume beginning 12 months after the date of the Advance.

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This matter and the entire set of transactions related thereto was clarified in correspondence between the parties as follows:

(1)	As a means to preserve certain client relationships in connection with the attempted seamless enrollment of such clients with SHCM from XHR, and to maintain worker's compensation insurance coverage with regard to the subject employees, ShiftPixy paid certain worker's compensation premium deposits and other expenses, including miscellaneous payroll related expenses, the total of which, amounting to $374,789.24 (lines 3 + 4 on the attached Exhibit A), effectively benefitted XHR,

(2)	since ShiftPixy had agreed to pay XHR certain commissions in connection with the enrollment of such clients with SHCM, the parties elected to treat $300,000 of such expenses as an advance against the commissions to be payable from ShiftPixy to XHR (calculating from April 1, 2016, which amount has been offset to date by $100,000, representing commissions for April, May, June and July of 2016), and

(3)	the balance of the amount owing from XHR to ShiftPixy (apart from the advance against commissions), $74,789.24, may be reduced by certain offsets totaling $85,838.99 (subject to documentation requests, noted below) (line 5 on Exhibit A), leaving a net credit to XHR of $11,049.75 (apart from the advance against commissions), which sum will be separately addressed by the parties as their relationship progresses; if such credit is not otherwise applied against any other amounts owing, ShiftPixy can apply the credit against the advance.

The parties also acknowledged, and Sheila Guarderas, individually, also acknowledged , that (a) ShiftPixy has paid to Sheila Guarderas the sum of $15,000 as a "referral fee" associated with the enrollment of clients with ShiftPixy, and (b) such $15,000 fee is considered to be a credit to ShiftPixy for purposes of this document such that the $11,049.75 amount noted above, due to XHR by ShiftPixy, is hereby adjusted to a credit due to ShiftPixy by XHR in the amount of $3,950.25.

The parties also acknowledged that ShiftPixy has requested supporting documentation in the nature of fixed asset schedules for the following expense items, and the same will be considered open pending ShiftPixy's receipt and acknowledgement of documentation supporting the same: Invoice or purchase document for pressure seal machine and 2 check printers (including 1 HP LaserJet).

The parties also separately acknowledged that (a) XHR needs to use the HR Pyramid software in the future for certain processing requirements, and/or XHR may request that ShiftPixy assist XHR in using the software to respond to client inquiries associated with client accounts for periods prior to 4/1/2016, and/or XHR and ShiftPixy will cooperate to secure for XHR and/or ShiftPixy, as appropriate, a right to access legacy (pre-4/1/2016) data, and (b) there are some minor open issues regarding payroll tax withholding amounts in connection with payrolls processed by XHR for ShiftPixy, which amounts have not yet been fully reconciled, and the same are accordingly considered to be an open issue between the parties until finally resolved.

As a final matter, Sheila Guarderas, individually, and Chestnut Investors, LLC, a California limited liability company, acknowledged that ShiftPixy paid two $5,000 rent payments (for the months of April and May of 2016) to Sheila Guarderas; such payments should have been paid to Chestnut Investors, LLC, as the actual landlord of the property leased. Sheila Guarderas, as a member of Chestnut Investors, LLC, agrees to apply such payments to Chestnut Investors, LLC, and Chestnut Investors, LLC, agrees that the rent for such months has been paid in full.

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Exhibit A is as follows:

Exhibit A

4/1/2016 ShiftPixy Client Payroll	$173,481.76	ShiftPixy posted 4/1 payroll through XHR BOW Account.
4/1/2016 Wire to ShiftPixy	$(100,000.00)	For ShiftPixy 4/1 client payments received at XHR
4/1/2016 Net Due to ShiftPixy	$73,481.76

4/19/2016 ShiftPixy wire to Prosight	$99,243.68	Wire for XHR WC Premiums due to Prosight
5/10/2016 ShiftPixy wire in to XHR	$200,000.00	Workers Compensation and Invoice Payment
4/25/2016 Shiftable Payroll Inv	$11,431.33	Inv 201633
4/26/2016 Payroll Wire to Shiftable	$(11,431.33)	Inv 201633
5/19/2016 Shiftable Vac/Holiday Club	$7,405.20	e mail
5/19/2016 Wire for Vac/Hol Club	$(7,405.20)	e mail
5/10/2016 Shiftable Payroll Inv	$7,221.01	Inv 201634
5/10/2016 Payroll Wire to Shiftable	$(7,221.01)	Inv 201634
5/25/2016 Shiftable Payroll Inv	$14,538.36	Inv 201635
5/25/2016 Payroll Wire to Shiftable	$(14,538.36)	Inv 201635
Other Items	$299,243.68

Total Agreed Upon Items	$372,725.44	Confirming e mail received by ShiftPixy 6/3/2016

Invoice from ShiftPixy
5/10/2016 Inv from ShiftPixy	$4,127.60	HRP Prorated fees June August 2016 (2 seats)
Credit only need 1 seat	$(2,063.80)	XHR only needs 1 seat.

Due to ShiftPixy	$2,063.80

Invoices to ShiftPixy
5/10/2016 Equipment Purchase	$(500.00)	Shiftable owes XHR
4/1/2016 HRP Subscription Fees	$(18,886.27)	Prorated
4/1/2016 HRP License Fee	$(16,236.69)	Prorated
5/23/2016 Pressure Seal Checks	$(340.11)	1.000 per box 7 2/3 boxes left
5/23/2016 MICR Toner	$(420.12)	$389+ 8% tax =$420.12
5/23/2016 Deposit Bal on WC Policies	$(36,567.30)	Prorated
4/30/2016 AP Shared Expenses	$(3,112.50)
7/16/2016 Batch and Check Fees	$(9,776.00)
Due from ShiftPixy	$(85,838.99)

Net due to ShiftPixy Before BPO prepaid	$288,950.25

65

In addition, during the period from inception (June 3, 2015) to August 31, 2015, the Company paid $12,000 in professional fees under a consulting agreement with Mr. Holmes for management consulting services. During the nine-month period ended May 31, 2016, we paid $72,000 under this Agreement.

Struxurety/Mr. Absher and Mr. Holmes have each signed a waiver and release for all amounts not paid under these agreements ($24,000 each) from the period from inception (June 3, 2015) to the end of the Agreements in April 2016.

To the best of our knowledge, from inception to our initial fiscal year end on August 31, 2015, and for the six month period ended February 29, 2016, other than as set forth above, there were no material transactions, or series of similar transactions, or any currently proposed transactions, or series of similar transactions, to which we were or are to be a party, in which the amount involved exceeds $120,000, and in which any director or executive officer, or any security holder who is known by us to own of record or beneficially more than 5% of any class of our Common Stock, or any member of the immediate family of any of the foregoing persons, has an interest (other than compensation to our officers and directors in the ordinary course of business).

Statement of Policy

Our board of directors recognizes the fact that transactions with related persons present a heightened risk of conflicts of interests and/or improper valuation (or the perception thereof). Prior to one year from the date of listing on NASDAQ, our board of directors will adopt a written policy on transactions with related persons in conformity with the requirements for issuers having publicly held common stock listed on the NASDAQ Capital Market. Under the policy any related-person transaction, and any material amendment or modification of a related-person transaction, will be required to be reviewed and approved or ratified by a committee of the board of directors composed solely of independent directors who are disinterested, or by the disinterested members of the board of directors and any employment relationship or transaction involving an executive officer and any related compensation will be required to be recommended by the Compensation Committee to the board of directors for its approval.

In connection with the review and approval or ratification of a related-person transaction:

•

the management must disclose to the audit committee or another independent body of the board of directors, as applicable, the name of the related person and the basis on which the person is a related person, the material terms of the related-person transaction, including the approximate dollar value of the amount involved in the transaction, and all the material facts as to the related person's direct or indirect interest in, or relationship to, the related-person transaction;

•

the management must advise the audit committee or another independent body of the board of directors, as applicable, whether the related-person transaction complies with the terms of our agreements governing any material outstanding indebtedness that limit or restrict our ability to enter into a related-person transaction;

•

the management must advise the audit committee or another independent body of the board of directors, as applicable, whether the related-person transaction will be required to be disclosed in our applicable filings under the Securities Act or the Exchange Act and related rules, and, to the extent required to be disclosed, management must ensure that the related-person transaction is disclosed in accordance with such Acts and related rules; and

•

management must advise the audit committee or another independent body of the board of directors, as applicable, whether the related-person transaction constitutes a "personal loan" for purposes of Section 402 of the Sarbanes-Oxley Act.

In addition, the related-person transaction policy will provide that the audit committee or another independent body of the board of directors, as applicable, must consider whether any approval or ratification of a related-person transaction involving a non-employee director or director nominee would compromise the director or director nominee's status as an "independent", "outside", or "non-employee" director, as applicable, under the rules and regulations of the SEC, the NASDAQ Capital Market and the Internal Revenue Code.

66

Market for Common Equity and Related Stockholder Matters

Market Information

We have applied to the NASDAQ Capital Market ("NASDAQ") to list shares of our common under the symbol "PIXY." In order to meet one of the requirements for listing our common stock on NASDAQ, the Underwriters intend to sell lots of 100 or more shares to a minimum of 300 beneficial holders. We expect trading to commence following the Qualification of this offering, assuming we have sold more than the minimum amount of shares being offered and the SEC has declared effective our filing on Form 8-A in order to register our shares under the Exchange Act.

Options, Warrants, Convertible Securities

Except as set forth in “Description of Securities,” there are no options, warrants or convertible securities outstanding.

Penny Stock Considerations

Our shares will not be "penny stocks" as that term is generally defined in the Securities Exchange Act of 1934 to mean equity securities with a price of less than $5.00. Our shares thus will not be subject to rules that impose sales practice and disclosure requirements on broker-dealers who engage in certain transactions involving a penny stock unless they trade at a price lower than $5.00 per share.

Shares Eligible for Future Resale: Sales of our Common Stock Under Rule 144.

Once this offering circular is qualified, the shares of our common stock being offered hereunder will be freely tradable without restrictions under the Securities Act of 1933, except for any shares held by our "affiliates," which will be restricted by the resale limitations of Rule 144 under the Securities Act of 1933.

There are currently 1,213,800 shares of our common stock held by non-affiliates and 25,000,000 shares held by affiliates that Rule 144 of the Securities Act of 1933 defines as restricted securities that can only be resold if the conditions of Rule 144 are met. In general, persons holding restricted securities, including affiliates, must hold their shares for a period of at least six months, may not sell more than one percent of the total issued and outstanding shares in any 90-day period, and must resell the shares in an unsolicited brokerage transaction at the market price. However, Rule 144 will only be available for resale in the 90 days after the Company files its semi-annual reports on Form 1-SA and annual reports on Form 1-K, unless the Company voluntarily files interim quarterly reports on Form 1-U, which the Company has not yet decided to do. The availability for sale of substantial amounts of common stock under Rule 144 could reduce prevailing market prices for our securities.

Holders

As of the date of this registration statement, we had approximately 43 shareholders of record of our common stock.

Dividend Policy

We have not declared any cash dividends on our common stock since our inception and do not anticipate paying such dividends in the foreseeable future. We plan to retain any future earnings for use in our business. Any decisions as to future payments of dividends will depend on our earnings and financial position and such other facts, as the Board of Directors deems relevant.

Reports to Shareholders

As a result of this offering, we will become subject to the information and reporting requirements of an issuer under Regulation A. When we file to have our securities qualified under the Securities Exchange Act of 1934 by filing a Form 8-A and having that Form declared effective, we will file periodic reports, proxy statements, and other information with the Securities and Exchange Commission. We will voluntarily send an annual report to shareholders containing audited financial statements.

Where You Can Find Additional Information

We have filed with the Securities and Exchange Commission an Offering Circular on Form 1-A. For further information about us and the shares of common stock to be sold in the offering, please refer to the Offering Circular and the exhibits and schedules thereto. The Offering Circular and exhibits may be inspected, without charge, and copies may be obtained at prescribed rates, at the SEC's Public Reference Room at 100 F St., N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The Offering Circular and other information filed with the SEC are also available at the web site maintained by the SEC at http://www.sec.gov.

67

INDEX TO FINANCIAL STATEMENTS

SHIFTPIXY, INC.

F-1

PRITCHETT, SILER & HARDY, P.C.

CERTIFIED PUBLIC ACCOUNTANTS

A PROFESSIONAL CORPORATION

1438 NORTH HIGHWAY 89, SUITE 130

FARMINGTON, UTAH 84025

_______________

(801) 447-9572 FAX (801) 447-9578

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders

ShiftPixy Inc.

Irvine, CA

We have audited the accompanying balance sheet of ShiftPixy Inc. (the Company) as of August 31, 2015, and the related statements of operations, stockholders' equity, and cash flows from inception (June 3, 2015) to August 31, 2015. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of ShiftPixy Inc. as August 31, 2015 and the results of its operations and cash flows from inception (June 3, 2015) to August 31, 2015, in conformity with generally accepted accounting principles in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements the Company has suffered recurring losses from operations, and has minimal working capital which raises substantial doubt about its ability to continue as a going concern. Management's plan in regard to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Pritchett, Siler & Hardy, P.C.

Farmington, Utah

May 25, 2016, except for Note 7, for which the date is October 14, 2016

F-2

ShiftPixy Inc.
Balance Sheet
As of August 31, 2015

August 31, 2015
ASSETS
Current Assets
Cash and equivalents	$103,650
Prepaid expenses	16,129
Total Current Assets	119,779
TOTAL ASSETS	$119,779

LIABILITIES AND EQUITY
Liabilities
Current Liabilities
Accounts Payable	$6,549
Total Current Liabilities	6,549
Total Liabilities	6,549
Stockholders' Equity
Common stock, authorized 750,000,000 shares; $0.0001 par value; 25,277,500 shares issued and outstanding as of August 31, 2015	2,528
Additional paid in capital	157,512
Stock subscription receivable	(5,040)
Accumulated Deficit	(41,770)
Total Stockholders' Equity	113,230
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$119,779

The accompanying notes are an integral part of these audited financial statements.

F-3

ShiftPixy Inc.
Statement of Operations

From Inception (June 3, 2015) through August 31, 2015
Revenue	$67,549
Cost of Goods Sold	61,500
Gross Profit	6,049
Expenses
Professional Fees	26,520
Other General and Administrative Expenses	21,299
Total Operating Expenses	47,819

(Loss) before income tax	(41,770)

Provision for income tax	-

Net (loss)	$(41,770)

Weighted average number of shares outstanding	24,110,852
Basic and Diluted loss per share	(0.00)*

___________

* denotes a loss of less than $(0.01).

The accompanying notes are an integral part of these audited financial statements.

F-4

ShiftPixy Inc.

Statement of Changes in Stockholders' Equity

From inception (June 3, 2015) to August 31, 2015

	Common stock		Paid-in	Stock		Total
	Number of Shares	Par Value ($0.0001)	capital in excess of par	subscription receivable	Accumulated Deficit	stockholders' equity
Balances, June 3, 2015 (Inception	-	$-	$-	$-	$-	$-
Founders shares issued	25,200,000	2,520	2,520	(5,040)	-	-
Shares issued for cash and warrants	77,500	8	154,992	-	-	155,000
Net income					(41,770)	(41,770)
Balance on August 31, 2015	25,277,500	$2,528	$157,512	$(5,040)	$(41,770)	$113,230

The accompanying notes are an integral part of these audited financial statements.

F-5

ShiftPixy Inc.
Statement of Cash Flows

From Inception (June 3, 2015) through August 31, 2015
OPERATING ACTIVITIES
Net Income	$(41,770)
Adjustments to reconcile Net Income to Net Cash provided by operations:
Changes in Operating Assets and Liabilities
(Increase) in Prepaid expense	(16,129)
Accounts Payable	6,549
Net cash (used in) operating activities	(51,350)
FINANCING ACTIVITIES
Proceeds from issuance of common stock with warrants	155,000
Net cash provided by financing activities	155,000
Net cash increase for period	103,650
Cash at beginning of period	-
Cash at end of period	$103,650

SUPPLEMENTAL CASH FLOW INFORMATION
Interest paid	$-
Income taxes paid	$-

NON-CASH INVESTING AND FINANCING ACTIVITIES
Founders' shares issued for stock subscription receivables	$5,040

The accompanying notes are an integral part of these audited financial statements.

F-6

ShiftPixy. Inc.

Notes to the Audited Financial Statements

For the Period from June 3, 2015 (Inception) to August 31, 2015

Note 1: Nature of operations

ShiftPixy. Inc (the "Company") was incorporated in the State of Wyoming on June 3, 2015. The Company is a specialized staffing service provider that contracts to provide workers primarily for part-time shift work clients with large contingent part-time workforce demands, primarily in the restaurant, hospitality and maintenance service trades. The Company's initial focus is on the restaurant industry in Southern California.

The Company also provides a "back office" human capital management platform for primary employee related duties including payroll, benefits and all regulatory administration and the containment of its risk.

Note 2: Summary of significant accounting policies

Basis of Presentation

The Financial Statements of the Company are prepared in conformity with accounting principles generally accepted in the United States of America ("GAAP") and the rules of the Securities and Exchange Commission ("SEC").

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and cash equivalents

The Company considers all highly liquid investments with an original maturity of three months or less as cash equivalents. The Company maintains cash with a commercial bank. The deposits are made with a reputable financial institution and the Company does not anticipate realizing any losses from these deposits.

Revenue Recognition

The Company follows paragraph 605-10-S99-1 of the FASB Accounting Standards Codification for revenue recognition. The Company will recognize revenue when it is realized or realizable and earned. The Company considers revenue realized or realizable and earned when all of the following criteria are met: (i) persuasive evidence of an arrangement exists, (ii) the product has been shipped or the services have been rendered to the customer, (iii) the sales price is fixed or determinable, and (iv) collectability is reasonably assured.

The Company derives its revenues from providing a human capital management platform for primarily employee related duties including payroll, benefits, all regulatory administration and regulatory risk containment. Revenues comprise 1) admin fees and delivery fees which are the fees charged to clients for providing payroll processing and temporary staffing services, and 2) gross wages which are the wages paid by ShiftPixy and collected from the clients. 3) Workers' compensation premiums collected from clients. For the fiscal year ending August 31, 2015 admin fees are reported on a net basis after accounting for processing fees paid by ShiftPixy. For the gross wages paid to client employees, the Company has concluded that gross reporting is appropriate because the company bears the risk for services that are not fully paid for by customers. Adjustments for garnishments, advances paid to employees by clients are reduced from the gross wages billed to ShiftPixy clients. For the payroll processing services provided through the company's platform; ShiftPixy recognizes revenues after a payroll is processed for the client. ShiftPixy recognizes revenues on workers' compensation insurance services as clients are invoiced for the workers' compensation payments.

During the period from inception (June 3, 2015) through August 31, 2015, all of the Company's revenues came from one customer located in Southern California.

F-7

Income tax

The Company accounts for income taxes pursuant to FASB ASC 740, "Income Taxes". Under FASB ASC 740 deferred income taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss carryforwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. The provision for income taxes represents the tax expense for the period, if any, and the change during the period in deferred tax assets and liabilities. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

FASB ASC 740 also provides criteria for the recognition, measurement, presentation and disclosure of uncertain tax positions. Under FASB ASC 740, the impact of an uncertain tax position on the income tax return may only be recognized at the largest amount that is more-likely-than-not to be sustained upon audit by the relevant taxing authority. At December 31, 2015 and 2014, there were no unrecognized tax benefits.

Net income (loss) per share

The Company utilizes FASB ASC 260, "Earnings per Share." Basic earnings per share is computed by dividing earnings (loss) attributable to common stockholders by the weighted-average number of common shares outstanding during the reporting period. Diluted earnings per share is computed similar to basic earnings per share except that the denominator is increased to include additional common share equivalents available upon exercise of stock options and warrants using the treasury stock method. Dilutive common share equivalents include the dilutive effect of in-the-money share equivalents, which are calculated based on the average share price for each period using the treasury stock method, excluding any common share equivalents if their effect would be anti-dilutive for the years ended December 31, 2015 and 2014, there were no potentially dilutive shares.

Cost of services:

Direct costs consist of payroll, payroll taxes, payroll processing and workers' compensation costs for the Client employees. Costs of workers' compensation are recognized as payments on the workers' compensation are made.

Note 3: Going Concern

These financial statements have been prepared in accordance with generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business. The Company's ability to continue as a going concern is contingent upon its ability to achieve and maintain profitable operations, and the Company's ability to raise additional capital as required. During the period from inception (June 3, 2015) to August 31, 2015, the Company incurred operating losses of $41,770, and utilized $51,350 in operating cash flows.

These conditions raise substantial doubt about the Company's ability to continue as a going concern. These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might result from this uncertainty.

F-8

Note 4: Related parties

Scott Absher, CEO and COO of ShiftPixy is also the Principal at Struxurety, a consulting company. Scott Absher draws a monthly retainer from ShiftPixy for his role in the early stage work completed for ShiftPixy. Scott Absher will transition to being a ShiftPixy employee when this consulting agreement with Struxurety terminates. During the period from inception (June 3, 2015) to August 31, 2015, the Company incurred $12,000 in professional fees.

J. Stephan Holmes, an advisor to and significant shareholder of ShiftPixy, is also the COO at XcelerateHR, a company that provides payroll processing services to ShiftPixy. All balances with related parties are current.

During the period from inception (June 3, 2015) to August 31, 2015, the Company incurred $12,000 in professional fees from J. Stephan Holmes, a significant shareholder, for management consulting services.

Note 5: Stockholders' Equity

The Company was incorporated on June 3, 2015 at which time the Company authorized 750,000,000 shares of common stock with $.0001 par value.

Common shares

On June 3, 2015, the Company issued 25,200,000 founders shares at a purchase price of $0.0002 per share as adjusted for split, with $0.0001 allocated to par value and $0.0001 allocated to premium.

From July 30, 2015 to August 31, 2015, the Company sold 77,500 shares of common stock at $2 per share. Each share includes one warrant to purchase a share of common stock at an exercise price of $2 per share expiring one year from the subscription date, and a warrant to purchase a share of common stock at an exercise price of $3 per share expiring two years from the subscription date.

Warrants issued

From July 30, 2015 to August 31, 2015, the Company sold 77,500 shares of common stock to new investors which included one warrant to purchase a share of common stock at an exercise price of $2 per share expiring one year from the subscription date, and a warrant to purchase a share of common stock at an exercise price of $3 per share expiring two years from the subscription date.

F-9

The following tables summarize our share warrants outstanding from June 3, 2015 to August 31, 2015:

	From Inception (June 3, 2015) through August 31, 2015
	Number of shares	Weighted average remaining life (years)	Weighted average exercise price
Warrants outstanding, June 3, 2015	-	-	-
Issued	155,000	1.4	$2.50
(Exercised)	-	-	--
(Cancelled)	-	-	-
(Expired)	-	-	-
Warrants outstanding, August 31, 2015	155,000	1.4	$2.50
Warrants exercisable, August 31, 2015	155,000	1.4	$2.50

The following table summarizes information about warrants outstanding as of August 31, 2015:

Exercise price	Warrants Outstanding	Weighted average life of outstanding warrants in years
$2.00	77,500	0.9
$3.00	77,500	1.9
$2.50	155,000	1.4

All warrants issued in the period ended August 31, 2015 were issued in conjunction with common shares. Total proceeds were allocated entirely to the shares as warrant fair values were deemed nominal. Significant assumptions utilized in determining the fair value of the warrants included a volatility rate of 20% to 22%, estimated term of the warrants, a risk-free interest rate of 0.33% to 0.69% and a dividend yield of 0%. The Company has not established a historic volatility rate, and management has reviewed volatility rates for a number of companies with similar operations to arrive at an estimated volatility rate for each warrant. The term of the warrants was assumed to range from one to two years, which is the contractual term of the warrants. The risk-free interest rate was determined utilizing the treasury rate with a maturity equal to the estimated term of the warrants. Finally, management assumed a zero forfeiture rate as the warrants granted were fully-vested upon purchase.

Note 6: Income tax

Current income taxes are based upon the year's income taxable for federal and state tax reporting purposes. Deferred income taxes (benefits) are provided for certain income and expenses, which are recognized in different periods for tax and financial reporting purposes.

Deferred tax assets and liabilities are computed for differences between the financial statements and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the period in which the differences are expected to affect taxable income. The Company's deferred income taxes arise from the temporary differences between financial statement and income tax recognition of net operating losses. These loss carryovers would be limited under the Internal Revenue Code should a significant change in ownership occur within a three year period.

F-10

As of August 31, 2015, the Company had net operating loss carryforwards of approximately $41,770 which begin to expire in 2029. The deferred tax assets arising from the net operating loss carryforwards are approximately $6,266 as of August 31, 2015. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, the projected future taxable income and tax planning strategies in making this assessment. Based on management's analysis, they concluded not to retain a deferred tax asset since it is uncertain whether the Company can utilize this asset in future periods. Therefore, they have established a full reserve against this asset. The change in the valuation allowance in 2015 and 2014 was approximately $6,266.

A reconciliation of the expected tax computed at the U.S. statutory federal income tax rate to the total benefit for income taxes at August 31, 2015 is as follows:

2015
Expected tax at 15%	$(6,266)
Change in valuation allowance	6,266
Provision for income taxes	$-

The Company's continuing practice is to recognize interest and/or penalties related to income tax matters in income tax expense. As of August 31, 2015, the Company had no accrued interest and penalties related to uncertain tax positions.

The Company is subject to taxation in the U.S. Our tax years for 2015 and forward are subject to examination by tax authorities. The Company is not currently under examination by any tax authority.

Management has evaluated tax positions in accordance with FASB ASC 740, and has not identified any tax positions, other than those discussed above, that require disclosure.

Note 7: Subsequent events:

From November 2015 to May 2016, the Company sold 936,300 shares of common stock at $2 per share. Each share includes one warrant to purchase a share of common stock at an exercise price of $2 per share expiring one year from the subscription date, and a warrant to purchase a share of common stock at an exercise price of $3 per share expiring two years from the subscription date.

From January 20, 2016 to May 15, 2016, we received stock receivable proceeds for 25,200,000 shares issued to our founders at inception.

In January 2016, the board of directors authorized 50,000,000 shares of preferred stock, $0.0001 par value. Scott Absher and J. Stephan Holmes were both issued an option to purchase 25,000,000 shares of preferred stock each.

The Board of Directors of ShiftPixy, Inc., on October 11, 2016, declared a 1 for 2 reverse securities split, to become effective on October 12, 2016. The exercise prices of the warrants, $2.00 and $3.00, are not affected by the reverse securities split. The stock split was retroactively reflected in these financial statements.

Management was evaluated subsequent events pursuant to the requirements of ASC Topic 855 and has determined that other than listed above, no other subsequent events exist through the date of this filing.

F-11

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

SHIFTPIXY, INC.

F-12

ShiftPixy Inc.
Consolidated Balance Sheet (Unaudited)
As of May 31, 2016

	May 31, 2016	August 31, 2015
ASSETS
Current Assets
Cash and equivalents	$1,608,259	$103,650
Accounts receivable	79,038	-
Prepaid expenses	323,767	16,129

Total Current Assets	2,011,064	119,779

Fixed assets	257,566	-
Intangible assets	139,053	-
Other assets	83,732	-
TOTAL ASSETS	$2,491,415	119,779
LIABILITIES AND EQUITY
Liabilities
Current Liabilities
Accounts Payable	$976,525	$-
Accounts payable - related party	9,776	6,549
Total Current Liabilities	986,301	6,549

Total Liabilities	986,301	6,549
Stockholders' Equity
Preferred stock, 50,000,000 authorized shares; $0.0001 par value; 0 shares issued and outstanding as of May 31, 2016	-	-
Common stock, authorized 750,000,000 shares; $0.0001 par value; 26,213,800 and 25,277,500 shares issued and outstanding as of May 31, 2016 and August 31, 2015 respectively	2,622	2,528
Additional paid in capital	2,030,018	157,512
Stock subscription receivable	(110,000)	(5,040)
Accumulated Deficit	(417,526)	(41,770)
Total Stockholders' Equity	1,505,114	113,230
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$2,491,415	$119,779

The accompanying notes are an integral part of these unaudited financial statements.

F-13

ShiftPixy Inc.
Consolidated Statement of Operations (Unaudited)

For the Nine months ended May 31, 2016
Revenue	$15,607,568
Cost of Goods Sold	14,743,113
Gross Profit	864,455
Expenses
Professional Fees	406,889
Other Selling, General and Administrative Expenses	833,322
Total Operating Expenses	1,240,211

Profit (loss) before income tax	(375,756)

Provision for income tax	-

Net loss	$(375,756)

Weighted average number of shares outstanding	25,434,430
Basic and Diluted loss per share	(0.01)*

________
* Denotes a loss of less than ($0.01) per share.

The accompanying notes are an integral part of these unaudited financial statements.

F-14

ShiftPixy Inc.

Consolidated Statement of Changes in Stockholders’ Equity (Unaudited)

From September 1, 2015 to May 31, 2016

	Common stock		Paid-in capital in	Stock		Total
	Number of Shares	Par Value ($0.0001)	excess of par	subscription receivable	Accumulated Deficit	stockholders’ equity
Balances, August 31, 2015	25,277,500	$2,528	$157,512	$(5,040)	$(41,770)	$113,230
Shares issued for cash and warrants	936,300	94	1,872,506	(104,960)	-	1,767,640
Net income	-	-	-	-	(375,756)	(375,756)
Balance on May 31, 2016	26,213,800	$2,622	$2,030,018	$(110,000)	$(417,526)	$1,505,114

The accompanying notes are an integral part of these unaudited financial statements.

F-15

ShiftPixy Inc.
Consolidated Statement of Cash Flows (Unaudited)

From September 1, 2015 through May 31, 2016
OPERATING ACTIVITIES
Net Income	$(375,756)
Adjustments to reconcile Net Income to Net Cash provided by operations:
Depreciation and Amortization	12,620
Changes in Operating Assets and Liabilities
(Increase) in Accounts Receivable	(79,038)
(Increase) in Prepaid Expenses	(307,638)
(Increase) in Other Assets	(83,732)
Increase in Accounts payable	976,525
Increase in Accounts payable - related party	3,227
Net cash (used in) operating activities	146,208
INVESTING ACTIVITIES
Purchases of fixed assets	(264,170)
Purchases of intangible assets	(145,069)
Net cash (used in) investing activities	(409,239)
FINANCING ACTIVITIES
Proceeds from issuance of common stock with warrants	1,767,640
Net cash provided by financing activities	1,767,640
Net cash increase for period	1,504,609
Cash at beginning of period	103,650
Cash at end of period	$1,608,259

SUPPLEMENTAL CASH FLOW INFORMATION
Interest paid	$-
Income taxes paid	$-
Non-cash investing and financing activities
Stock subscription receivable	104,960

The accompanying notes are an integral part of these unaudited financial statements.

F-16

ShiftPixy. Inc.

Notes to the Financial Statements (Unaudited)

For the Nine months ended May 31, 2016

Note 1: Nature of operations

ShiftPixy. Inc (the “Company”) was incorporated in the State of Wyoming on June 3, 2015. The Company is a specialized staffing service provider that contracts to provide workers primarily for part-time shift work clients with large contingent part-time workforce demands, primarily in the restaurant, hospitality and maintenance service trades. The Company’s initial focus is on the restaurant industry in Southern California.

Shift Human Capital Management, Inc. (SHCM), a wholly-owned subsidiary of ShiftPixy, Inc. is incorporated in the State of Wyoming. SHCM provides worker’s compensation coverage written in the names of the clients (as may be required by some states) and otherwise in response to client needs for only administrative and processing services. SHCM performs functions in the nature of a payroll processor, human resources consultant, administrator of worker’s compensation coverages and claims, under circumstances wherein the client remains as the sole employer of the subject employees. These services are also available to businesses in all industries, not just the restaurant and hospitality industries. The company hopes that this mechanism may become a way to onboard new clients into the ShiftPixy ecosystem when eligible clients to whom we are providing these services recognize the value of the services provided by ShiftPixy, the parent.

Note 2: Summary of significant accounting policies

Basis of Presentation

The consolidated financial statements of the Company are prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”) and the rules of the Securities and Exchange Commission (“SEC”).

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Principles of Consolidation

ShiftPixy. Inc. and its subsidiaries have been consolidated in the accompanying consolidated financial statements. All intercompany balances have been eliminated.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Unaudited Interim Financial Statements

The accompanying unaudited consolidated financial statements have been prepared in accordance with U.S. GAAP for interim consolidated financial information and with the instructions to Form 10-Q and Regulation S-X. Accordingly, the consolidated financial statements do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments consisting of normal recurring entries necessary for a fair statement of the periods presented for: (a) the financial position; (b) the result of operations; and (c) cash flows, have been made in order to make the consolidated financial statements presented not misleading. The results of operations for such interim periods are not necessarily indicative of operations for a full year.

Cash and cash equivalents

The Company considers all highly liquid investments with an original maturity of three months or less as cash equivalents. The Company maintains cash with a commercial bank. The cash balances at risk as of May 31, 2016 were $1,358,259. The deposits are made with a reputable financial institution and the Company does not anticipate realizing any losses from these deposits.

Other assets

Other assets constitute of security deposit per lease agreements that ShiftPixy has signed. The security deposits will be applied towards rent per the terms of the lease agreement.

Revenue Recognition:

The Company follows paragraph 605-10-S99-1 of the FASB Accounting Standards Codification for revenue recognition. The Company will recognize revenue when it is realized or realizable and earned. The Company considers revenue realized or realizable and earned when all of the following criteria are met: (i) persuasive evidence of an arrangement exists, (ii) the product has been shipped or the services have been rendered to the customer, (iii) the sales price is fixed or determinable, and (iv) collectability is reasonably assured.

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The Company derives its revenues from providing a human capital management platform for primarily employee related duties including payroll, benefits, all regulatory administration and regulatory risk containment. Revenues comprise 1) admin fees and delivery fees, which are the fees charged to clients for providing payroll processing and temporary staffing services, and 2) gross wages which are the wages paid by ShiftPixy and collected from the clients. 3) workers compensation premiums collected from clients 4) tax arbitrage for SUTA and FUTA collected from clients from customers in contracts where ShiftPixy does not honor limits and taxes are bundled in the overall pricing. For the nine months ending May 31, 2016, admin fees are reported on a net basis after accounting for check fees and monthly maintenance paid by ShiftPixy. Batch processing fees are included in direct costs. For the gross wages paid to client employees, the Company has concluded that gross reporting is appropriate as the Company bears the risk for services that are not fully paid for by customers. Adjustments for garnishments, advances paid to employees by clients are reduced from the gross wages billed to ShiftPixy clients. For the payroll processing services provided through the company’s platform; ShiftPixy recognizes revenues after a payroll is processed for the client. ShiftPixy recognizes revenues on worker’s compensation insurance services as clients are invoiced for the workers compensation payments.

Cost of services:

Direct costs consist of payroll, payroll taxes, payroll processing and worker’s compensation costs for the Client employees. Costs of worker’s compensation are recognized as payments on the workers’ compensation are made.

Net income (loss) per share

The Company utilizes FASB ASC 260, “Earnings per Share.” Basic earnings per share is computed by dividing earnings (loss) attributable to common stockholders by the weighted-average number of common shares outstanding during the reporting period. Diluted earnings per share is computed similar to basic earnings per share except that the denominator is increased to include additional common share equivalents available upon exercise of stock options and warrants using the treasury stock method. Dilutive common share equivalents include the dilutive effect of in-the-money share equivalents, which are calculated based on the average share price for each period using the treasury stock method, excluding any common share equivalents if their effect would be anti-dilutive for the nine months ended May 31, 2016, there were no potentially dilutive shares.

Note 3: Going Concern

These financial statements have been prepared in accordance with generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business. The Company's ability to continue as a going concern is contingent upon its ability to achieve and maintain profitable operations, and the Company’s ability to raise additional capital as required. During the nine months ended May 31, 2016 the Company incurred operating losses of $375,756 and generated $146,208 in operating cash flows.

These conditions raise substantial doubt about the Company's ability to continue as a going concern. These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might result from this uncertainty.

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Note 4: Related parties

Scott Absher, CEO and COO of ShiftPixy is also the Principal at Struxurety, a consulting company. Scott Absher drew a monthly retainer from ShiftPixy for his role in the early stage work completed for ShiftPixy. Scott Absher transitioned to being a ShiftPixy employee on April 1, 2016. During the nine months ended May 31, 2016, the Company incurred $72,000 in professional fees.

J. Stephan Holmes, an advisor to and significant shareholder of ShiftPixy, was the COO at Xccelerate HR, a company that provides payroll processing services to ShiftPixy. J. Stephan Holmes resigned as the COO at Xccelerate HR on March 31, 2016. During the nine months ended May 31, 2016, the Company incurred $72,000 in such professional fees from J. Stephan Holmes for management consulting services.

ShiftPixy incurred $9,776 in batch processing and check fees to Xccelerate HR during the nine months ended May 31, 2016. The amount was due and outstanding to Xccelerate HR as of May 31, 2016.

During the nine months ended May 2016, ShiftPixy, Inc. paid $300,000 as an advance payment of future commission obligations to Xccelerate HR as an independent producer for ShiftPixy. This advance has been reduced by payments for software license transfers, worker’s compensation deposits and other charges owed by ShiftPixy to Xccelerate. The commission advance has been offset by $50,000 of commissions earned by Xccelerate HR for April and May of 2016. The remaining commissions advance balance as of May 31, 2015 was $250,000.

As a means to preserve certain client relationships in connection with the attempted seamless enrollment of such clients with Shiftable HR from Xccelerate HR, and to maintain worker’s compensation insurance coverage with regard to the subject employees, ShiftPixy paid certain worker’s compensation premium deposits and other expenses to Xccelerate HR, including miscellaneous payroll related expenses which amounted to $374,789 for the benefit of Xccelerate HR. This balance also included $73,482 of Shiftable HR receivables received at Xccelerate HR. As noted previously, ShiftPixy agreed to pay Xccelerate HR commissions in connection with the enrollment of such clients with ShiftableHR. The parties elected to treat $300,000 of the expenses ShiftPixy paid on behalf of Xccelerate HR as an advance against the commissions to be paid to Xccelerate HR.

Note 5: Stockholders’ Equity

The Company was incorporated on June 3, 2015 at which time the Company was authorized to issue 750,000,000 shares of common stock with $.0001 par value.

On January 26, 2016 the Company was authorized to issue 50,000,000 shares of Preferred Stock, $.0001 par value. As of May 31, 2016 no preferred shares were issued and outstanding.

Common shares

From September 1, 2015 to May 31, 2016, the company sold 936,300 shares of common stock at $2 per share. Each share includes one warrant to purchase a share of common stock at an exercise price of $2 per share expiring one year from the subscription date, and a warrant to purchase a share of common stock at an exercise price of $3 per share expiring two years from the subscription date.

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Warrants issued

The following tables summarize our share warrants outstanding as of May 31, 2016:

	Number of shares	Weighted average remaining life (years)	Weighted average exercise price
Warrants outstanding, September 1, 2015	155,000	1.4	$2.50
Issued	1,872,600	1.4	$2.50
(Exercised)	-	-	-
(Cancelled)	-	-	-
(Expired)	-	-	-
Warrants outstanding, May 31, 2016,	2,027,600	1.4	$2.50
Warrants exercisable, May 31, 2016,	2,027,600	1.4	$2.50

The following table summarizes information about warrants outstanding as of May 31, 2016:

Exercise price	Warrants Outstanding	Weighted average life of outstanding warrants in years
$2.00	1,013,800	1.0
$3.00	1,013,800	2.0
	2,027,600	1.5

All warrants issued in the period ended May 31, 2016 were issued in conjunction with common shares. Total proceeds were allocated entirely to the shares as warrant intrinsic values were deemed nominal.

Note 6: Subsequent events:

From May 31, 2016 to Aug 31, 2016, the Company received stock receivable proceeds of $110,000 for shares issued to investors.

In January 2016, the board of directors authorized 50,000,000 shares of preferred stock, $0.0001 par value. Scott Absher and J. Stephan Holmes were both issued an option to purchase 25,000,000 shares of preferred stock each.

The Board of Directors of ShiftPixy, Inc., on October 11, 2016, declared a 1 for 2 reverse securities split, to become effective on October 12, 2016. The exercise prices of the warrants, $2.00 and $3.00, are not affected by the reverse securities split. The stock split was retroactively reflected in these financial statements.

Management was evaluated subsequent events pursuant to the requirements of ASC Topic 855 and has determined that other than listed above, no other subsequent events exist through the date of this filing.

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CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None

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PART III—EXHIBITS

Index to Exhibits

Exhibit No.	Exhibit Description
1.1	Form of Underwriting Agreement
1.2	Revised Underwriting Agreement*
2.1	Articles of Incorporation
2.2	Bylaws
2.3	Amendment to Articles of Incorporation
2.4	Articles of Incorporation – SHCM
2.5	Bylaws – SHCM
3.1	Form of Underwriter Warrant
3.2	Principal Shareholder Option
3.3	Shareholder Warrants
3.4	Amended Principal Shareholder Option
3.5	Further Amended Principal Shareholder Option
4.1	Subscription Agreement
6.1	Form of Client Agreement
6.2	Consulting Agreement - Struxurety
6.3	Consulting Agreement - Holmes
6.4	Xccelerate Agreement Business Processing Outsource
6.5	Xccelerate Independent Sales Representative Agreement
6.6	Waiver of any Amounts Due Consulting Agreement – Struxurety
6.7	Waiver of any Amounts Due Consulting Agreement – Holmes
6.8	Agreement for HR software – Xccelerate PrismHR
6.9	Assignment of HR Software – Xccelerate ShiftPixy PrismHR
6.10	Kadima Agreement
6.11	Assignment of Kadima Agreement and other IP – Holmes
6.12	Assignment of Kadima Agreement and other IP – Absher
6.13	Letter Agreement between ShiftPixy, XccelerateHR and its Affiliates with Exhibit A
6.14	Code of Business Conduct and Ethics
8.1	Form of Escrow Agreement
11.1	Consent of Pritchett, Siler & Hardy, P.C.*
11.2	Consent of Williams Securities Law Firm, P.A. (included in Exhibit 12.1)
12.1	Opinion of Williams Securities Law Firm, P.A.
13.1	Previously Unfiled Test the Waters Materials as of Amendment 3*

__________

* filed herein

No asterisk = previously filed

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SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on November 9, 2016.

(Exact name of issuer as specified in its charter):	ShiftPixy, Inc.

By (Signature and Title):	/s/ Scott W. Absher
Chief Executive Officer (Principal Executive Officer).

This offering statement has been signed by the following persons in the capacities and on the dates indicated.

(Signature):	/s/ Scott W. Absher

(Title):	Chief Financial Officer (Principal Financial Officer, Principal Accounting Officer).

(Date):	November 9, 2016

SIGNATURES OF DIRECTOR:

/s/ Scott W. Absher	November 9, 2016
Scott W. Absher, Chairman	Date

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